4,500,000 SHARES


                    CORNERSTONE REALTY INCOME TRUST, INC.

                                COMMON SHARES

   Cornerstone Realty Income Trust, Inc. (the "Company") is a self-administered and self-managed real estate investment trust ("REIT") engaged in the management, acquisition and renovation of existing residential apartment communities in Virginia, North Carolina, South Carolina and Georgia.

   All of the Shares offered hereby (the "Shares") are being sold by the Company. To ensure that the Company maintains its qualification as a REIT, ownership by any person of the Company's Common Shares (the "Common Shares") is limited to 9.8% of outstanding Common Shares.


   All of the Company's Common Shares have been approved for listing on the New York Stock Exchange ("NYSE"), subject to official notice of issuance, under the symbol "TCR" ("The Cornerstone REIT"). Prior to this Offering, there has been no public market for the Common Shares.

   THE OFFERING INVOLVES CERTAIN RISKS AND INVESTMENT CONSIDERATIONS (SEE "RISK FACTORS," BEGINNING ON PAGE 10).


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                    PRICE              UNDERWRITING               PROCEEDS
                      TO                DISCOUNTS AND                TO
                    PUBLIC            COMMISSIONS (1)            COMPANY (2)
--------------------------------------------------------------------------------
Per Share ......    $10.50               $0.735                   $9.765
--------------------------------------------------------------------------------
Total (3) ......  $47,250,000           $3,307,500               $43,942,500
================================================================================

(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."

(2)  Before deducting estimated expenses of $798,750 payable by the Company.

(3) The Company has granted the Underwriters a 30-day option to purchase up to 675,000 additional Shares solely to cover over-allotments, if any. To the extent that the option is exercised, the Underwriters will offer the additional Shares at the Price to Public shown above. If the option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions, and Proceeds to the Company will be $54,337,500, $3,803,625 and $50,533,875, respectively. See "Underwriting."

         The Shares are offered by the several Underwriters, subject to prior sale, when, as and if delivered to and accepted by them, and subject to the right of the Underwriters to reject any order in whole or in part. It is expected that delivery of the Shares will be made at the offices of Alex. Brown & Sons Incorporated, Baltimore, Maryland, on or about April 23, 1997.


ALEX. BROWN & SONS
   INCORPORATED

              BRANCH, CABELL & CO.

                        FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                                                         INTERSTATE/JOHNSON LANE
                                                               CORPORATION

                  THE DATE OF THIS PROSPECTUS IS APRIL 18, 1997

   CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON SHARES. SUCH TRANSACTIONS MAY INCLUDE THE PURCHASE OF COMMON SHARES PRIOR TO PRICING OF THE OFFERING FOR THE PURPOSE OF MAINTAINING THE PRICE OF THE COMMON SHARES, THE PURCHASE OF COMMON SHARES FOLLOWING THE PRICING OF THIS OFFERING TO COVER A SYNDICATE SHORT POSITION IN THE COMMON SHARES OR FOR THE PURPOSE OF MAINTAINING THE PRICE OF THE COMMON SHARES, AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                              PROSPECTUS SUMMARY


   The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto and pro forma financial statements appearing elsewhere in, or incorporated by reference into, this Prospectus. The offering by the Company of the 4,500,000 Shares pursuant to this Prospectus is referred to herein as the "Offering." "Offering Price" means $10.50 per Share. Except as otherwise specified, all information in this Prospectus assumes no exercise of the Underwriters' over-allotment option. See "Underwriting."

                                 THE COMPANY

   Cornerstone Realty Income Trust, Inc. (the "Company"), a self-administered and self-managed equity REIT headquartered in Richmond, Virginia, is a fully integrated real estate organization with expertise in the management, acquisition and renovation of apartment communities. The Company focuses on the ownership of apartment communities located in growing markets in Virginia, North Carolina, South Carolina and Georgia. On February 28, 1997, the Company owned 42 apartment communities (the "Properties") comprising 9,613 apartment units with an aggregate economic occupancy of 91% and an average monthly rent of $556 per unit as compared to February 28, 1996, when the Company owned 20 Properties comprising 4,565 apartment units with an aggregate economic occupancy of 88% and an average monthly rent of $510 per unit. The Company's strategy is to own apartment communities that cater to tenants with incomes equal to 90% to 115% of the average local household income.

   The Company maintains an intense focus on the operations of its Properties to generate consistent, sustained growth in net operating income, which it believes is the key to growing funds from operations per Common Share. Net operating income growth is evidenced by the 1996 operating performance of the nine Properties that the Company owned during all of 1995 and 1996 (the "Initial Properties"). For the year ended December 31, 1996 as compared to the year ended December 31, 1995, the Initial Properties achieved 8.8% growth in net operating income.

   The Company's objective is to increase distributable cash flow and Common Share value by:

     o Increasing rental rates, maintaining high economic occupancy rates, and controlling costs at the Properties

     o Acquiring additional properties at attractive prices that provide the opportunity to improve operating performance through the application of the Company's management, marketing, and renovation programs

   The Company has six regional property management offices, located in Blacksburg and Virginia Beach, Virginia; Raleigh, Charlotte and Wilmington, North Carolina; and Columbia, South Carolina. The Company currently has approximately 300 employees, including specialists in acquisition, management, marketing, leasing, development, accounting and information systems. The Company's executive officers have substantial experience with apartment properties, having been responsible for the management, acquisition and renovation of more than 20,000 apartment units over the last 24 years using the strategies and techniques described below.

   Glade M. Knight, the Company's Chairman and Chief Executive Officer, currently owns approximately 4% of the outstanding Common Shares. Collectively, the officers and directors of the Company currently own approximately 5% of the outstanding Common Shares.

GROWTH THROUGH MANAGEMENT AND LEASING

   The Company plans to grow net operating income through active property management, which includes keeping rental rates at or above market levels, maintaining high economic occupancy through tenant retention, creating a property identity and effectively marketing each property, and controlling operating expenses at the property level. The Company's commitment to growth is evidenced by the 22% increase in net operating income at the 19 Properties acquired before January 1, 1996 for the one-year periods ending on the respective dates of acquisition compared to the one-year period ending December 31, 1996.

   Management develops the overall management and leasing strategy, including goals and budgets, for each Property. In order to achieve each Property's objectives, management delegates significant decision-making responsibility to regional and on-site employees, thereby instilling in its employees a sense of ownership of their Property. Management believes that this strategy is an effective way to maximize each Property's potential. In order to achieve desired results, the Company emphasizes training for its on-site employees as well as raising rents to be at or above the market for comparable properties. The Company also ties on-site employees' bonuses to both net operating income targets established for their respective Properties and the Company's overall financial performance.

   Management believes that tenant retention is critical to generating net operating income growth. Tenant retention maintains or increases economic occupancy and minimizes the costs associated with preparing apartments for new occupants. The Company employs one person at each Property who has a primary focus on tenant retention. The tenant retention specialist's objective is to make tenants feel at home in the community through personal attention, which includes organizing social functions and activities as well as responding promptly to any tenant problems that may arise in conjunction with the apartment or community. The Company's philosophy is to market its Properties continually to existing tenants in order to achieve a low turnover rate. The Company believes that the turnover rate at its Properties is below the average turnover rate for comparable apartment communities.

   The Company seeks to create a unique identity for each Property by emphasizing curb appeal, signage, and attractive common area facilities such as clubhouses and swimming pools. The Company has upgraded or renovated many of the Properties' common area facilities after acquisition. Each Property is marketed as a "Cornerstone Community" but typically has an individual Property name tied to a local theme. Each Property has a dedicated on-site marketing person whose responsibility is to position and market the Property within the local community through such activities as media advertising, on-site promotional events and personal calls to local businesses.

   Operating expenses are controlled at each Property by setting budgets at the corporate level and requiring that any expense over budget at a Property be approved by management. Purchase discounts are sought at both the corporate level and locally in those areas where the Company has a significant presence. All contracts for goods and services are re-bid annually to ensure competitive pricing. The Company has a preventive maintenance program and the ability to perform work using in-house personnel which helps the Company to reduce expenses at the Properties. For example, the maintenance manager at each Property is qualified to perform HVAC and plumbing work which otherwise would be contracted outside the Company.


   An example of the success of the Company's active management strategy is the Tradewinds Apartments in Hampton, Virginia. Upon acquisition, the Company's goal was to increase net operating income by: (i) raising rents to prevailing market rates; (ii) increasing economic occupancy; and (iii) reducing operating expenses. The Company re-oriented the tenant mix toward private sector tenants by reducing the Property's reliance on military personnel as tenants, improved tenant screening, reduced on-site management personnel, implemented a program of preventive maintenance, and changed the Property's marketing from newspapers to apartment guides. The result was an increase in net operating income to approximately $1,214,000 from approximately $968,000 (25.4%) over the first twelve months. The increase was the result of a 3% rental increase, an 8% increase in economic occupancy, and a 9% decrease in operating expenses.

GROWTH THROUGH ACQUISITIONS, RENOVATIONS AND EXPANSION

   The Company also plans to generate growth in net operating income through acquisitions by: (i) acquiring under-performing assets at less than replacement cost; (ii) correcting operational problems; (iii) making selected renovations;
(iv) increasing economic occupancy; (v) raising rental rates;

(vi) implementing cost controls; and (vii) providing enhanced property and centralized management. In markets that it targets for acquisition opportunities, the Company attempts to gain a significant local presence in order to achieve operating efficiencies. In analyzing acquisition opportunities, the Company considers acquisitions of property portfolios as well as individual properties.


   The Company has obtained a $100 million unsecured line of credit (the "Unsecured Line of Credit") to fund property acquisitions. On March 31, 1997, the Company had approximately $87.4 million outstanding under the Unsecured Line of Credit and expects to have approximately $44.3 million outstanding after the closing of the Offering. As of March 31, 1997, the Company had no secured indebtedness and will have no secured indebtedness following the Offering. After giving effect to the use of proceeds from the Offering, the Company will have approximately $54.0 million of total indebtedness outstanding, which is approximately 13.2% of the Company's Total Market Capitalization (as defined herein).

   The Company believes it will be able to purchase properties at less than replacement cost because of the presence of deferred maintenance, management neglect, or prior owner's financial distress. Upon acquisition, the Company seeks to improve both operating results and property identity through a 24-month renovation policy which includes selective renovations such as new roofs, new exterior siding, exterior painting, clubhouse renovation and construction, and interior refurbishment. The Company has invested in renovations to its Properties approximately $19.0 million on 36 communities in 1996, approximately $7.1 million on 16 communities in 1995 and approximately $6.1 million on eight communities in 1994. Approximately $8.0 million of additional capital improvements on the Properties are budgeted for 1997. To date, these actions have permitted the Company to increase rental rates and improve economic occupancy rates at the Properties.

   Because the Company has grown and plans to grow through property acquisitions, management has created a system establishing "Takeover Teams" to provide immediate transitional management and leasing services to newly-acquired properties and to implement quickly the Company's operations and policies. A Takeover Team consists of senior property management personnel as well as marketing and maintenance specialists from other communities owned by the Company. The Takeover Team remains at a property until the Company's management and leasing programs have been installed and the new on-site team is fully operational. Typically, this process takes two to four weeks to complete.

   An  example  of the  Company's  acquisition  strategy  is the  Chase  Mooring
Apartments, a 224-unit apartment community located in Wilmington, North Carolina. This community was purchased in August 1994 for $3,594,000, or $16,045 per apartment unit. Although the community is well located, the Property lacked curb appeal, did not have a clubhouse, and had been managed and maintained on a marginal basis by the original owner. After acquiring the Property, the Company spent approximately $1.2 million, or $5,414 per unit, on various renovations, including the addition of a clubhouse and rental center that has become the focus of the Property's community activity. At acquisition, the average monthly rent at the Property was $382 per apartment unit. As of December 1996, the average monthly rent at the Property was $513 per unit, representing an average annual increase of 14.2%. See "Risk Factors -- Rapid Growth."

   If  sufficient  tenant  demand  exists and suitable  land is  available,  the
Company may construct additional apartment units ("Expansion Units") on land adjacent to properties it owns. The Company believes that its successful experience with large-scale property renovation will also permit strategic and cost-effective property expansion. It is the Company's policy to acquire Expansion Units on a "turn-key" basis from a third party contractor, thereby minimizing the risks normally associated with development and lease-up. Currently, the Company has planned expansion projects for two existing
Properties: Glen Eagles and The Meadows. The Company does not have interests in any land adjacent to any other Properties it now owns, but may acquire land or options to acquire land of this type adjacent to other properties it may acquire in the future.

RECENT DEVELOPMENTS


   In March 1997, the Company purchased the Paces Arbor Apartments, a 101-unit apartment complex, and the Paces Forest Apartments, a 117-unit apartment complex, both located near Raleigh, North Carolina. Both properties were built in 1986, and the combined purchase price was $12,061,700, which the Company borrowed under the Unsecured Line of Credit. The average unit size for Paces Arbor and Paces Forest is 899 square feet and 883 square feet, respectively. The average rent per month and economic occupancy for March 1997 were $678 and 96% for Paces Arbor and $704 and 94% for Paces Forest.


APPLE RESIDENTIAL INCOME TRUST

   In August 1996, Mr. Knight organized Apple Residential Income Trust, Inc. ("Apple") for the purpose of acquiring apartment communities in Texas. Apple plans to elect to be taxed as a REIT. Mr. Knight is Apple's Chairman and Chief Executive Officer. Mr. Knight formed Apple as a separate corporation in an attempt to insulate the Company from the risks associated with a start-up company. The Company will participate in Apple's growth through the Company's direct or indirect receipt of acquisition, disposition, management and advisory fees, ownership of Apple common shares and possible future acquisition of Apple. The Company will provide advisory, property management and brokerage services to Apple in exchange for fees and expense reimbursements. As of February 28, 1997, Apple had raised approximately $39.6 million in gross proceeds in an ongoing best-efforts equity offering and had acquired four properties in the Dallas, Texas area.

   The Company has a continuing right to own up to 9.8% of the common shares of Apple. The Company has committed to purchase at or before the closing of the Offering sufficient common shares of Apple so that it will own approximately 9.5% of the total common shares of Apple outstanding as of March 1, 1997. Thereafter, the Company intends, if the board of directors of the Company determines it is in the best interest of the Company and its shareholders, to purchase additional common shares of Apple at the end of each calendar quarter so as to maintain its ownership of approximately 9.5% of the outstanding common shares of Apple.

   The Company also has a right of first refusal to purchase the properties and business of Apple. In addition, by the end of 1997, the Company will evaluate the acquisition of Apple, and if the board of directors of the Company determines it is in the best interests of the Company and its shareholders, offer to acquire Apple or its assets. Any decision to combine the Company and Apple can be made only by the respective boards of directors, and depending on the structure of the transaction, the respective shareholders, of the two companies. It is the current intent of Mr. Knight and the board of directors of the Company to seek to acquire Apple and expand the geographic diversity and size of the Company's portfolio of properties if the board of directors of the Company determines such an acquisition is in the best interests of the Company.

                                DISTRIBUTIONS

   In January 1997, the Company increased its quarterly distribution to $0.25 per Common Share, which is equivalent to $1.00 per Common Share on an annualized basis.

                                 THE OFFERING

Shares offered hereby ........................  4,500,000 Common Shares

Common Shares to be outstanding after the
  Offering....................................  33,880,385 Common Shares(1)

Use of proceeds...............................  The net proceeds will be used to repay indebtedness.
Proposed NYSE symbol..........................  TCR ("The Cornerstone REIT")

----------

(1) Includes 700,000 Common Shares to be issued to an affiliate of Mr. Knight in connection with the Company's conversion to self-administration and includes 168,971 Common Shares to be issued to Mr. Knight in connection with the Company's acquisition of the assets of ARG (see "Certain
     Transactions") but does not include 371,256 Common Shares covered by options held by directors, officers and employees (See "Management-Stock Incentive Plans").

            SUMMARY SELECTED PRO FORMA AND HISTORICAL INFORMATION

   The following table sets forth summary selected historical financial information for the Company from its inception on June 1, 1993, and summary selected pro forma information as of and for the year ended December 31, 1996. The unaudited summary selected pro forma information is presented as if: (i) the Company had owned 38 of the 42 Properties on January 1, 1996; and (ii) the Offering had occurred on January 1, 1996 and the net proceeds therefrom had been used as described herein. The following unaudited summary selected pro forma information should be read in conjunction with the unaudited pro forma financial statements included elsewhere in this Prospectus. The following summary selected financial information should be read in conjunction with the discussion set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations," and all of the financial statements and notes thereto included elsewhere in or incorporated into this Prospectus. The pro forma financial information is not necessarily indicative of what the actual financial position or results of operations of the Company would have been as of and for the period presented, nor does it purport to represent the Company's future financial position or results of operation.

                                                                     YEARS ENDED DECEMBER 31,
                                                   ------------------------------------------------------------     PRO FORMA
                                                        1993           1994           1995            1996           1996 (A)
                                                   -------------- -------------- -------------- --------------- --------------
OPERATING DATA
Revenues from rental properties..................  $  1,784,868   $  8,177,576   $ 16,300,821   $  40,352,955   $  51,430,900
Operating expenses...............................     1,334,855      5,901,759     11,005,558      26,860,354      34,542,326
Management contract termination expense (b) .....            --             --             --      16,526,012      16,526,012
                                                   -------------- -------------- -------------- --------------- ---------------
Income (loss) before interest income (expense) ..       450,013      2,275,817      5,295,263      (3,033,411)        362,562
Interest income (expense)........................        46,633        110,486        (65,548)     (1,136,438)       (613,495)
                                                   -------------- -------------- -------------- --------------- ---------------
Net income (loss)................................  $    496,646   $  2,386,303   $  5,229,715   $  (4,169,849)  $    (250,933)
                                                   ============== ============== ============== =============== ===============
Weighted average common shares outstanding ......     1,662,944      4,000,558      8,176,803      20,210,432      28,708,800

Per share:
 Net income (loss) ..............................  $       0.30   $       0.60   $       0.64   $       (0.21)  $       (0.01)
 Common distributions declared and paid..........          0.27           0.89           0.96            0.99            0.99

BALANCE SHEET DATA (at end of period)
Investment in rental property....................  $ 25,549,790   $ 54,107,358   $129,696,447   $ 329,715,853   $ 329,715,853
Notes payable....................................            --      5,000,000      8,300,000      55,403,000      12,259,250
Shareholders' equity.............................    28,090,912     51,436,863    122,154,420     254,569,705     297,713,455

Common shares outstanding........................     2,995,210      5,458,648     12,754,331      28,141,509      32,641,509

OTHER DATA
Cash provided by operating activities............  $  1,670,406   $  3,718,086   $  9,618,956   $  20,162,776   $  26,491,734
Cash used in investing activities................   (25,549,790)   (28,557,568)   (75,589,089)   (194,519,406)   (194,519,406)
Cash provided by financing activities............    27,487,556     25,519,648     68,754,842     170,466,134     170,466,134

FUNDS FROM OPERATIONS
Net income (loss)................................  $    496,646   $  2,386,303   $  5,229,715   $  (4,169,849)  $    (250,933)
Plus: Depreciation of real estate................       255,338      1,210,818      2,788,818       8,068,063      10,478,105
      Management contract termination (b).......             --             --             --      16,526,012      16,526,012
                                                   -------------- -------------- -------------- --------------- ---------------
Funds from operations (c)........................  $    751,984   $  3,597,121   $  8,018,533   $  20,424,226   $  26,753,184
                                                   ============== ============== ============== =============== ===============
OTHER INFORMATION
Total rental communities (at end of period)  ....             5              9             19              40              38
Total number of apartment units (at end of period)        1,175          2,085          4,388           9,033           8,641
Economic occupancy ..............................            93%            90%            92%             91%             93%
Weighted average monthly
 revenue per apartment...........................  $        398   $        434   $        466   $         514   $         496

----------
(a) The pro forma information includes 19 of the 21 Properties acquired during 1996 for which the Company had previously reported the 12 month audited operations in Reports on Form 8-K and gives effect to the offering of 4,500,000 Shares at $10.50 per Share, less estimated underwriting discounts and Offering costs, which was assumed to pay down the Unsecured Line of Credit by $43,143,750.
(b) Included in the 1996 operating results is $16,526,012 of management contract termination expense resulting from the Company's conversion to "self-administered" and "self-managed" status. See Note 6 to the financial statements included herein.
(c) The Company considers funds from operations to be an appropriate measure of the performance of an equity REIT. Funds from operations ("FFO") is defined as income before gains (losses) on sales and debt restructuring (computed in accordance with generally accepted accounting principles) plus real estate depreciation, and after adjustments for nonrecurring items if any. The Company computes FFO in accordance with the recommendations set forth in a White Paper adopted on March 3, 1995 by the National Association of Real Estate Investment Trusts ("NAREIT"). The Company considers FFO in evaluating property acquisitions and its operating performance, and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the Company's operating performance and liquidity. FFO, which may not be comparable to other similarly titled measures of other REITS, does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

                          TAX STATUS OF THE COMPANY

   The Company elected to be taxed as a REIT under Sections 856-860 of the Internal Revenue Code of 1986, as amended (the "Code") commencing with its short taxable year ended December 31, 1993. If the Company qualifies for taxation as a REIT, with certain exceptions, the Company will not be subject to federal income tax at the Company level on its taxable income that is distributed to its shareholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its annual taxable income. Failure to qualify as a REIT will render the Company subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and distributions to the holders of Common Shares in any such year will not be deductible by the Company. Although the Company does not intend to request a ruling from the Internal Revenue Service (the "Service") as to its REIT status, the Company will receive at the closing of the Offering an opinion of its legal counsel that the Company qualifies as a REIT, which opinion will be based on certain assumptions and representations and will not be binding on the Service or any court. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain federal, state and local taxes on its income and property. The Company has adopted the calendar year as its taxable year. In connection with the Company's election to be taxed as a REIT, the Company's Bylaws impose restrictions on the transfer of Common Shares. See "Risk Factors -- Federal Income Tax Risks" and "Limits on Change of Control Resulting from Ownership Limitation, Staggered Board and Virginia Law" and "Federal Income Tax Considerations -- Federal Income Taxation of the Company."

   This Prospectus and documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements include, without limitation, statements concerning anticipated lower expenses from the Company's conversion to self-administration, anticipated improvements in Property operations from completed and planned Property renovations, and expected benefits from the Company's ownership of shares in Apple and providing acquisition, disposition, advisory and property management services to Apple directly or through its ownership interests in ARA and ARMG. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Such factors include, among other things, unanticipated adverse business developments affecting the Company, the Properties or Apple, as the case may be, adverse changes in the real estate markets and general and local economic and business conditions. Investors should review the more detailed risks and uncertainties set forth under the caption "Risk Factors" in this Prospectus. Although the Company believes that the assumptions underlying the forward-looking statements contained or incorporated herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that the forward-looking statements included or incorporated by reference in this Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such forward-looking statements or the objectives and plans of the Company will be achieved.

                                 RISK FACTORS

   In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Shares offered by this Prospectus.

NO PRIOR MARKET FOR THE COMMON SHARES


   Prior to the Offering, there has been no public trading market for the Common Shares. Although the Common Shares, including the Shares, have been approved for listing on the NYSE, subject to official notice of issuance, there can be no assurance that an active market for the Common Shares will develop or that the Offering Price will be indicative of the market price of the Common Shares following the Offering.

COMMON SHARES AVAILABLE FOR TRADING


   Sales of a substantial number of Common Shares, or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Shares, including the Shares. Although there has been no trading market for the Common Shares, the Company currently has approximately 12,000 shareholders who hold approximately 28,511,414 Common Shares. These shareholders acquired their Common Shares in a series of best-efforts public offerings of Common Shares undertaken by the Company between January 1993 and October 1996. Approximately 1,313,000 of the Common Shares sold in such offerings were sold at $10.00 per Common Share in 1993, and the balance was thereafter sold at $11.00 per Common Share. At the time of their purchase of Common Shares, such shareholders were informed that the Company would, if in the best interests of the Company and the shareholders, use its best efforts to cause the Common Shares to be listed on a securities exchange or quoted on The NASDAQ Stock Market. Accordingly, such shareholders purchased their Common Shares with the expectation that such listing or quotation would provide ultimate liquidity for their holdings. There is no way to predict how many of the Company's current shareholders will seek to dispose of their Common Shares when the Common Shares are listed on the NYSE. All of the Common Shares, including the Shares, have been approved for listing on the NYSE, subject to official notice of issuance, and the Common Shares, including the Shares, will begin trading at the same time. Furthermore, there can be no assurance that the possibility of a large number of shareholders seeking to sell their Common Shares will not lower the price at which the Common Shares are traded.

PURCHASE OF FORMER ADVISOR'S AND FORMER MANAGER'S RIGHTS NOT AT ARM'S-LENGTH

   On October 1, 1996, the Company became a self-administered and self-managed REIT when it acquired the advisory rights of Cornerstone Advisors, Inc. and the management rights of Cornerstone Management Group, Inc. for $100 in cash and a total of 1,400,000 Common Shares, respectively. In addition, the Company paid Cornerstone Realty Group, Inc. $1,325,000 cash for its rights in a property acquisition agreement. Cornerstone Advisors, Inc., Cornerstone Management Group, Inc. and Cornerstone Realty, Inc. were each wholly-owned by Mr. Knight. Mr. Knight, however, held a portion of the shares in such companies for the benefit of Debra A. Jones and Stanley J. Olander, Jr., the Company's Chief Operating Officer and Chief Financial Officer, respectively. Mr. Knight transferred 109,091 Common Shares and $100,000 in cash to each of these officers from the proceeds of these transactions. In connection with becoming self-administered and self-managed, the Company executed employment agreements with Mr. Knight, Ms. Jones and Mr. Olander. See "Management-Officer Compensation-Employment Agreements."

   In addition, the Company purchased the building housing its headquarters from Mr. Knight for $350,000 in cash and purchased essentially all the personal property in that building and seven automobiles from Cornerstone Realty Group, Inc. for $100,000 in cash and the repayment of $138,000 in debt.

   Although the foregoing transactions involving the Company were unanimously approved by the Company's board of directors, the transactions were not the result of arm's-length negotiations. The Company did obtain a fairness opinion regarding these transactions from Arthur Andersen LLP, but it did not obtain independent valuations or appraisals of the rights and assets acquired by the Company. See "Certain Transactions -- Conversion to Self-Administration."

ACQUISITION OF ASSETS OF APPLE REALTY GROUP, INC. NOT AT ARM'S-LENGTH

   On or before the closing of the Offering, the Company will acquire all of the assets of Apple Realty Group, Inc. ("ARG") in exchange for $350,000 in cash and Common Shares valued at $1,650,000. The number of Common Shares issued will be based upon the Offering Price, net of underwriting discounts and commissions and equals 168,971. The sole material asset of ARG is its Property Acquisition/Disposition Agreement with Apple. The Company will succeed by assignment to the rights, powers, benefits, duties and obligations of ARG under the Property Acquisition/Disposition Agreement and in such regard will provide property acquisition and disposition services to Apple in exchange for certain fees. See "Certain Transactions -- Apple Residential Income Trust -- Acquisition, Advisory and Property Management Services -- Acquisition Services."

   Although the acquisition of the assets of ARG was unanimously approved by the Company's board of directors, the transaction was not the result of arm's-length negotiations. Further, although the board of directors, in the course of determining the consideration to be issued in exchange for the assets of ARG, evaluated certain information concerning the anticipated benefits to be realized by the Company under the Property Acquisition/Disposition Agreement, many of the factors that will ultimately affect such value are not now determinable. Accordingly, there can be no assurance either that the acquisition price for the assets of ARG is as favorable as would be determined by arm's-length negotiations, or that such acquisition price will ultimately reflect the realized value to the Company of the Property Acquisition/Disposition Agreement to which it has succeeded.

CONFLICT OF INTEREST IN CONTINUATION OR ENFORCEMENT OF ADVISORY AGREEMENT AND PROPERTY MANAGEMENT AGREEMENTS

   Mr. Knight owns 170,000 class B convertible shares of Apple. Ms. Jones (the Company's Chief Operating Officer) and Mr. Olander (the Company's Chief
Financial Officer) each own 15,000 class B convertible shares of Apple, which they purchased from Mr. Knight. In the event that all of Apple's stock, assets or business are transferred or acquired by another entity (including the Company) or that Apple terminates or does not renew the advisory agreement with Apple Realty Advisors, Inc. ("ARA") (the "Advisory Agreement") or ceases to use Apple Residential Management Group, Inc. ("ARMG") to provide property management services, each of the class B convertible shares of Apple will be convertible into a number of common shares of Apple ranging from one to eight depending on the gross proceeds raised from sales of Apple common shares (ranging from $50 million to $250 million) as of such time. Because Mr. Knight, Ms. Jones and Mr. Olander would realize a substantial economic benefit upon the non-renewal of the Advisory Agreement or ARMG's cessation of property management services from ARMG to Apple, Mr. Knight could experience a conflict of interest in making a decision to continue, terminate or execute the Advisory Agreement or any Property Management Agreement. See "The Company -- Apple Residential Income Trust." In addition, because the number of common shares of Apple into which each class B convertible share is convertible depends upon the amount of proceeds raised from sales of Apple common shares, and the sales of Apple common shares would cease upon acquisition of Apple by the Company, Mr. Knight could experience a conflict of interest in considering a proposed acquisition of Apple by the Company.

   In addition, because Mr. Knight serves as President of each of the Company, Apple, ARA and ARMG, he could experience a conflict of interest in enforcing the terms of the Advisory Agreement, the Property Management Agreements and the related subcontracts.

CONFLICT REGARDING CONTINUATION OF PROPERTY ACQUISITION/DISPOSITION AGREEMENT

   As described above under "-- Acquisition of Assets of Apple Realty Group, Inc. Not at Arm's-Length" and in "Certain Transactions -- Apple Residential Income Trust -- Acquisition, Advisory and Property Management Services --
Acquisition Services," the Company has acquired from ARG a Property Acquisition/Disposition Agreement, which is expected to result in the payment of fees for services to the Company during the entire period Apple sells its common shares and invests the net proceeds of such sales in properties. If the Company acquires Apple (which acquisition the Company intends to evaluate by the end of 1997), the fees under the Property Acquisition/Disposition Agreement would cease at the time of such acquisition of Apple. Thus, unless Apple completes the sale of its common shares and the invest-ment of the net proceeds from such sales in properties before the Company considers the acquisition of Apple, the Company could face a conflict in deciding between acquisition of Apple or receiving fees under the Property Acquisition/Disposition Agreement.

DEPENDENCE ON KEY PERSONNEL

   The Company is dependent on the efforts of its executive officers, particularly Mr. Knight, Ms. Jones and Mr. Olander. While the Company believes that it could find replacements for these key personnel, if necessary, the loss of their services could have an adverse effect on the operations of the Company. Messrs. Knight and Olander and Ms. Jones have entered into employment agreements with the Company. See "Management -- Compensation of Officers -- Employment Agreements."

   Under the terms of his employment agreement, Mr. Knight, who is the Company's Chief Executive Officer, is not required to devote all of his time to the Company. Mr. Knight also serves as Chairman of the Board and President of Apple. Accordingly, Mr. Knight could have a conflict of interest in allocating his time between the Company, Apple and other ventures in which he is or may be involved.

RAPID GROWTH

   The Company began operations in 1993, at which time it had no assets. As of February 28, 1997, the Company had raised approximately $300 million in gross proceeds through best-efforts public offerings of Common Shares, and had acquired 42 apartment communities containing an aggregate of 9,613 apartment units. Although, as described under "The Company," the Company plans to continue to expand operations through the acquisition of additional properties and, if appropriate, property portfolios and other REIT's, there can be no assurance that the Company will continue to grow at the rate experienced during its first four years of operations.

   As part of its rapid growth, the Company has instituted management, leasing and renovation programs that have had the effect of improving net operating income at the Properties. There can be no assurance that the Company will be able to continue to achieve net operating income growth at rates experienced in the past.

PRIOR PERFORMANCE DIFFICULTIES OF CERTAIN AFFILIATES

   Certain private partnerships organized by affiliates of Mr. Knight prior to 1987 have experienced certain operating difficulties. These operating difficulties led to (i) filings by seven partnerships for reorganization under Chapter 11 of the United States Bankruptcy Code, some of which filings ended in the partnership property being conveyed back to the lender, and (ii) certain other partnerships consenting to negotiated foreclosures on their properties. Management of the Company believes that these partnerships experienced financial difficulties due to a combination of factors, including high leverage, changes in tax laws, a general downturn in economic conditions and the unavailability of favorable financing.

RISKS ASSOCIATED WITH ACQUISITION, RENOVATION, DEVELOPMENT AND CONSTRUCTION

   The Company intends to acquire apartment communities to the extent that they can be acquired on advantageous terms and meet the Company's investment criteria. See "The Company -- Growth through Acquisitions, Renovations and Expansion." Acquisitions of apartment communities entail risks that investments will fail to perform in accordance with expectations. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. In addition, there are general investment risks associated with any new real estate investment.

   The Company intends to continue redevelopment and possibly development of apartment communities in accordance with the Company's growth policies. See "The Company -- Growth through Acquisitions, Renovations and Expansion." Risks associated with the Company's renovation and possible development activities may include: abandonment of redevelopment or development opportunities; construction costs of a property exceeding original estimates, possibly making the property uneconomical; occupancy rates and rents at a newly renovated or completed property may not be sufficient to make the property profitable; financing may not be available on favorable terms for redevelopment or development of a property; and permanent financing may not be available on favorable terms to replace a short-term construction loan and construction and lease-up may not be completed on schedule, resulting in increased debt service expense and construction costs. In addition, new renovation or development activities, regardless of whether they are ultimately successful, typically require a substantial portion of management's time and attention. Renovation or development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations.

FINANCING RISKS

   Potential Adverse Effects on Cash Flow. The Company generally intends to purchase properties either on an all-cash basis or using the Unsecured Line of Credit or other interim borrowings of the type described under "The
Company-Financing Policy." The Company will endeavor to repay any interim borrowing with proceeds from the sale of Common Shares. However, there can be no assurance that the Company will be able to sell sufficient Common Shares to repay interim borrowings it may make from time to time.

   For the purpose of flexibility in operations, the Company also has the right, subject to the approval of the board of directors, to borrow on other than an interim basis. One purpose of borrowing could be to permit the Company's acquisition of additional properties through the "leveraging" of shareholders' equity contributions. Alternatively, the Company might find it necessary to borrow to permit the payment of operating deficits at properties already owned. There can be no assurance that the Company would be able to borrow on favorable terms, if at all, if borrowing became necessary or desirable.

   Rising Interest Rates. The Company's Unsecured Line of Credit bears interest at a variable rate equal to one-month London interbank offered rate ("LIBOR") plus 160 basis points (approximately 7.04% per annum as of March 31, 1997). In addition, the Company may incur additional indebtedness in the future that also bears interest at variable rates of interest. Variable rate debt creates higher debt service requirements if market interest rates increase, which would adversely affect the Company's cash flow and the amounts available for distribution to its shareholders.

   Risks of Default. The Company might obtain financing with "due-on-encumbrance" or "due-on-sale" clauses in which future refinancing or sale of properties could cause the maturity dates of the mortgages to be accelerated and the financing to become due immediately. Thus, the Company could be required to sell its properties on an all-cash basis or the purchaser might be required to obtain new financing in connection with the sale. The Company might obtain mortgages that involve balloon payments. Such mortgages involve greater risks than mortgages with principal amounts amortized over the term of the loan since the ability of the Company to repay the outstanding principal amount at maturity may depend on the Company's ability to obtain adequate refinancing or to sell the property, which will in turn depend on economic conditions in general and the value of the underlying properties in particular. There can be no assurance that the Company would be able to refinance or repay any such mortgages at maturity. Further, a significant decline in the value of the underlying property could result in a loss of the property by the Company through foreclosure.

LACK OF GEOGRAPHIC DIVERSIFICATION

   All of the Company's Properties are located in Virginia, North Carolina, South Carolina, and Georgia. The operations of the Properties and therefore the profitability of the Company may be adversely impacted by adverse economic developments in this region. The concentration of Properties in a limited number of states and in a limited number of markets within those states may expose the Company to risks of adverse economic developments which are greater than the risks if the Company owned properties in more states and markets. The Company's revenues and the value of its Properties may be affected by a number of factors, including the local economic climate (which may be adversely impacted by business layoffs, downsizing or industry slowdowns), changing demographics and other factors. There can be no assurance as to the continued growth of the Virginia, North Carolina, South Carolina or Georgia economies or the future growth rate of the Company.

LIMITS ON CHANGES IN CONTROL RESULTING FROM OWNERSHIP LIMITATION, STAGGERED BOARD AND VIRGINIA LAW

   Potential Effect of Ownership Limitation. The Company's Bylaws prohibit direct or indirect ownership of more than 9.8% of the Company's outstanding Common Shares by one investor. That restriction is designed to ensure that the Company does not violate certain share accumulation restrictions imposed by the Code on REITs. The provisions restricting concentrations of Common Share ownership also may have the effect of deterring the acquisition of, or a change of control in, the Company.

   Potential Effect of Staggered Board. In addition to the foregoing, the board of directors of the Company has three classes of directors, and only one class is elected each year for a three-year term. Staggered terms for directors may affect the shareholders' ability to change control of the Company even if a change of control were in the shareholders' interests.

   Potential Effect of Virginia Law. The Virginia Stock Corporation Act ("VSCA") contains provisions governing "Affiliated Transactions" designed to deter uninvited takeovers of Virginia corporations. These provisions, with several exceptions discussed below, generally require approval of material acquisition transactions between a Virginia corporation and any holder of more than 10% of any class of its outstanding voting shares (an "Interested Shareholder") by the holders of at least two-thirds of the remaining voting shares. For three years following the time that a person becomes an Interested Shareholder, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Shareholder without approval of two-thirds of the voting shares other than those shares beneficially owned by the Interested Shareholder, and approval of a majority of the corporation's "Disinterested Directors." After expiration of the three-year period, the statute requires approval of Affiliated Transactions by two-thirds of the voting shares other than those beneficially owned by the Interested Shareholder absent an exception. The principal exceptions to the special voting requirements apply to transactions proposed after the three-year period has expired and require either that the transaction be approved by a majority of the corporation's Disinterested Directors or that the transaction satisfy the fair-price requirements of the law. The VSCA also provides that shares acquired in a transaction that would cause the acquiring person's voting strength to cross any of three thresholds (20%, 33% or 50%) have no voting rights unless granted by a majority vote of shares not owned by the acquiring person or any officer or employee-director of the Company. An acquiring person may require the Company to hold a special meeting of shareholders to consider the matter within 50 days of its receipt of the request by such acquiring person to hold such meeting. The provisions of the VSCA described above may discourage a third party from making an acquisition proposal for the Company and may inhibit a change in control under circumstances that could otherwise give the holders of the Company's Common Shares the opportunity to realize a premium over then prevailing market prices.

RISKS OF CONCENTRATION IN APARTMENTS

   The Company's concentration on equity real estate investments in apartment properties will tend to limit the ability of the Company to vary its portfolio promptly in response to changing economic, financial and other investment conditions. If the Company does not operate profitably and exhausts its reserves, it might be required to borrow funds or liquidate some of its investments to pay fixed expenses of the Company which are not reduced by events which reduce income.

RISKS ASSOCIATED WITH ILLIQUIDITY OF REAL ESTATE

   Equity real estate investments are relatively illiquid. Such illiquidity will tend to limit the ability of the Company to vary its portfolio promptly in response to changes in economic, financial and other investment conditions. In addition, the Code limits the ability of a REIT to sell properties held for fewer than four years, which may affect the Company's ability to sell properties without adversely affecting returns to its shareholders.

COMPETITION FOR PROPERTIES

   The results of operations of the Company will depend upon the availability of suitable opportunities for investment of its funds, which in turn depends to a large extent on the type of investment involved, the condition of the financial markets, the nature and geographical location of the properties to be acquired, and other factors, none of which can be predicted with certainty. The Company will be competing for acceptable investments with other financial institutions, including insurance companies, pension funds and other institutions, real estate investment trusts, and limited partnerships that have investment objectives similar to those of the Company. Many of these competitors have greater resources and more experience than the Company.

ADVERSE EFFECT OF INCREASE IN MARKET INTEREST RATES ON PRICE OF SHARES

   An increase in market interest rates may lead prospective purchasers of the Common Shares to demand a higher annual yield from future dividends on the Common Shares. Such an increase in the required dividend yield may adversely affect the market price of the Common Shares.

RISK OF INSUFFICIENT CASH AVAILABLE FOR DISTRIBUTION

   If the Company were to incur significant unanticipated cash expenditures, the amount of cash available for distribution to its shareholders would decrease. Furthermore, there can be no assurance that the Company will continue to acquire properties that will generate sufficient cash from operations to enable the Company to maintain distributions at the current rate. See the other risk factors in this section for a discussion of factors which could result in unanticipated cash expenditures, or which could otherwise affect the Company's ability to make cash distributions to shareholders. There can be no assurance that the Company will maintain any specific level of distributions to shareholders.

UNCERTAINTY REGARDING REVENUES AND EXPENSES

   The Company's success depends upon maximizing revenues (primarily rent payments) while minimizing Company and property operating expenses, which in turn will be affected by property selection, property and Company management, property location and local and general economic conditions. The Company's investment in residential apartment communities involves many potential risks bearing on potential revenues and expenses, including high vacancy rates, competition for tenants, expenses (including those related to taxes, insurance and property maintenance) exceeding income (which could necessitate borrowing to fund deficits), on-site environmental problems, and possible uninsured losses. Although the Company will seek to minimize the effect of factors such as these, some of these factors are beyond the control of the Company. There can be no assurance that the Company's Properties will operate profitably, appreciate in value or generate cash for distribution.

RISKS ASSOCIATED WITH EXPENSES OF APPLE

   As described in "The Company -- Apple Residential Income Trust," the Company will provide certain advisory services to Apple under a contract that requires the Company to bear certain of Apple's operating expenses and organization and offering expenses if they exceed certain limits. It is possible that the Company could be required to fund such expenses and that the Company's liability therefor could exceed the fees it receives under the contract.

FEDERAL INCOME TAX RISKS

   The Company has conducted and intends to continue to conduct its operations in a manner that will permit it to qualify as a REIT for federal income tax purposes. The Company elected to be treated as a REIT under Sections 856 through 860 of the Code, beginning with its taxable year ended December 31, 1993. The Company has not requested, and does not expect to request, a ruling from the Service that it has and will continue to qualify as a REIT. However, it will receive at the closing of the Offering an opinion of its counsel, McGuire, Woods, Battle & Boothe, L.L.P. that, based upon certain representations made by the Company and assumptions described in "Federal Income Tax Considerations," it does so qualify. Investors should be aware that opinions of counsel are not binding upon the Service. Furthermore, both the validity of the opinion and the continued qualification of the Company as a REIT will depend on its continuing ability to meet various requirements concerning, among other things, the ownership of its Common Shares, the nature of its assets, the sources of its income and the amount of its distributions to shareholders. Failure to meet any of such requirements with respect to a particular taxable year could result in the revocation of the Company's election to be a REIT, effective for the year of such failure and the four succeeding taxable years.

   In any year for which the Company failed to qualify as a REIT, it generally would be subject to federal income taxation in the same manner as a regular corporation. In such event, the Company would not be allowed a deduction for earnings distributed to the shareholders, thereby subjecting income (including gains from sales of Properties) to taxation at both the Company and shareholder levels. The resulting tax liability of the Company would reduce substantially the amount of Company cash available for distribution to the shareholders. Future distributions by the Company will be at the discretion of the board of directors and will depend on the actual funds from operations of the Company, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Code (see "Federal Income Tax Considerations -- Requirements for Qualification as a REIT"), and such other factors as the board of directors deems relevant. Although the Company would be eligible to re-elect REIT status after five years, the burden of double taxation might cause the Company to liquidate before that time. See "Federal Income Tax Considerations -- Federal Income Taxation of the Company" and "-- Requirements for Qualification as a REIT."

   The absence of Treasury Regulations and other administrative interpretations with respect to many provisions of the Code, combined with the highly technical and complex nature of the rules governing REITs, gives rise to uncertainty concerning various tax aspects of REITs generally and the tax consequences of an investment in the Company in particular. Furthermore, the Company cannot predict whether or what legislative, administrative, or judicial changes or developments may take place in the future, any of which might impact the Company adversely, and perhaps retroactively. Potential investors should consult their tax advisors concerning the potential impact of any such changes or developments upon their particular situations.

REIT MINIMUM DISTRIBUTION REQUIREMENTS

   In order to qualify as a REIT, the Company generally is required each year to distribute to its shareholders at least 95% of its net taxable income (excluding any net capital gain). In addition, the Company is subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year, and
(iii) 100% of its undistributed taxable income from prior years. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT."

   The Company has made, and intends to continue to make, distributions to its shareholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. The requirement to distribute a substantial portion of the Company's net taxable income could cause the Company to distribute amounts that would otherwise be spent on future acquisitions, unanticipated capital expenditures or repayment of debt, which could require the Company to borrow funds or sell assets to fund the costs of such items.

POSSIBLE ENVIRONMENTAL LIABILITIES

   Under various federal, state, and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the owner's ability to borrow using such real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the cost of removal or remediation of hazardous substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials ("ACMs") into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances, including ACMs. As the owner of the Properties, the Company may be potentially liable for any such costs.
Operating costs and the value of the Properties may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of future legislation. Phase I environmental site assessments ("ESAs") have been obtained on all of the Properties. The purpose of Phase I ESAs is to identify potential sources of contamination for which the Company may be responsible and to assess the status of environmental regulatory compliance. The ESAs have not revealed any environmental condition, liability or compliance concern that the Company believes would have a material adverse affect on the Company's business, assets or results of operations, nor is the Company aware of any such condition, liability or concern. However, it is possible that the ESAs relating to any one of the Properties do not reveal all environmental conditions, liabilities or compliance concerns or that there are material environmental conditions, liabilities or compliance concerns that arose at a property after the related ESA report was completed of which the Company is otherwise unaware.

UNINSURED LOSS

   The Company currently carries comprehensive liability, fire, flood (where appropriate), workers' compensation extended coverage and rental loss insurance with respect to its properties with policy specifications, limits and deductibles customarily carried for similar properties. There are, however, certain types of losses (such as from wars, hurricanes or earthquakes) that may be either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose both its capital invested in a property, as well as the anticipated future revenue from such property. Any such loss would adversely affect the business of the Company and its financial condition and results of operations.

POSSIBLE CHANGES IN CERTAIN POLICIES MAY NOT SERVE THE INTERESTS OF CERTAIN SHAREHOLDERS

   Subject to limited restrictions in the Company's Bylaws, the Articles of Incorporation and applicable law, the board of directors has significant discretion to modify the investment objectives and policies of the Company. The exercise of such discretion could result in the Company adopting new certain objectives and policies which differ materially from those described in this Prospectus.

RESPONSIBILITIES OF DIRECTORS AND OFFICERS -- POSSIBLE INADEQUACY OF REMEDIES; DIRECTORS AND OFFICERS BENEFIT FROM EXCULPATION AND INDEMNIFICATION PROVISIONS

   The directors and officers of the Company are accountable to the Company and its shareholders as fiduciaries and consequently must exercise good faith and integrity in handling the Company's affairs. Virginia corporation law and the Articles of Incorporation of the Company exculpate each director and officer in certain actions by or in the right of the Company from liability unless the director or officer has engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities laws. The Articles of Incorporation also provide that the Company shall indemnify a present or former director or officer against expense or liability in an action if the directors (other than the indemnified party) determine in good faith that the person to be indemnified was acting in good faith within what he reasonably believed to be the scope of his authority and for a purpose which he reasonably believed to be in the best interests of the Company or its shareholders and that such liability was not the result of misconduct, bad faith, negligence, reckless disregard of duties or violation of the criminal law on the part of the person to be indemnified. As a result of the exculpation and indemnification provisions of the Company's Articles of Incorporation, a shareholder may have a more limited right of action than such shareholder would otherwise have had in the absence of such provisions.

   The exculpation and indemnification provisions in the Articles of Incorporation have been adopted to help induce the beneficiaries of such provisions to agree to serve on behalf of the Company by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. Such exculpation and indemnification provisions have been adopted, in part, in response to a perceived increase generally in shareholders' litigation alleging director and officer misconduct.

EFFECT  OF  AMERICANS  WITH   DISABILITIES  ACT  COMPLIANCE  ON  CASH  FLOW  AND
DISTRIBUTIONS

   Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. Compliance with the ADA requirements could require removal of access barriers and non-
compliance  could result in  imposition  of fines by the U.S.  government  or an award of damages to private litigants. Although the Company believes that the Properties are substantially in compliance with these requirements, a determination that the Company is not in compliance with the ADA could result in the imposition of fines or an award of damages to private litigants. If the Company were required to make unanticipated expenditures to comply with the ADA, the Company's cash flow and the amounts available for distributions to its shareholders may be adversely affected.

                                 THE COMPANY

   Cornerstone Realty Income Trust, Inc., a self-administered and self-managed equity REIT headquartered in Richmond, Virginia, is a fully integrated real estate organization with expertise in the management, acquisition and renovation of apartment communities. The Company focuses on the ownership of apartment communities located in growing markets in Virginia, North Carolina, South Carolina and Georgia. On February 28, 1997, the Company owned the 42 Properties comprising 9,613 apartment units with an aggregate economic occupancy of 91% and an average monthly rent of $556 per unit as compared to February 28, 1996, when the Company owned 20 Properties comprising 4,565 apartment units with an aggregate economic occupancy of 88% and an average monthly rent of $510 per unit. The Company's strategy is to own apartment communities that cater to tenants with incomes equal to 90% to 115% of the average local household income.

   The Company maintains an intense focus on the operations of its Properties to generate consistent, sustained growth in net operating income, which it believes is the key to growing funds from operations per Common Share. Net operating income growth is evidenced by the 1996 operating performance of the Initial Properties. For the year ended December 31, 1996 as compared to the year ended December 31, 1995, the Initial Properties achieved 8.8% growth in net operating income. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Comparison of the Years Ended December 13, 1996 and December 31, 1995 -- Comparable Property Results."

   The Company's objective is to increase distributable cash flow and Common Share value by:

     o Increasing rental rates, maintaining high economic occupancy rates, and controlling costs at the Properties

     o Acquiring additional properties at attractive prices that provide the opportunity to improve operating performance through the application of the Company's management, marketing, and renovation programs

   The Company has six regional property management offices, located in Blacksburg and Virginia Beach, Virginia; Raleigh, Charlotte and Wilmington, North Carolina; and Columbia, South Carolina. The Company currently has approximately 300 employees, including specialists in acquisition, management, marketing, leasing, development, accounting and information systems. The Company's executive officers have substantial experience with apartment properties, having been responsible for the management, acquisition and renovation of more than 20,000 apartment units over the last 24 years using the strategies and techniques described below.

   Glade M. Knight, the Company's Chairman and Chief Executive Officer, currently owns approximately 4% of the outstanding Common Shares. Collectively, the officers and directors of the Company currently own approximately 5% of the outstanding Common Shares.

GROWTH THROUGH MANAGEMENT AND LEASING

   The Company plans to grow net operating income through active property management, which includes keeping rental rates at or above market levels, maintaining high economic occupancy through tenant retention, creating a property identity and effectively marketing each property, and controlling operating expenses at the property level. The Company's commitment to growth is evidenced by the 22% increase in net operating income at the 19 Properties acquired before January 1, 1996 for the one-year periods ending on the respective dates of acquisition compared to the one-year period ending December 31, 1996.

   Management develops the overall management and leasing strategy, including goals and budgets, for each Property. In order to achieve each Property's objectives, management delegates significant decision-making responsibility to regional and on-site employees, thereby instilling in its employees a sense of ownership of their Property. Management believes that this strategy is an effective way to maximize each Property's potential. In order to achieve desired results, the Company emphasizes training for its on-site employees as well as raising rents to be at or above the market for comparable properties. The Company also ties on-site employees' bonuses to both net operating income targets established for their respective Properties and the Company's overall financial performance.

   Management believes that tenant retention is critical to generating net operating income growth. Tenant retention maintains or increases economic occupancy and minimizes the costs associated with preparing apartments for new occupants. The Company employs one person at each Property who has a primary focus on tenant retention. The tenant retention specialist's objective is to make tenants feel at home in the community through personal attention, which includes organizing social functions and activities as well as responding promptly to any tenant problems that may arise in conjunction with the apartment or community. The Company's philosophy is to market its Properties continually to existing tenants in order to achieve a low turnover rate. The Company believes that the turnover rate of its Properties is below the average turnover rate for comparable apartment communities.

   The Company seeks to create a unique identity for each Property by emphasizing curb appeal, signage, and attractive common area facilities such as clubhouses and swimming pools. The Company has upgraded or renovated many of the Properties' common area facilities after acquisition. Each Property is marketed as a "Cornerstone Community" but typically has an individual Property name tied to a local theme. Each Property has a dedicated on-site marketing person whose responsibility is to position and market the Property within the local community through such activities as media advertising, on-site promotional events and personal calls to local businesses.

   Operating expenses are controlled at each Property by setting budgets at the corporate level and requiring that any expense over budget at a Property be approved by management. Purchase discounts are sought at both the corporate level and locally in those areas where the Company has a significant presence. All contracts for goods and services are re-bid annually to ensure competitive pricing. The Company has a preventive maintenance program and the ability to perform work using in-house personnel which helps the Company to reduce expenses at the Properties. For example, the maintenance manager at each Property is qualified to perform HVAC and plumbing work which otherwise would be contracted outside the Company.

   An example of the success of the Company's active management strategy is the Tradewinds Apartments in Hampton, Virginia. Upon acquisition, the Company's goal was to increase net operating income by: (i) raising rents to prevailing market rates; (ii) increasing economic occupancy; and (iii) reducing operating expenses. The Company re-oriented the tenant mix toward private sector tenants by reducing the Property's reliance on military personnel as tenants, improved tenant screening, reduced on-site management personnel, implemented a program of preventive maintenance, and changed the Property's marketing from newspapers to apartment guides. The result was an increase in net operating income to approximately $1,214,000 from approximately $968,000 (25.4%) over the first twelve months. The increase was the result of a 3% rental increase, an 8% increase in economic occupancy, and a 9% decrease in operating expenses.

GROWTH THROUGH ACQUISITIONS, RENOVATIONS AND EXPANSION

   The Company also plans to generate growth in net operating income through acquistions by: (i) acquiring under-performing assets at less than replacement cost; (ii) correcting operational problems; (iii) making selected renovations;
(iv) increasing economic occupancy; (v) raising rental rates; (vi) implementing cost controls; and (vii) providing enhanced property and centralized management. In markets that it targets for acquisition opportunities, the Company attempts to gain a significant local presence in order to achieve operating efficiencies. In analyzing acquisition opportunities, the Company considers acquisitions of property portfolios as well as individual properties.

   The Company has demonstrated an ability to grow through acquisitions. The Company's first two Properties were acquired in June of 1993. Since that time, the Company has acquired 42 additional Properties. Twenty-one of the Properties were acquired in 1996.

   The Company analyzes specific criteria in connection with a proposed acquisition. These criteria include: (i) the market in which a property is located and whether it has a diversified economy, stable employment base and increasing average household income; (ii) the property's current and projected cash flow and the ability to increase net operating income; (iii) the condition and design of the property and whether the property can benefit from renovations; (iv) historical and projected occupancy rates; (v) geographic location in light of the Company's diversification objectives; and (vi) the purchase price of the property as its relates to the cost of new construction.

   The Company believes it will be able to purchase properties at less than replacement cost because of the presence of deferred maintenance, management neglect, or prior owner's financial distress. Upon acquisition, the Company seeks to improve both operating results and property identity through a 24-month renovation policy which includes selective renovations such as new roofs, new exterior siding, exterior painting, clubhouse renovation and construction, and interior refurbishment. The Company has invested in renovations to its Properties approximately $19.0 million on 36 communities in 1996, approximately $7.1 million on 16 communities in 1995 and approximately $6.1 million on eight communities in 1994. Approximately $8.0 million of additional capital improvements on the Properties are budgeted for 1997. To date, these actions have permitted the Company to increase rental rates and improve economic occupancy rates at the Properties.

   Because the Company has grown and plans to grow through property acquisitions, management has created a system establishing "Takeover Teams" to provide immediate transitional management and leasing services to newly-acquired properties and to implement quickly the Company's operations and policies. A Takeover Team consists of senior property management personnel as well as marketing and maintenance specialists from other communities owned by the Company. The Takeover Team remains at a property until the Company's management and leasing programs have been installed and the new on-site team is fully operational. Typically, this process takes two to four weeks to complete.

   An  example  of the  Company's  acquisition  strategy  is the  Chase  Mooring
Apartments, a 224-unit apartment community located in Wilmington, North Carolina. This community was purchased in August 1994 for $3,594,000, or $16,045 per apartment unit. Although the community is well located, the Property lacked curb appeal, did not have a clubhouse, and had been managed and maintained on a marginal basis by the original owner. After acquiring the Property, the Company spent approximately $1.2 million, or $5,414 per unit, on various renovations, including the addition of a clubhouse and rental center that has become the focus of the Property's community activity. At acquisition, the average monthly rent at the Property was $382 per apartment unit. As of December 1996, the average monthly rent at the property was $513 per unit, representing an average annual increase of 14.2%. See "Risk Factors -- Rapid Growth."

   The Company has also made, and may in the future make, acquisitions of established apartment communities involved in foreclosure proceedings. In this situation, the Company seeks properties that have below market-rate leases, correctable vacancy problems or inefficient property management. The Company also may make acquisitions of properties from over-leveraged owners of properties, governmental regulatory authorities, lending institutions that have taken control of such properties, mortgagees-in-possession and, possibly, through bankruptcy reorganization proceedings.

   If sufficient tenant demand exists and suitable land is available, the Company may construct Expansion Units on land adjacent to certain Properties. The Company believes that its successful experience with large-scale property renovation will also permit strategic and cost-effective property expansion. It is the Company's policy to acquire Expansion Units on a "turn-key" basis from a third party contractor, thereby minimizing the risks normally associated with development and lease-up.

   Currently,  the Company  has  planned  expansion  projects  for two  existing
Properties: Glen Eagles and The Meadows. Glen Eagles is a 166-unit apartment community located in Winston-Salem, North Carolina. The land adjacent to the community will accommodate approximately 220 Expansion Units which can be served by existing amenities. At The Meadows, a 176-unit community in Asheville, North Carolina there is additional land for approximately 250 Expansion Units. The Company has acquired these parcels and transferred them to a developer for construction and lease-up of the Expansion Units with the agreement that the developer will transfer the completed Expansion Units back to the Company. The Company does not have interests in any land adjacent to any other Properties it now owns, but may acquire land or options to acquire land of this type adjacent to other properties it may acquire in the future.

RECENT DEVELOPMENTS

   In March 1997, the Company purchased the Paces Arbor Apartments, a 101-unit apartment complex, and the Paces Forest Apartments, a 117-unit apartment complex, both located near Raleigh, North Carolina. Both properties were built in 1986, and the combined purchase price was $12,061,700, which the Company borrowed under the Unsecured Line of Credit. The average unit size for Paces Harbor and Paces Forest is 899 square feet and 883 square feet, respectively. The average rent per month and economic occupancy for March 1997 were $678 and 96% for Paces Arbor and $704 and 94% for Paces Forest.

APPLE RESIDENTIAL INCOME TRUST

   In August 1996, Mr. Knight organized Apple for the purpose of acquiring apartment communities in Texas. Apple plans to elect to be taxed as a REIT for its taxable year ended December 31, 1996. Mr. Knight is Apple's Chairman and Chief Executive Officer. Mr. Knight formed Apple as a separate corporation in an attempt to insulate the Company from the risks associated with a start-up company. The Company will participate in Apple's growth through its direct or indirect receipt of acquisition, disposition, management and advisory fees, ownership of Apple common shares and possible future acquisition of Apple. As of February 28, 1997, Apple had raised gross proceeds of approximately $39.6 million in gross proceeds in an ongoing best-efforts equity offering and had acquired four properties in the Dallas, Texas area.

   The Company has a continuing right to own up to 9.8% of the common shares of Apple. The purchase price under the option equals the public offering price for the common shares of Apple (currently $10.00 per common share) less the related selling commissions (currently $1.00 per common share). The Company has committed to purchase at or before the closing of the Offering sufficient common shares of Apple so that it will own approximately 9.5% of the total common shares of Apple outstanding as of March 1, 1997. Thereafter, the Company intends, if the board of directors of the Company determines it is in the best interest of the Company and its shareholders, to purchase additional common shares of Apple at the end of each calendar quarter so as to maintain its ownership of approximately 9.5% of the outstanding common shares of Apple.

   The Company also has a right of first refusal to purchase the properties and business of Apple. In addition, by the end of 1997, the Company will evaluate the acquisition of Apple and, if the board of directors of the Company determines it is in the best interests of the Company and its shareholders, offer to acquire Apple or its assets. Any decision to combine the Company and Apple can be made only by the respective boards of directors, and depending on the structure of the transaction, the respective shareholders, of the two companies. It is the current intent of Mr. Knight and the board of directors of the Company to seek to acquire Apple and expand the geographic diversity and size of the Company's portfolio of properties if the board of directors of the Company determines that such an acquisition is in the best interests of the Company.

   The Company will provide advisory, property management and brokerage services to Apple in exchange for fees and expense reimbursements under a contract with Apple and subcontracts with Apple Residential Advisors, Inc. ("ARA") and Apple Residential Management Group, Inc. ("ARMG"), the companies that originally contracted with Apple for such services. The Company also owns all of the nonvoting preferred shares of ARA and ARMG, which entitle it to 95% of the economic benefits of such corporations.

FINANCING POLICY

   The Company's objective is to seek capital as needed at the lowest possible cost. In addition to obtaining capital from future sales of Common Shares, the Company may obtain lines of credit or other unsecured borrowings. The Company is also not precluded from engaging in secured borrowings, although its current policy is to hold its Properties on an unmortgaged basis, and as of the date of this Prospectus, it has no secured debt. The Company may also seek eventually to issue investment-grade debt, although there is no assurance that this will occur.

   On February 14, 1997, the Company obtained the $100 million Unsecured Line of Credit from a consortium of three banks headed by First Union National Bank of Virginia. The Unsecured Line of Credit was used to repay the outstanding balance on an $85 million unsecured line of credit previously obtained from First Union National Bank of Virginia. The Unsecured Line of Credit may be used only for property acquisitions.

   The Unsecured Line of Credit bears interest equal to one-month LIBOR plus 1.60% (subject to certain other possible adjustments). The interest rate is adjusted monthly. In addition, the Company is obligated to pay the lenders a quarterly commitment fee equal to 0.25% per annum of the unused portion of the loan commitment. The entire balance of the Unsecured Line of Credit is due on March 31, 1998. On March 31, 1997, the interest rate on the Unsecured Line of Credit was 7.04%, and the outstanding balance was approximately $87.4 million.

   The Company has also obtained from First Union National Bank of Virginia a $7.5 million unsecured line of credit for general corporate purposes. This line of credit also bears interest at LIBOR plus 1.60%, adjusted monthly, and is due on March 31, 1998. On March 31, 1997, the outstanding balance on this loan was approximately $400,000. The Company intends to use approximately $3.8 million of proceeds borrowed under this line of credit to purchase common shares of Apple prior to or contemporaneous with the closing of the Offering.

   In connection with the acquisition of the Trolley Square East Apartments in 1996, the Company issued the seller a $5.5 million unsecured promissory note, which bears interest at an effective rate of 6.65% per annum and is due on June 1, 1999. This promissory note will remain outstanding after the completion of the Offering.

   The Company intends to maintain a debt policy (the "Debt Limitation") limiting the Company's total combined indebtedness plus its pro rata share of indebtedness of any unconsolidated investments ("Joint Venture Debt") to 40% of the Company's total equity market capitalization plus its combined indebtedness (including its pro rata share of Joint Venture Debt) ("Total Market
Capitalization"). At the closing of the Offering, the Company will have outstanding indebtedness of approximately $54.0 million or approximately 13.2% of Total Market Capitalization.

COMPANY HISTORY

   The Company was formed in 1993 to continue and expand the apartment community acquisition, renovation and management strategies of Glade M. Knight, the Company's Chairman and President. From January 1993 through October 1996, the Company raised approximately $300 million in equity through a series of best-efforts public offerings of its Common Shares. A total of 1,312,794 Common Shares was sold at $10.00 per Common Share in 1993 and the remaining amount was sold thereafter at $11.00 per Common Share. The last in the series of best-efforts offerings was completed on October 21, 1996 and raised approximately $50 million (4,545,455 Common Shares at $11.00 per Common Share). From time to time, the Company has also utilized short-term unsecured borrowings to fund property acquisitions.

   During his career, Mr. Knight has been involved in the ownership and management of over 20,000 apartment units, mainly located in the mid-Atlantic region of the United States. See "Risk Factors -- Prior Performance Difficulties of Certain Affiliates." Senior management of the Company, which consists of Mr. Knight, Debra A. Jones, Chief Operating Officer, and Stanley J. Olander, Jr., Chief Financial Officer, has worked together, in the same business as the Company, for more than 16 years. Management believes that its long-term operating experience is invaluable in enabling the Company to operate its Properties efficiently and to identify and act upon acquisition opportunities.

   Glade M. Knight, the Company's Chairman and Chief Executive Officer, currently owns approximately 4% of the outstanding Common Shares. The combined Common Share current ownership of senior management is approximately 5% of the outstanding Common Shares.

   The Company's executive offices are located at 306 East Main Street, Richmond, Virginia 23219 and its telephone number is (804) 643-1761.

                                  PROPERTIES

PROPERTY DESCRIPTIONS AND CHARACTERISTICS

   As of February 28, 1997, the Company owned 42 apartment communities comprising 9,613 apartment units. The Properties are located in North Carolina (22 communities), Virginia (12 communities), South Carolina (six communities) and Georgia (two communities).

   The following table sets forth the Company's Properties in each of its 15 metropolitan markets as of February 28, 1997:

                                                                           PERCENT OF
                                           NUMBER OF                          TOTAL
                            NUMBER OF      APARTMENT     CARRYING COST      PORTFOLIO
                           COMMUNITIES       UNITS         AT 2-28-97     CARRYING COST
                          ------------- --------------- --------------- ----------------
Georgia ..................
-------
 Augusta..................    2              621           $ 16,630,320            5%

North Carolina ...........
---------------
 Asheville................    1              176              6,952,362            2
 Charlotte................    8            1,873             75,866,357           21
 Greenville...............    1              171              5,994,281            2
 Raleigh/Durham...........    6            1,390             64,325,186           18
 Wilmington...............    3              592             16,446,131            5
 Winston Salem/Greensboro.    3              685             26,602,420            8

South Carolina ...........
--------------
 Charleston...............    1              352             11,014,351            3
 Columbia.................    2              419             16,357,294            5
 Greenville...............    3              813             19,770,026            6

Virginia .................
--------
 Charlottesville..........    1              185              5,278,053            1
 Fredericksburg...........    1              258             11,315,775            3
 Lynchburg................    1              180              5,156,673            1
 Richmond.................    4              829             35,885,593           10
 Virginia Beach...........    5            1,069             36,414,536           10

Total.....................   42            9,613           $354,009,358          100%

   Typically, the Company acquires apartment communities that have between 150 and 400 units. The Properties have an average of 229 units. The average unit size is approximately 857 square feet. The unit mix of each property acquisition candidate is evaluated relative to the Company's assessment of the needs of the local tenant market. The Properties have an average acquisition cost of $32,692 per unit (approximately $38 per square foot) and average monthly rent of $556 per unit.

   Typically, the Company's apartment communities consist of multiple two-and three-story garden-style buildings on a site. In addition, the Company also owns three high-rise apartment buildings. The Properties generally feature mature landscaping, paved parking areas and walkways, and various amenities. The amenities for a typical Property include an outdoor swimming pool, tennis courts, a clubhouse, an exercise facility, laundry rooms and a play area. The Company looks for properties that are in close proximity to employment centers, shopping areas and entertainment. Most of the Properties were built in the 1970's and 1980's.

   The Properties generally consist of wood-frame structures on concrete slabs with pitched roofs covered with asphalt or composition shingles. Interiors are generally unfurnished, except for modern kitchen appliances. All kitchens have a refrigerator, stove and garbage disposal. Most also have a dishwasher. Some Properties include individual washers and dryers or washer/dryer connections. Units are generally individually metered for electric and gas service and have individually-controlled heating and air-conditioning systems. The Properties consist of approximately 42% one-bedroom units, 49% two-bedroom units, 8% three-bedroom units, and 1% units of other types.

   The Company acquires and operates apartment communities that cater to tenants who have incomes equal to 90% to 115% of the average local household income. The Company believes that residents in this category are value-driven, but also look for certain amenities, such as swimming pools, clubhouses, exercise facilities and tennis courts. Tenants include young professionals, manager-level white collar workers, medical personnel, members of the military, young families and single parents. Generally, the residents at a Property are employed by a mix of employers.

   The Company believes that tenant demand for the Properties is primarily dependent on the general condition of each market's economy and employment climate, as well as the rate of household formation and the number of available apartment units in that market. In evaluating a prospective property and its market, the Company intensively studies and analyzes the area's economic, demographic and employment conditions and expected future trends. The Company also analyzes the expected growth in population and number of households in relation to existing and planned competing apartment communities.

   The following table sets forth specific information regarding the Properties:

                                                                                                          CARRYING   AVERAGE
                                                                        INITIAL     CARRYING    NUMBER    COST PER  UNIT SIZE
                                              YEAR        DATE OF     ACQUISITION    COST AT      OF       UNIT AT  (SQUARE
         PROPERTY          LOCATION        COMPLETED   ACQUISITION      COST      2-28-97 (1)   UNITS      2-28-97    FEET)
         --------          --------        ---------   -----------    ----------- -----------   -----      -------    -----
Georgia
-------
 Savannah West...........  Augusta            1976    July 1996      $ 9,843,620  $11,059,252    456      $24,253      877
 West Eagle Greens.......  Augusta            1974    March 1996       4,020,000    5,571,068    165       33,764      796

North Carolina
------------
 The Meadows.............  Asheville          1974    January 1996     6,200,000    6,952,362    176       39,502    1,068
 Highland Hills(3).......  Carrboro           1987    September 1996  12,100,000   12,826,027    264       48,583    1,000
 Beacon Hill.............  Charlotte          1985    May 1996        13,579,203   14,173,343    349       40,611      734
 Bridgetown Bay..........  Charlotte          1986    April 1996       5,025,000    5,526,261    120       46,052      867
 Hanover Landing.........  Charlotte          1972    August 1995      5,725,000    7,032,279    192       36,626      832
 Heatherwood.............  Charlotte          1980    September 1996  10,205,457   10,379,553    272       38,160      699
 Meadow Creek............  Charlotte          1984    May 1996        11,100,000   11,770,234    250       47,081      860
 Paces Glen..............  Charlotte          1986    July 1996        7,425,000    7,730,487    172       44,945      907
 Sailboat Bay............  Charlotte          1973    November 1995    9,100,000   12,727,982    358       35,553      906
 Summerwalk..............  Concord            1983    May 1996         5,660,000    6,526,218    160       40,789      963
 Deerfield...............  Durham             1985    November 1996   10,675,000   10,776,378    204       52,825      888
 The Landing.............  Durham             1984    May 1996         8,345,000    9,318,561    200       46,593      960
 Parkside at Woodlake....  Durham             1996    September 1996  14,663,886   14,698,093    266       55,256      865
 Wind Lake...............  Greensboro         1985    April 1995       8,760,000    9,599,748    299       32,106      727
 Signature Place.........  Greenville         1981    August 1996      5,462,948    5,994,281    171       35,054    1,037
 The Hollows.............  Raleigh            1974    June 1993        4,200,000    5,454,234    176       30,990      903
 The Trestles............  Raleigh            1987    December 1994   10,350,000   11,251,893    280       40,185      776
 Chase Mooring...........  Wilmington         1968    August 1994      3,594,000    4,999,181    224       22,318      867
 Osprey Landing..........  Wilmington         1973    November 1995    4,375,000    6,152,147    176       34,955      981
 Wimbledon Chase.........  Wilmington         1976    February 1994    3,300,000    5,294,803    192       27,577      818
 Glen Eagles.............  Winston Salem      1986    October 1995     7,300,000    7,853,256    166       47,309      952
 Mill Creek..............  Winston Salem      1984    September 1995   8,550,000    9,149,416    220       41,588      897

                                    FEBRUARY STATISTICS
                            ----------------------------------
                               AVERAGE            ECONOMIC
                            RENT PER MONTH        OCCUPANCY
                            --------------     ---------------
                            1996(2)   1997     1996(2)   1997
                            -------   ----     -------   ----
Georgia
-------
 Savannah West...........     --     $456       --       88%
 West Eagle Greens.......     --      451       --       83%

North Carolina
------------
 The Meadows.............    $558     585       90%     94%
 Highland Hills(3).......     --      692       --       99%
 Beacon Hill.............     --      555       --       96%
 Bridgetown Bay..........     --      589       --       92%
 Hanover Landing.........     472     504       91%      93%
 Heatherwood.............     --      546       --       88%
 Meadow Creek............     --      596       --       89%
 Paces Glen..............     --      616       --       86%
 Sailboat Bay............     508     539       82%      83%
 Summerwalk..............     --      532       --       92%
 Deerfield...............     --      739       --       90%
 The Landing.............     --      582       --       98%
 Parkside at Woodlake....     --      709       --       88%
 Wind Lake...............     494     506       84%      84%
 Signature Place.........     --      492       --       92%
 The Hollows.............     559     608       99%      88%
 The Trestles............     545     570       95%      92%
 Chase Mooring...........     484     517       73%      88%
 Osprey Landing..........     458     540       85%      95%
 Wimbledon Chase.........      48     539       89%      97%
 Glen Eagles.............     604     631       92%      91%
 Mill Creek..............     526     560       88%      84%

                                                                                                              CARRYING   AVERAGE
                                                                          INITIAL       CARRYING    NUMBER    COST PER  UNIT SIZE
                                              YEAR        DATE OF       ACQUISITION     COST AT      OF       UNIT AT  (SQUARE
         PROPERTY          LOCATION        COMPLETED   ACQUISITION        COST        2-28-97 (1)   UNITS      2-28-97    FEET)
         --------          --------        ---------   -----------        ----        -----------   -----      -------    -----
South Carolina
--------------
 Westchase(3)............  Charleston        1985       January 1997   $ 11,000,000 $ 11,014,351     352      $31,291      706
 Arbors at Windsor Lake(3) Columbia          1991       January 1997     10,875,000   10,875,000     228       47,697      948
 Stone Ridge.............  Columbia          1975       December 1993     3,325,000    5,482,294     191       28,703    1,047
 Breckinridge............  Greenville        1973       June 1995         5,600,000    6,504,753     236       27,563      726
 Magnolia Run............  Greenville        1972       June 1995         5,500,000    6,586,150     212       31,067      993
 Polo Club...............  Greenville        1972       June 1993         4,300,000    6,679,123     365       18,299      807

Virginia
--------
 Trophy Chase............  Charlottesville   1970       April 1996        3,710,000    5,278,053     185       28,530      803
 Greenbrier..............  Frederics-        1970 and
                           burg              1990       October 1996     11,099,525   11,315,775     258       43,860      851
 Tradewinds..............  Hampton           1988       November 1995    10,200,000   10,752,883     284       37,862      930
 County Green............  Lynchburg         1976       December 1993     3,800,000    5,156,673     180       28,648    1,000
 Ashley Park.............  Richmond          1988       March 1996       12,205,000   12,771,523     272       46,954      765
 Hampton Glen............  Richmond          1986       August 1996      11,599,931   12,074,674     232       52,046      788
 Trolley Square East.....  Richmond          1968       June 1996         6,000,000    6,657,892     197       33,796      606
 Trolley Square West(3)..  Richmond          1964       December 1996     4,242,575    4,381,504     128       34,231      571
 Arbor Trace.............  Virginia Beach    1985       March 1996        5,000,000    5,658,916     148       38,236      850
 Bay Watch Pointe........  Virginia Beach    1972       July 1995         3,372,525    4,750,121     160       29,688      911
 Harbour Club............  Virginia Beach    1988       May 1994          5,250,000    5,873,957     214       27,448      813
 Mayflower Seaside.......  Virginia Beach    1950       October 1993      7,634,144    9,378,659     263       35,660      698
                                                                       ------------  ------------ --------   -------- ---------

Total/Average............                                              $314,272,814 $354,009,358   9,613      $36,826      857
                                                                       ============ ============  ========    ========  =======

                                    FEBRUARY STATISTICS
                            ----------------------------------
                               AVERAGE            ECONOMIC
                            RENT PER MONTH        OCCUPANCY
                            --------------     ---------------
                            1996(2)   1997     1996(2)   1997
                            -------   ----     -------   ----

South Carolina
--------------
 Westchase(3)............    --       $493     --         93%
 Arbors at Windsor Lake(3)   --        641     --         81%
 Stone Ridge.............   $503       513     88%        91%
 Breckinridge............    406       433     93%        92%
 Magnolia Run............    471       513     98%        95%
 Polo Club...............    382       407     92%        88%

Virginia
--------
 Trophy Chase............    --        484     --         87%
 Greenbrier..............    --        591     --         93%
 Tradewinds..............    558       571     80%        92%
 County Green............    475       495     90%        95%
 Ashley Park.............    --        572     --         96%
 Hampton Glen............    --        646     --         94%
 Trolley Square East.....    --        514     --         95%
 Trolley Square West(3)..    --        488     --         93%
 Arbor Trace.............    --        530     --         95%
 Bay Watch Pointe........    556       578     79%        91%
 Harbour Club............    527       552     83%        91%
 Mayflower Seaside.......    637       674     91%        93%
                            ----     -----  ------       -----

Total/Average............   $510      $556     88%        91%
                            ====     =====    ====       ====
----------
Notes to Table of Properties:

(1) "Carrying Cost" includes the purchase price of the Property plus real estate commissions, closing costs and improvements capitalized since the date of acquisition.

(2) An open item denotes that the Company did not own the Property during the month indicated.

(3) The results of operations of the Westchase and Arbors at Windsor Lake Apartments (which were purchased in January, 1997) and the Trolley Square West and Highland Hills Apartments (for which audited financial statements were not available at the time of purchase) are not reflected in the pro forma statements of operations.

MULTIFAMILY PROPERTIES IN THE COMPANY'S PRINCIPAL MARKETS

   Market Demographics. The Company believes that the demographic and economic trends and conditions in the Company's principal markets indicate a potential for long term growth in funds from operations. While at February 28, 1997 the Company owned 42 Properties in 15 markets, the majority of the Properties are located in five metropolitan areas. Based on a survey conducted by M/PF Research, Inc., the average physical occupancy rate for multifamily properties in the Company's principal markets equaled 92% for the fourth quarter of 1996. The following table illustrates the Company's presence at February 28, 1997 in each of its five principal markets:

                                     NUMBER OF       PERCENT OF      MARKET     COMPANY
                                     APARTMENT         TOTAL        PHYSICAL    PHYSICAL
                                       UNITS         APARTMENT     OCCUPANCY   OCCUPANCY
                      NUMBER OF     OWNED BY THE    UNITS OWNED    (4TH QTR.   (4TH QTR.
METROPOLITAN AREA    COMMUNITIES      COMPANY      BY THE COMPANY    1996)       1996)
------------------  ------------- --------------- --------------- ----------- -----------
Charlotte, NC.....       8             1,873           19%             93%         92%

Raleigh/Durham, NC.      6             1,390           14              96          95

Virginia Beach, VA.      5             1,069           11              89          93

Richmond, VA......       4               829            9              94          96

Greenville, SC  ..       3               813            8              89          93

      Total/Average      26            5,974           61%             92%         94%


   Each of these metropolitan areas is characterized by a diverse economic base, as indicated below:

----------------------------------------------------------------------------------------------
                         ESTIMATED
                           1996                          KEY ECONOMIC
METROPOLITAN AREA       POPULATION                      CHARACTERISTICS
----------------------------------------------------------------------------------------------

Charlotte, NC            1,758,000        o  regional/national/international business center
                                          o  3rd largest banking center in the U.S.
                                          o  42nd largest metropolitan area
                                          o  6th largest wholesale center in the U.S.
                                          o  11th largest distribution center in the U.S.
----------------------------------------------------------------------------------------------
Raleigh/Durham, NC       1,025.000        o  Capital of North Carolina
                                          o  home to three major universities:
                                              Duke University
                                              University of North Carolina
                                              North Carolina State University
                                          o  high tech industries in the Research Triangle
----------------------------------------------------------------------------------------------
 Virginia Beach, VA                       o  largest and fastest growing city in Virginia
                        1,430,000         o  federal government employment
                                          o  wholesale trade/warehousing
                                          o  high tech/electronics manufacturing
                                          o  transportation equipment manufacturing
----------------------------------------------------------------------------------------------
Richmond, VA              942,000         o Capital  of  Virginia
                                          o Federal  Reserve Bank's Fifth District
                                          o diverse economy with 14 Fortune 500 companies
                                          o home to two major universities
                                              Virginia Commonwealth University/Medical College
                                               of Virginia
                                              University of Richmond
----------------------------------------------------------------------------------------------
 Greenville, SC            860,000        o  highest per capita foreign investment of any MSA
                                              in the nation
                                          o  manufacturing
                                          o  textiles
                                          o  automobiles and automobile parts (Michelin, BMW)
                                          o  distribution (regional and national)
----------------------------------------------------------------------------------------------

                                               27

   The Company's belief in the growth potential of its principal markets is based on a multifamily investment environment characterized by increasing demand, limited new supply and steady job and population growth. The Company also believes that its growing market share in these markets will further enhance the Company's growth opportunities.

   Demand for Multifamily Housing. The Company believes that there will be an increase in demand for multifamily housing in its principal markets during the next decade due to the estimated employment, population and household formation growth in these markets. During the period from 1985 to 1996, the Company's principal markets experienced growth in these three areas in excess of national averages. According to U.S. Department of Commerce statistics, job, population and household formation growth in the Company's principal markets are projected to continue to be greater than national averages. Based on calculations derived from data tabulated by the U.S. Department of Commerce, Bureau of Economic Analysis, the percentage change in employment, population, and household formation growth for the Company's principal markets for the period from 1996 to 2005 is estimated to be 17.1%, 11.6% and 14.8%, respectively. All of these statistics are greater than the national average estimated for each category for the period 1996 through 2005.

                               [GRAPHIC OMITTED]

                                           1985-1996                             1996-2005
                             ------------------------------------- -------------------------------------
                                                                                              PROJECTED
                                                        HOUSEHOLD    PROJECTED    PROJECTED   HOUSEHOLD
                              EMPLOYMENT   POPULATION   FORMATION   EMPLOYMENT   POPULATION   FORMATION
     METROPOLITAN AREA          GROWTH       GROWTH       GROWTH      GROWTH       GROWTH       GROWTH
---------------------------  ------------ ------------ ----------- ------------ ------------ -----------
Charlotte, NC..............  34.5%        23.5%        28.1%       18.1%        12.7%        15.9%
Raleigh/Durham, NC.........  45.4         35.4         40.8        24.5         18.5         21.9
Virginia Beach, VA ........  15.4         18.1         22.4        13.5          8.9         12.0
Richmond, VA...............  23.5         17.3         22.3        13.7          8.7         11.3
Greenville, SC.............  27.9         13.9         20.5        15.6          9.9         13.1
 Company's Principal
  Markets..................  28.2%        21.2%        26.4%       17.1%        11.6%        14.8%
 United States Total.......  22.8%        11.6%        15.6%       11.8%         7.9%         9.0%

Source: M/PF Research, Inc. (calculations based on data from NPA Data Services, Inc.).

   Supply of Multifamily Housing. Construction of new multifamily apartments has declined significantly since the mid-1980's in both the United States generally and the Company's principal markets. The number of multifamily residential building permits granted in the Company's principal markets for the period 1991-1996 decreased by 50.8% (43,794 permits) as compared to the earlier period of 1985-1990 (88,652 permits).

               MULTIFAMILY RESIDENTIAL BUILDING PERMITS GRANTED

     METROPOLITAN AREA                    1985-1990      1991-1996    % CHANGE
-----------------------------------      -----------    -----------  -----------
Charlotte, NC .....................         27,145         15,747         -42.0%
Raleigh/Durham, NC ................         18,719         13,707         -26.8
Virginia Beach, VA ................         25,234          7,864         -68.8
Richmond, VA ......................          9,304          2,215         -76.2
Greenville, SC ....................          8,250          4,261         -50.2

 Company's Principal Markets.......         88,652         43,794         -50.8%

Source: M/PF Research, Inc. (calculations based on data from U.S. Dept. of Commerce, Bureau of the Census).

   As compared to the building permit peak in 1985 of 26,373 apartment units, the Company's principal markets are experiencing moderate multifamily construction levels with 1996 building permits for apartment units (11,931) being less than one-half of the peak level experienced in 1985. At the same time, renter household growth in these markets has remained positive, thus creating a favorable supply/demand relationship.

   Other Factors. In addition to the foregoing demographic factors, the Company believes that demand for multifamily housing in its principal markets will be positively affected by the following trends: (i) a growing percentage of renters in the median income brackets whose decision to rent is a lifestyle choice as well as a financial choice; and (ii) initial high cash costs of home ownership due to downpayments and closing costs making home ownership a less attractive housing alternative for an increasing number of people. The Company believes that these trends will offset to some extent the general trend of a decline in the growth rate of the adult population in the primary rental population of 20 to 35 year olds and the effect of current low interest rates for home mortgages.

   The Company believes that the trends discussed above will keep the demand for multifamily housing growing at a faster rate than the supply of apartments during the next several years. However, there can be no assurances that any projected future conditions will be achieved or realized or that the trends discussed above will continue.

ENVIRONMENTAL MATTERS

   It is the Company's policy to obtain a Phase I ESA from a qualified environmental engineer before the acquisition of any property to identify potential sources of contamination for which the owner of the property may be responsible, and to assess the status of environmental regulatory compliance.

   The Phase I ESA's include a historical review of a subject property, reviews of certain public records, preliminary investigations of the surrounding properties, screening for the presence of asbestos, PCBs and underground storage tanks, and the preparation and issuance of a written report. The Phase I ESA's do not include invasive procedures such as soil sampling or ground water analysis. The Phase I ESA's for the Properties have not revealed any condition that could have a material adverse effect on the Company's business, assets or results of operations nor is the Company aware of any such condition, liability or concern. It is possible that the Phase I ESA's related to any one of the Properties do not reveal all environmental conditions, liabilities or compliance concerns or that there are material environmental conditions, liabilities or compliance concerns that arose at a Property after the related Phase I ESA's report was completed of which the Company is otherwise unaware. The Company believes that the Properties are in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances and other environmental matters. The Company has not been notified by any governmental authority of any material noncompliance, liability or claim relating to hazardous or toxic substances or other environmental substances in connection with any of the Properties. See "Risk Factors -- Possible Environmental Liabilities."

INSURANCE

   The Company currently carries comprehensive liability, fire, flood (where appropriate), worker's compensation, extended coverage and rental loss insurance, with policy specifications, limits and deductibles customarily carried for similar properties. Certain types of losses, however (generally of a catastrophic nature such as acts of war, hurricane coverage in certain areas, and earthquakes) are either uninsurable or are not economically insurable. See "Risk Factors-Uninsured Loss." The Company believes, however, that the Properties are adequately insured in accordance with industry standards.

LEGAL PROCEEDINGS

   Neither the Company nor the Properties are presently subject to any material litigation nor, to the Company's knowledge, is any material litigation threatened against the Company or the Properties, other than routine litigation arising in the ordinary course of business and which is expected to be covered by liability insurance.

                               USE OF PROCEEDS


   The net proceeds to the Company from the sale of Shares offered hereby, after payment of all expenses of the Offering, are expected to be approximately $43.1 million ($49.7 million if the Underwriters' over-allotment option is exercised in full). The net cash proceeds of the Offering will be used for repayment of indebtedness under the Company's Unsecured Line of Credit. The Unsecured Line of Credit is used to fund the acquisition of apartment communities. After the completion of the Offering, the outstanding balance on the Unsecured Line of Credit is estimated to be approximately $44.3 million. As of March 31, 1997, the outstanding balance under the Unsecured Line of Credit was approximately $87.4 million and the interest rate was 7.04%. The current maturity date for the Unsecured Line of Credit is March 31, 1998.

   To the extent that the Underwriters' over-allotment option to purchase 675,000 Common Shares is exercised in full, the Company expects to use the additional net proceeds of up to approximately $6.6 million for repayment of indebtedness under the Company's Unsecured Line of Credit. If the Underwriter's over-allotment option is exercised in full and the proceeds therefrom are used to repay outstanding indebtedness, the outstanding balance on the Unsecured Line of Credit would be approximately $37.7 million and the Company would have approximately $62.3 million of available credit under the Unsecured Line of Credit.

                             DISTRIBUTION POLICY

   The Company has in the past made, and intends to continue to make, regular quarterly distributions to its shareholders. The timing and amounts of distributions to shareholders are within the discretion of the board of directors.

   Prior to this Offering, the Common Shares have not been publicly traded. Application has been made to list the Common Shares on the NYSE under the symbol "TCR." The following table sets forth for the indicated periods the cash distributions declared and paid per Common Share:



                                                      CASH DISTRIBUTION
                                                      PER COMMON SHARE
                                                     -------------------
         1994
         -------
          First Quarter...........................         $0.2205
          Second Quarter..........................          0.2210
          Third Quarter...........................          0.2215
          Fourth Quarter..........................          0.2225
         1995
         -------
          First Quarter...........................         $0.2300
          Second Quarter..........................          0.2400
          Third Quarter...........................          0.2425
          Fourth Quarter..........................          0.2450
         1996
         -------
          First Quarter...........................         $0.2475
          Second Quarter..........................          0.2480
          Third Quarter...........................          0.2485
          Fourth Quarter..........................          0.2490
         1997
         -------
          First Quarter...........................         $0.2500


   As of February 28, 1997, the Company had approximately 12,000 shareholders.

   The first quarter 1997 distribution represents a $1.00 per Common Share annual distribution rate. For 1997 and subsequent years, the Company intends to examine and, as appropriate, adjust its per Common Share dividend rate on an annual rather than a quarterly basis. Future distributions will depend on the

Company's results of operations, cash flow from operations, economic conditions and other factors, such as working capital, cash requirements to fund investing and financing activities, capital expenditure requirements, including improvements to and expansions of properties and the acquisition of additional properties, as well as the distribution requirements under federal income tax provisions for qualification as a REIT.

   For federal income tax purposes, distributions paid to shareholders may consist of ordinary income, capital gains distributions, non-taxable return of capital, or a combination thereof. Distributions which exceed the Company's current and accumulated earnings and profits constitute a return of capital rather than a dividend to the extent of a shareholders' basis in his Common Shares and reduce the shareholder's basis in the Common Shares. Distributions constitute ordinary income to the extent of the Company's current and accumulated earnings and profits. To the extent that a distribution exceeds both current and accumulated earnings and profits and the shareholder's basis in his Common Shares, it is generally treated as gain from the sale or exchange of that shareholder's Common Shares. The Company notifies shareholders annually as to the taxability of distributions paid during the preceding year. In 1996, approximately 14% of distributions represented a return of capital, and the balance represented ordinary income.

   The Company has adopted a Dividend Reinvestment and Share Purchase Plan under which any record holder of Common Shares may reinvest cash dividends and may invest voluntary cash payments of up to $15,000 per quarter in additional Common Shares.

                                 CAPITALIZATION


   The following table sets forth the capitalization of the Company as of December 31, 1996 on a historical basis, and as adjusted to reflect the receipt of net proceeds from the sale of 4,500,000 Shares pursuant to this Offering at the Offering Price of $10.50 per share and the application of the estimated net proceeds (after offering expenses and discounts and fees to the underwriters estimated at $4,106,250) of $43,143,750 therefrom. The information set forth in the following table should be read in conjunction with the consolidated financial statements and notes thereto and the pro forma financial information and notes thereto included elsewhere in this Prospectus, and the discussions under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                 DECEMBER 31, 1996
                                                            --------------------------
                                                             HISTORICAL   AS ADJUSTED
                                                            ------------ -------------
                                                                  (IN THOUSANDS)
Notes payable (1).........................................  $ 55,403     $ 12,259
Shareholders' Equity:
Common Shares, no par value, 50,000,000 Common Shares
authorized; 28,141,509 Common Shares issued and
outstanding (32,641,509 as adjusted)......................   276,270      319,414
Distributions less (greater) than net income, net ........   (21,700)     (21,700)
                                                            ------------ ------------
Total shareholders' equity ...............................   254,570      297,714
                                                            ------------ ------------
Total capitalization......................................  $309,973     $309,973
                                                            ============ ============

----------
(1) Consisting of the Unsecured Line of Credit, which had an outstanding balance of $49,903,000 at December 31, 1996, and the note issued to the seller of the Trolley Square East Apartments, which had an outstanding balance of $5,500,000 at December 31, 1996. See "The Company -- Financing Policy."

                  SELECTED PRO FORMA AND HISTORICAL INFORMATION

   The following table sets forth selected historical financial information for the Company from its inception on June 1, 1993, and selected pro forma information as of and for the year ended December 31, 1996. The unaudited selected pro forma information is presented as if: (i) the Company had owned 38 of the 42 Properties on January 1, 1996; and (ii) the Offering had occurred on January 1, 1996 and the net proceeds therefrom had been used as described herein. The following unaudited selected pro forma information should be read in conjunction with the unaudited pro forma financial statements included elsewhere in this Prospectus. The following selected financial information should be read in conjunction with the discussion set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations," and all of the financial statements and notes thereto included elsewhere in or incorporated into this Prospectus. The pro forma financial information is not necessarily indicative of what the actual financial position or results of operations of the Company would have been as of and for the period presented, nor does it purport to represent the Company's future financial position or results of operation.

                                                                     YEARS ENDED DECEMBER 31,                      PRO FORMA
                                                   ------------------------------------------------------------
                                                        1993           1994           1995            1996          1996 (a)
                                                   -------------- -------------- -------------- ---------------     --------
OPERATING DATA
Revenues from rental properties..................  $  1,784,868   $  8,177,576   $ 16,300,821   $  40,352,955   $  51,430,900
Operating expenses...............................     1,334,855      5,901,759     11,005,558      26,860,354      34,542,326
Management contract termination expense (b) .....            --             --             --      16,526,012      16,526,012
                                                   -------------- -------------- -------------- --------------- ---------------
Income (loss) before interest income (expense) ..       450,013      2,275,817      5,295,263      (3,033,411)        362,562
Interest income..................................        46,633        110,486        226,555         287,344         287,344
Interest expense.................................            --             --       (292,103)     (1,423,782)       (900,839)
                                                   -------------- -------------- -------------- --------------- ---------------
Net income (loss)................................  $    496,646   $  2,386,303   $  5,229,715   $  (4,169,849)  $    (250,933)
                                                   ============== ============== ============== =============== ===============
Weighted average common shares outstanding ......     1,662,944      4,000,558      8,176,803      20,210,432      28,708,800
Per share:
 Net income (loss) ..............................  $       0.30   $       0.60   $       0.64   $       (0.21)  $       (0.01)
 Common distributions declared and paid..........          0.27           0.89           0.96            0.99            0.99

BALANCE SHEET DATA (at end of period)
Investment in rental property....................  $ 25,549,790   $ 54,107,358   $129,696,447   $ 329,715,853   $ 329,715,853
Accumulated depreciation.........................       255,338      1,466,156      4,254,974      12,323,037      12,323,037
Total assets.....................................    29,199,079     57,257,950    133,181,032     322,870,574     322,870,574
Notes payable....................................            --      5,000,000      8,300,000      55,403,000      12,259,250
Shareholders' equity.............................    28,090,912     51,436,863    122,154,420     254,569,705     297,713,455
Common shares outstanding........................     2,995,210      5,458,648     12,754,331      28,141,509      32,641,509

OTHER DATA
Cash provided by operating activities............  $  1,670,406   $  3,718,086   $  9,618,956   $  20,162,776   $  26,491,734
Cash used in investing activities................   (25,549,790)   (28,557,568)   (75,589,089)   (194,519,406)   (194,519,406)
Cash provided by financing activities............    27,487,556     25,519,648     68,754,842     170,466,134     170,466,134

FUNDS FROM OPERATIONS
Net income (loss)................................  $    496,646   $  2,386,303   $  5,229,715   $  (4,169,849)  $    (250,933)
Plus: Depreciation of real estate................       255,338      1,210,818      2,788,818       8,068,063      10,478,105
Management contract termination (b)..............            --             --             --      16,526,012      16,526,012
                                                   -------------- -------------- -------------- --------------- ---------------
Funds from operations (c)........................  $    751,984   $  3,597,121   $  8,018,533   $  20,424,226   $  26,753,184
                                                   ============== ============== ============== =============== ===============
OTHER INFORMATION
Total rental communities (at end of period) .....             5              9             19              40              38
Total number of apartment units (at end of
 period).........................................         1,175          2,085          4,388           9,033           8,641
Economic occupancy ..............................            93%            90%            92%             91%             93%
Weighted average monthly
 revenue per apartment...........................  $        398   $        434   $        466   $         514   $         496

----------

(a) The pro forma information includes 19 of the 21 Properties acquired during 1996 for which the Company had previously reported the 12 month audited operations in Reports on Form 8-K and gives effect to an offering of 4,500,000 Shares at $10.50 per Share, less estimated underwriting discounts and Offering costs, which was assumed to pay down the Unsecured Line of Credit by $43,143,750.
(b) Included in the 1996 operating results is $16,526,012 of management contract termination expense resulting from the Company's conversion to "self-administered" and "self-managed" status. See Note 6 to the financial statements included herein.
(c) The Company considers funds from operations to be an appropriate measure of the performance of an equity REIT. Funds from operations ("FFO") is defined as income before gains (losses) on sales and debt restructuring (computed in accordance with generally accepted accounting principles) plus real estate depreciation, and after adjustments for nonrecurring items if any. The Company computes FFO in accordance with the recommendations set forth in a White Paper adopted on March 3, 1995 by the National Association of Real Estate Investment Trusts ("NAREIT"). The Company considers FFO in evaluating property acquisitions and its operating performance, and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the Company's operating performance and liquidity. FFO, which may not be comparable to other similarly titled measures of other REITS, does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The following discussion is based on the financial statements of the Company as of December 31, 1996, 1995 and 1994. This information should be read in conjunction with the selected financial data, the Company's financial statements and notes thereto and the pro forma financial statements and notes thereto of the Company included elsewhere in this Prospectus. The Company is operated and has elected to be treated as a REIT for federal income tax purposes.

RESULTS OF OPERATIONS

  Comparison of Pro Forma Results of Operations to Historical Results of Operations for the Year Ended December 31, 1996

   The pro forma statement of operations for the year ended December 31, 1996 assumes 19 of the 21 Properties acquired during 1996 were acquired as of January 1, 1996. Two Properties were acquired during 1996 for which 1996 audited financial statements were not available for the period of time the Properties were not owned by the Company. The pro forma statement of operations also assumes the Offering had occurred on January 1, 1996. The historical and pro forma statements of operations include $16,526,012 of management contract termination expense associated with the Company's conversion to "self-administered" and "self-managed" status on October 1, 1996.

   On a pro forma basis, rental income increased by $11,077,945 or 27.4% over historical rental income for the year ended December 31, 1996. This increase is attributable to rental revenues from the 19 Properties acquired during 1996, all of which were assumed to have been acquired on January 1, 1996 for purposes of the pro forma statement of operations. Average revenues per unit per month for 1996 was $496 on a pro forma basis versus $488 on a historical basis. This increase is attributable to the higher average rents for Properties acquired in 1996, offset in part by lower occupancy at these Properties during the period of time that the Properties were not owned by the Company.

   Total expenses, exclusive of depreciation of rental property, amortization and the management contract termination expense, increased by $5,271,930 or 28% from $18,745,158 on a historical basis to $24,017,088 on a pro forma basis. This increase is attributable to expenses from the 19 Properties acquired in 1996 for the period of time they were not owned by the Company. On a weighted average apartment unit basis, monthly pro forma total expenses per unit, exclusive of depreciation of rental property, amortization and management contract termination expense increased to $232 on a pro forma basis versus $227 on a historical basis. This increase is consistent with the increase in average monthly rental income per unit and the Company's experience in reducing costs at newly acquired Properties.

   On a pro forma basis, depreciation of real estate owned increased by $2,410,042 or 30%. This increase is attributable to the depreciation of the 19 Properties acquired in 1996, as if they were acquired January 1, 1996.


   Interest expense decreased by $522,943 or 37% from $1,423,782 on a historical basis to $900,839 on a pro forma basis. This decrease is attributable to use of the estimated net proceeds from the Offering of $43,143,750 to repay indebtedness used to acquire certain of the 19 Properties.

   As a result of the foregoing, the pro forma net loss for the year ended December 31, 1996 was $250,933 or $.01 per share compared to net loss of $4,169,849 or $.21 per share on a historical basis.

  Comparison of the Years Ended December 31, 1996 and December 31, 1995

   Conversion to Self Administration. Effective October 1, 1996, the Company agreed with its affiliated advisor and management company on a series of transactions, the effect of which was to convert the Company into a "self-administered" and "self-managed" REIT. The transactions were unanimously approved by the Board of Directors of the Company. The conversion was approved because it is expected to reduce future operating expenses compared to what those expenses would have been under the Company's former "externally managed and advised" arrangements. The net effect of these savings on earnings per Common Share will be partially offset by the issuance of Common Shares to effect the transaction as described below.

   Pursuant to this conversion, the Company agreed to issue 1,400,000 Common Shares, with 700,000 Common Shares issued in October 1996 and 700,000 Common Shares to be issued on September 30, 1997, and paid approximately $1,913,000 to the various entities for several assets and various contracts. This transaction was accounted for as the termination of management contracts and resulted in a one-time expense of $16,526,012. The remaining amounts paid relate primarily to fixed assets acquired, net of imputed interest. This expense was the primary factor in the Company's net loss of $4,169,849 ($.21 per Common Share) for 1996 versus net income of $5,229,715 ($.64 per Common Share) in 1995. See Note 6 of the "Notes to Financial Statements," "Risk Factors -- Purchase of Former
Advisor's and Former Manager's Rights not at Arm's-Length" and "Certain Transactions -- Conversion to Self-Administration."

   Income and Occupancy. The results of the Company's Property operations for the year ended December 31, 1996 include the results of operations from the 19 Properties acquired before 1996 and from the 21 Properties acquired in 1996 from their respective acquisition dates. The increased rental income and operating expenses for the year ended December 31, 1996, over the year ended December 31, 1995, are primarily due to a full year of operation in 1996 of the 19 Properties acquired before 1996 as well as the incremental effect of the 21 Properties acquired in 1996.

   Substantially all of the Company's revenue is from the rental operation of its Properties. Rental income increased to $40,352,955 (148 percent) in 1996 from $16,300,821 in 1995 due to the factors described above. Rental income is expected to increase from the impact of planned improvements which are being made in an effort to improve the Properties' marketability, improve occupancies and increase rental rates.

   Overall average economic occupancy was 91% in 1996 and 92% in 1995. The average rental rate per unit for the Properties increased to $520 (9 percent) in 1996 from $479 in 1995. This increase is due to a combination of increased rental rates from new leases and the acquisition of Properties with higher average rental rates. Management believes that the implementation of its property renovation program at 36 Properties was also a major factor in enabling the Company to increase rental rates. The Properties acquired prior to 1996 had an average economic occupancy of 90% during 1996 and 92% during 1995. The decrease in occupancy is partially due to the effects of repositioning and renovation activities taking place at recently acquired Properties as well as the effect of acquiring Properties with occupancies below those reflective of their respective markets as a result of substandard property management. The Properties acquired in 1996 provided 37% of the Company's 1996 income and had an average economic occupancy of 93% during 1996.

   Comparable Property Results. On a comparative basis, the nine Initial Properties, which were owned during all of 1996 and 1995, provided rental and net operating income of $12,546,624 and $7,082,130 in 1996 and $11,644,096 and
$6,226,431 in 1995, respectively. This represents an increase from 1995 to 1996 of 7.8% and 13.7%, respectively. The conversion to "self management" took place in October 1996. Therefore, the actual results for Property operations contained a full year of external management expense in 1995 and a partial year of external management expense in 1996. In order to make a meaningful comparison of net operating income for these Properties between 1995 and 1996, management believes Property external management expenses need to be eliminated from both years. This adjustment allows for a comparison of the results of the Initial Properties on a "self-administered" and "self-managed" basis. As adjusted, the Initial Properties would have provided net operating income of $7,537,707 in 1996 and $6,928,227 in 1995. This represents a net operating income increase of 8.8%. The eliminated expenses include management fees of $553,471 in 1995 and $414,505 in 1996. In addition, other expenses related to the management contracts of $148,325 in 1995 and $41,072 in 1996 were also eliminated.

   Expenses. Total Property expenses, excluding management contract termination expense, increased to $26,860,354 (144 percent) in 1996 from $11,005,558 in 1995, due largely to the increase in the number of apartments owned by the Company. The operating expense ratio (the ratio of operating expenses, excluding depreciation and amortization, to rental income) was 43% in 1996 and 46% in 1995. The decline in the operating expense ratio is attributable to increasing economies of scale based on the Company's growing portfolio of Properties and the elimination of management and advisory fees in the fourth quarter of 1996.

   General and administrative expenses totaled 3.7% of revenues in both 1996 and 1995. These expenses represent the administrative expenses of the Company as distinguished from the operations of the Properties. In 1996, the Company has continued to expand its internal administrative infrastructure to keep pace with its rapid growth.

   Depreciation of real estate increased to $8,068,063 from $2,788,818 in 1995 and is directly attributable to the acquisition of additional Properties.

   Interest Income and Expense. Company's other source of income is from the investment of its cash and cash reserves. Interest income was $287,344 in 1996 and $226,555 in 1995. The Company incurred $1,272,530 and $292,103 of interest expense in 1996 and 1995, respectively, associated with short-term borrowings under its line of credit. The Company also incurred $151,252 of interest expense in 1996 associated with an unsecured promissory note held by a seller of one Property. The increase in interest expense associated with the line of credit is a result of the increased use of its line of credit to fund acquisitions. The weighted average interest rate on the line of credit during 1996 was 7.2% compared to 7.8% in 1995.

   Changes in Accounting Policies. During the first quarter of 1996, the Company adopted the provisions of FASB No 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." The adoption of this statement did not have an impact on the Company's financial statements (See
Note 1 to the financial statements).

  Comparison of the Years Ended December 31, 1995 and December 31, 1994

   Income and Occupancy. The Company had increased rental income, expenses and net income in 1995 and 1994 due to the full year of operations from the four Properties acquired in 1994 and the five Properties acquired in 1993, respectively, as well as the effect of the operations of the ten Properties acquired in 1995 and the four Properties acquired in 1994 from their respective acquisition dates.

   Rental income in 1995 increased to $16,300,821 (99 percent), from $8,177,576 in 1994, due to the factors described above. The Company's Properties had an average economic occupancy of 92% during 1995 and 90% in 1994. On a comparative basis, the five Properties owned during all of 1995 and 1994 provided rental and operating income of $6,681,121 and $3,567,290, respectively, in 1995 and $6,175,925 and $3,202,454 in 1994. This represents an increase from 1994 to 1995 of 8% and 11%, respectively.

   The ten Properties acquired in 1995 had an average occupancy of 92% during 1995. As noted, the nine Properties acquired prior to 1995 had an average occupancy of 92% in 1995.

   Overall, average rental rates for the Properties increased from $450 per month in 1994 to $479 per month (6 percent) in 1995. This increase was due to a combination of increased rental rates from new leases and the acquisition of Properties with higher average rental rates. Management believes that the implementation of its property renovation programs at its various Properties was a major factor in enabling the Company to increase rental rates.

   Expenses. Total expenses increased to $11,005,558 (86 percent) in 1995 from $5,901,759 in 1994 due largely to the increased number of Properties. The operating expense ratio (the ratio of operating expenses to rental income) was 46% in 1995 and 48% for 1994. General and administrative expenses totaled 3.7% of revenues in 1995 and 8.8% in 1994. The decline in operating expense ratio was attributable to increasing economics of scale based on the Company's growing portfolio of Properties.

   Interest Income and Expense. Interest income was $226,555 in 1995 and $110,486 in 1994. The Company incurred $292,103 of interest expense in 1995 associated with short-term borrowings under its line of credit for acquisitions. The Company did not borrow any funds and, thus, had no interest expense in 1994.

LIQUIDITY AND CAPITAL RESOURCES

   Equity. There was a significant change in the Company's liquidity during the year ended December 31, 1996 as the Company continued to grow. During 1996, the Company sold 14,687,178 of its Common Shares to investors bringing the total number of Common Shares outstanding to 28,141,509. The total gross proceeds from the Common Shares sold in 1996 was $161,558,958, which netted $144,798,035 to the Company after the payment of brokerage fees and other offering-related costs. This increased the total gross common equity raised of the Company from $138,434,847 at December 31, 1995 to approximately $300,000,000 at December 31, 1996.

   Using proceeds from the sale of Common Shares and supplemented by short-term borrowings when necessary, the Company acquired 4,645 apartment units in 21 residential rental communities during 1996. These acquisitions brought the total number of Properties to 40 and the total number of apartment units owned to 9,033 at year-end.

   Notes Payable. The Company intends to acquire additional properties and may seek to fund these acquisitions through a combination of equity offerings and unsecured corporate debt. To meet this objective, the Company, in February 1997, secured a $100 million Unsecured Line of Credit through a consortium of three banks headed by First Union National Bank of Virginia. The Unsecured Line of Credit bears interest at the one-month LIBOR rate plus 160 basis points and is due on March 31, 1998. The Unsecured Line of Credit may be used only for property acquisitions. The Company anticipates curtailing the Unsecured Line of Credit with the proceeds of offerings of Common Shares.

   At year-end, the Company had an outstanding balance of $49,903,000 on its previous line of credit. This line of credit was fully repaid with proceeds from the Unsecured Line of Credit in February 1997. In addition, the Company had a $5,500,000 unsecured promissory note bearing an effective interest rate of 6.65% per annum. This debt is to a private lender and is due in June 1999.

   In January 1997, the Company acquired the Arbors at Windsor Lake Apartments, a 228-unit apartment community located in Columbia, South Carolina for $10,875,000 and the Westchase Apartments, a 352-unit apartment community located in Charleston, South Carolina for $11,000,000. In March 1997, the Company acquired the Paces Arbor Apartments, a 101-unit apartment community, and the Paces Forest Apartments, a 117-unit apartment community, both located in Raleigh, North Carolina, for an aggregate of $12,061,700. The Company used its unsecured line of credit to effect these acquisitions. Not adjusting for the intended use of proceeds of this Offering (See "Use of Proceeds"), the Company has approximately $12.6 million of currently available borrowing capacity for future acquisitions. Upon completion of the Offering and after giving effect to the intended use of proceeds of the Offering, the Company expects to have approximately $61.0 million of available credit under the Unsecured Line of Credit.

   The Company also has a $7.5 million unsecured revolving line of credit for general corporate purposes. This line of credit also bears interest at the one-month LIBOR rate plus 160 basis points and is due on March 31, 1998. On March 31, 1997, the outstanding balance on this loan was approximately $400,000. The Company intends to use $3.8 million of proceeds borrowed under this line of credit to purchase common shares of Apple at or before the closing of the Offering.

   Capital Requirements. The Company has ongoing capital expenditure commitments to fund its renovation programs for recently acquired Properties. In addition, the Company expects to acquire new properties during the year. The Company anticipates that it will continue to operate as it did in 1996 and fund these cash needs from a variety of sources including equity, cash reserves and debt provided by its line of credit.

   The Company continues to renovate its Properties. In connection with these renovations, the Company capitalized improvements of approximately $19 million in 1996. Approximately $8 million of additional capital improvements are budgeted for 1997 on the existing Property portfolio. The Company's budgeted capital improvements are expected to be funded through cash reserves and dividend reinvestment.

   Historically, the rental income generated from the Properties has provided ample cash to provide for the payment of operating expenses and the payment of distributions.

   The Company is operated as, and has made an election to be taxed as, a REIT under the Code. As a result, the Company has no provision for income taxes and thus there is no effect on the Company's liquidity from income taxes.

   Capital resources are expected to grow with the future sale of its Common Shares and from cash flow from operations. Approximately 60% of all 1996 distributions were reinvested in additional Common Shares. In general, the Company's liquidity and capital resources are believed to be more than adequate to meet its cash requirements during 1997.


   Debt Limitation. Pursuant to the Debt Limitation, the Company's outstanding indebtedness is limited so that at the time such debt is incurred, it does not exceed 40% of the Company's Total Market Capitalization. After the completion of the Offering, the Company expects to have a total of approximately $54.0 million in outstanding indebtedness which will represent approximately 13.2% of the Company's Total Market Capitalization.

IMPACT OF INFLATION

   The Company does not believe that inflation had any significant impact on it's operations in 1996. Future inflation, if any, would likely cause increased operating expenses, but the Company believes that increases in expenses would be more than offset by increases in rental revenues.

                                   MANAGEMENT

   The executive officers and directors of the Company are:

          NAME           AGE                      POSITION
----------------------- ----- -----------------------------------------------
Glade M. Knight........  53    Chairman, Chief Executive Officer and President

Debra A. Jones.........  42    Chief Operating Officer

Stanley J. Olander, Jr.  42    Director, Chief Financial Officer and Secretary

Glenn W. Bunting, Jr...  52    Director

Leslie A. Grandis......  52    Director

Penelope W. Kyle.......  49    Director

Harry S. Taubenfeld ...  67    Director

Martin Zuckerbrod......  66    Director


   GLADE M. KNIGHT. Mr. Knight is Chairman, Chief Executive Officer and President of the Company. Mr. Knight is also a Director, Chairman of the Board and President of Apple. See "The Company -- Apple Residential Income Trust." Since 1972, Mr. Knight has held executive and/or ownership positions in several corporations involved in the management of and investment in real estate, and has served, directly or indirectly, as a general or limited partner of 71 limited partnerships owning 80 properties comprising over 13,000 apartment units. See "Risk Factors -- Prior Performance Difficulties of Certain Affiliates." Mr. Knight is Chairman of the Board of Trustees of Southern Virginia College in Buena Vista, Virginia. Mr. Knight is also a member of the advisory board to the Graduate School of Real Estate and Urban Land Development at Virginia Commonwealth University.

   DEBRA A. JONES. Ms. Jones is the Chief Operating Officer of the Company. From June 1991 through August 1996, Ms. Jones was employed by Cornerstone Realty Group, Inc. Through Cornerstone Realty Group, Inc., Cornerstone Management Group, Inc. and Cornerstone Advisors, Inc., which had contracts to provide management and administration services to the Company, Ms. Jones provided the same general types of services as she now provides as the Company's Chief Operating Officer. Ms. Jones has held executive positions in real estate companies organized by Mr. Knight since 1979. Ms. Jones is licensed as a real estate agent in the Commonwealth of Virginia, and is recognized by the Institute of Real Estate Management as a Certified Property Manager and by the National Association of Real Estate Appraisers as a Certified Real Estate Appraiser.

   STANLEY J. OLANDER, JR. Mr. Olander is Chief Financial Officer and Secretary of the Company. From June 1991 through August 1996, Mr. Olander was employed by Cornerstone Realty Group, Inc. Through Cornerstone Realty Group, Inc., Cornerstone Management Group, Inc. and Cornerstone Advisors, Inc., which had contracts to provide management and administration services to the Company, Mr. Olander provided the same general types of services as he now provides as the Company's Chief Financial Officer. Mr. Olander has held various executive positions in real estate companies organized by Mr. Knight since 1981. Mr. Olander is a licensed real estate agent in the Commonwealth of Virginia and a member of the Richmond Board of Realtors. Mr. Olander serves as Secretary of Apple, but his time commitment to such position is expected to be immaterial.

   GLENN W. BUNTING, JR. Mr. Bunting has been President of American KB Properties, Inc., which develops and manages shopping centers, since 1985. He has been President of G.B. Realty Corporation, which brokers shopping centers and apartment communities, since 1980.

   LESLIE A. GRANDIS. Mr. Grandis has been a partner in the law firm of McGuire, Woods, Battle & Boothe, L.L.P. in Richmond, Virginia since 1974. Mr. Grandis concentrates his practice in the areas of corporate finance and securities law. He is a director of Markel Corporation and CSX Trade Receivables Corporation.

   PENELOPE W. KYLE. Ms. Kyle became director of the Virginia Lottery on September 1, 1994. Ms. Kyle had worked in various capacities for CSX Corporation and its affiliated companies from 1981 until August 1994. She served as Vice President, Administration and Finance for CSX Realty, Inc. beginning in 1991, as Vice President, Administration for CSX Realty, Inc. from 1989 to 1991, and as Assistant Vice President and Assistant to the President for CSX Realty, Inc. from 1987 to 1989. Ms. Kyle is also a director of Apple.

   HARRY S. TAUBENFELD. Mr. Taubenfeld has practiced law, and been involved in mortgage and real estate investment activities, in the firm of Zuckerbrod & Taubenfeld of Cedarhurst, New York since 1959, and has practiced law since 1956. Mr. Taubenfeld specializes in real estate and commercial law. Mr. Taubenfeld is a Trustee of the Village of Cedarhurst and a past President of the Nassau County Village Officials.

   MARTIN ZUCKERBROD. Mr. Zuckerbrod has practiced law, and been involved in mortgage and real estate investment activities, in the firm of Zuckerbrod & Taubenfeld of Cedarhurst, New York since 1959, and has practiced law since 1956. Mr. Zuckerbrod's areas of professional concentration are real estate and commercial law. Mr. Zuckerbrod also serves as a judge in the Village of Cedarhurst.

OFFICER COMPENSATION

   GENERAL. The Company did not pay salaries to its officers for the period before September 1, 1996. During such prior period, the Company operated as an "externally-advised" and "externally-managed" REIT. Effective October 1, 1996 the Company has converted to "self-administered" and "self-managed" status. See "Certain Transactions." In connection with this change, the Company entered into employment agreements with Messrs. Knight and Olander and Ms. Jones, each of whom had previously served as the principal executive officers of the advisory and management companies.

   The following table sets forth the compensation awarded to the Company's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer during the fiscal year ending December 31, 1996 (collectively the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                        ANNUAL COMPENSATION               COMPENSATION AWARDS
                             ---------------------------------------- --------------------------
                                                                        RESTRICTED
                                                       OTHER ANNUAL       SHARE      SECURITIES
     NAME AND PRINCIPAL         SALARY       BONUS     COMPENSATION       AWARDS     UNDERLYING
          POSITION              ($)(1)      ($)(2)          (3)           ($)(4)     OPTIONS (#)
---------------------------  ------------ ---------- ---------------- ------------- ------------
Glade M. Knight
 Chairman and Chief
 Executive Officer.........  70,000 (5)       --            --              --          80,440
Debra A. Jones
 Chief Operating Officer ..  40,000 (6)       --            --              --          44,310
Stanley J. Olander, Jr.
 Chief Financial Officer ..  40,000 (6)       --            --              --          44,310

----------
(1)  Amounts  given are for the period  September 1, 1996  through  December 31,
     1996.

(2) Bonuses may be awarded in 1997 and in future years in the discretion of the board of directors.

(3) The Company provides each of the Named Executive Officers with use of a Company automobile, and pays premiums for term life, disability and health insurance for the Named Executive Officers. The value of such items was less than the lesser of either $50,000 or 10% of the total salary and bonus of the Named Executive Officer in 1996.

(4) At December 31, 1996, Mr. Knight held 5,000 restricted Common Shares issued under the Incentive Plan (as defined herein) and each of Ms. Jones and Mr. Olander held 2,500 restricted Common Shares issued under the Incentive Plan. All of these restricted Common Shares were issued on July 1, 1995 and vest in equal 1/5 portions on July 1 of each year from 1995 through 1999, inclusive. If the holder of such restricted Common Shares ceases to be either an officer or employee of the Company for any reason other than death or permanent disability, the unvested restricted Common Shares will revert to the Company. Distributions are payable on all of these restricted Common Shares, both vested and unvested. Prior to this Offering, there has been no public market for the Common Shares. Thus, the value of the restricted Common Shares awarded under the Incentive Plan at the end of 1996 is indeterminate. Based on the Offering Price, the value of Mr. Knight's 5,000 restricted Common Shares would be $52,500, and the value of the 2,500 restricted Common Shares owned by each of Ms. Jones and Mr. Olander would be $26,250.

(5)  Annualized salary of $210,000.

(6)  Annualized salary of $120,000.

   The  following  table  sets  forth  the  information   with  respect  to  the
exercisability of the Common Share options held by the Named Executive Officers during the year ended December 31, 1996.

                     AGGREGATED OPTION EXERCISES IN 1996
                       AND 1996 YEAR-END OPTIONS VALUES

                              NUMBER OF SECURITIES
                              SHARES                          UNDERLYING
                             ACQUIRED       VALUE       UNEXERCISED OPTIONS AT          VALUE OF UNEXERCISED
          NAME             ON EXERCISE    REALIZED             YEAR-END                OPTIONS AT YEAR END $
-----------------------  --------------- ---------- ----------------------------- -------------------------------
                                                     EXERCISABLE   UNEXERCISABLE  EXERCISABLE(1) UNEXERCISABLE(1)
                                                    ------------- --------------- -------------- ----------------
Glade M. Knight........        --           --          54,264        26,176            --             --
Debra A. Jones.........        --           --          29,586        14,724            --             --
Stanley J. Olander, Jr.        --           --          29,586        14,724            --             --

----------
(1) The exercise price of each exercisable option referred to in the table is $11.00 per Common Share. The exercise price of one half of the unexercisable options referred to in the table will equal the fair market value of the Common Shares on September 8, 1997, and the exercise price of the other one-half of the unexercisable options referred to in the table will equal the fair market value of the Common Shares on September 9, 1997. Prior to this Offering, there has been no public market for the Common Shares. Thus, the value of the options at the end of 1996 is indeterminate. Based on the Offering Price, the options do not have any realizable value at the date of this Prospectus.

   EMPLOYMENT AGREEMENTS. Each of Glade M. Knight, Stanley J. Olander, Jr. and Debra A. Jones has, effective September 1, 1996, entered into an employment agreement with the Company. Mr. Knight's employment agreement has a term of one year, but may be extended by the Company for up to four additional one-year terms. The employment agreements with Ms. Jones and Mr. Olander have five year terms ending on August 31, 2001. Mr. Olander and Ms. Jones are obligated to devote all of their business time to the Company. Mr. Knight is not similarly restricted, although he has agreed to devote as much of his attention and energies to the business of the Company as is reasonably required in the judgment of him and the board of directors.

STOCK INCENTIVE PLANS

   The Company has adopted two stock incentive plans (the "Stock Incentive Plans"). The aggregate number of Common Shares underlying issuable options under the two stock incentive plans is 1,771,017 Common Shares plus 6.2% of the number of Common Shares sold in this Offering and additional offerings through July 7, 1999.

   The Incentive Plan. Under one plan (the "Incentive Plan"), incentive awards may be granted to certain employees (including officers and directors who are employees) of the Company. Mr. Knight, Ms. Jones and Mr. Olander are participants in the Incentive Plan. Such incentive awards may be in the form of stock options or restricted stock. The exercise price of the options will be not less than 100% of the fair market value of the Common Shares as of the date of grant of the option. Under the Incentive Plan, the number of Common Shares underlying issuable options is 1,237,470 Common Shares plus 4.4% of the number of Common Shares sold in this Offering and any additional offerings of Common Shares through July 7, 1999. If an option is canceled, terminates or lapses unexercised, any unissued Common Shares allocable to such option are available for future incentive awards.

   The purpose of the Incentive Plan is to attract and retain the services of experienced and qualified employees who are acting on behalf of the Company in a way that aligns the identification of such employees' interests with those of the shareholders.

   As of December 31, 1996, the Company had outstanding under the Incentive Plan options to purchase an aggregate of 271,500 Common Shares to 18 officers and employees and an aggregate of 10,000 restricted Common Shares to three officers. The exercise price of each option outstanding under the Incentive Plan is $11.00 per Common Share, except that the exercise price of options to purchase 40,900 Common Shares will be the fair market value of the Common Shares on September 8, 1997, and the exercise price of options to purchase an additional 40,900 Common Shares will be the fair market value of the Common Shares on September 8, 1998. As of the date of this Prospectus, no options under the Incentive Plan have been exercised.

   Directors' Plan. The Company has also adopted a stock option plan for directors of the Company who are not employees of the Company (the "Directors' Plan"). Under the Directors' Plan, the number of Common Shares underlying issuable options is 533,547 Common Shares plus 1.8% of the number of Common Shares sold in this Offering and any additional offerings of Common Shares through July 7, 1999.

   A director is eligible to receive an option under the Directors' Plan if the director is not otherwise an employee of the Company or any subsidiary of the Company and was not an employee of any of such entities for a period of at least one year before the date of grant of an option under the Plan. Five members of the board (all of the directors except Messrs. Knight and Olander) currently qualify to receive options under the Directors' Plan.

   The Directors' Plan is administered by the board. Grants of stock options to eligible directors under the Plan are automatic. The exercise price for each option granted under the Directors' Plan is 100% of the fair market value on the date of grant; no consideration is paid to the Company for the granting of the option.

   As of December 31, 1996, the Company had outstanding under the Directors' Plan options to purchase an aggregate of 99,756 Common Shares at $11 per Common Share and 3,773 Common Shares at $10 per Common Share. As of the date of this Prospectus, no options under the Directors' Plan have been exercised.

                              CERTAIN TRANSACTIONS

CONVERSION TO SELF-ADMINISTRATION

   Before October 1, 1996, the Company operated as an "externally-advised" and "externally-managed" REIT. Cornerstone Advisors, Inc. served as the advisor to the Company, Cornerstone Management Group, Inc. served as the manager of the Properties, and property acquisition services were provided to the Company by Cornerstone Realty Group, Inc. Glade M. Knight, Chairman and Chief Executive Officer of the Company, owned all of the stock of Cornerstone Advisors, Inc., Cornerstone Management Group, Inc. and Cornerstone Realty Group, Inc. (collectively, the "External Companies"). By agreement among Mr. Knight, Stanley
J. Olander, Jr. (Chief Financial Officer of the Company) and Debra A. Jones (Chief Operating Officer of the Company), Mr. Knight held part of the beneficial ownership of the External Companies for the account and interest of each of Mr. Olander and Ms. Jones.

   Before October 1, 1996, the Company entered into a separate management contract with Cornerstone Management Group, Inc. with respect to each Property acquired. Under the terms of these agreements, the Company was obligated to pay Cornerstone Management Group, Inc. a management fee equal to 5% of gross rental income from the related Property plus certain expenses. Under the terms of the advisory agreement with Cornerstone Advisors, Inc., the Company was obligated to pay to Cornerstone Advisors, Inc. an annual advisory fee of up to 0.25% of the Company's assets based on certain performance criteria. Under the terms of the acquisition agreement with Cornerstone Realty Group, Inc., the Company was obligated to pay Cornerstone Realty Group, Inc. a brokerage commission of 2% of the gross purchase price of each Property acquired.

   As of September 1, 1996, the Company agreed with the External Companies on a series of related transactions, the effect of which was to convert the Company into a "self-administered" and "self-managed" REIT effective October 1, 1996. The transactions were unanimously approved by the board of directors, which relied in part upon a "fairness opinion" issued by Arthur Andersen LLP. The conversion was approved by the board of directors because it was determined to be in the best interests of the Company and the shareholders for property acquisition, property management and Company administration to be performed by the Company's own officers and employees, rather than through contracts with the External Companies.

   To effect the conversion, the Company agreed to issue 1,400,000 Common Shares to Cornerstone Management Group, Inc. in exchange for the assignment by such company of all of its rights and interests in, to and under its management agreements with the Company. On October 1, 1996, the Company issued 700,000 Common Shares, and the balance of such Common Shares will be issued on September 30, 1997. No distributions are payable with respect to the 700,000 unissued Common Shares until they are issued. However, there are no conditions to the issuance of the deferred Common Shares other than the passage of time.

   In addition, the Company paid to Cornerstone Realty Group, Inc. and Cornerstone Advisors, Inc. an aggregate of $1,325,000 in exchange for the assignment by them of all of their rights and interests in the property acquisition agreement and advisory agreement with the Company. Also on such date, the Company paid to Cornerstone Realty Group, Inc. $100,000 and paid to Glade M. Knight $350,000 for the personal property and building, respectively, located at 306 East Main Street, Richmond, Virginia, which previously had served as the principal executive office of the External Companies. This space now serves as the principal executive office of the Company. Finally, the Company paid approximately $138,000 to certain lenders, representing the balance owed by Cornerstone Realty Group, Inc. on certain automobile loans, in exchange for the conveyance of seven automobiles by it to the Company.

   Mr. Knight owned all of the shares of each of the External Companies. Mr. Knight, however, held a portion of the shares in such companies for the benefit of Ms. Jones and Mr. Olander. Mr. Knight transferred 109,091 Common Shares and $100,000 cash to each of these officers from the proceeds of the transactions described above.

   Immediately following the assignment by each of the External Companies of its rights and interests in its respective agreement with the Company, the Company terminated each such agreement. Furthermore, as of September 1, 1996, the Company entered into employment agreements with Mr. Knight, Mr. Olander and Ms. Jones. See "Management -- Compensation of Officers -- Employment Agreements."

   Although all of the foregoing transactions involving the Company were unanimously approved by the Company's board of directors, the transactions were not the result of arm's-length negotiations. Although the Company did obtain the fairness opinion described above, it did not obtain independent evaluations or appraisals of the rights and assets acquired by the Company. See "Risk Factors -- Purchase of Former Advisor's and Former Manager's Rights not at Arm's-Length."

APPLE RESIDENTIAL INCOME TRUST

 PURCHASE OF COMMON SHARES OF APPLE

   The Company has a continuing right to own up to 9.8% of the common shares of Apple. The Company has committed to purchase at or before the closing of the Offering sufficient common shares of Apple so that it will own approximately 9.5% of the total common shares of Apple outstanding as of March 1, 1997. Thereafter, the Company intends, if the board of directors of the Company determines it is in the best interest of the Company and its shareholders, to purchase additional common shares of Apple as of the end of each calendar quarter so as to maintain its ownership of approximately 9.5% of the outstanding common shares of Apple.

 POSSIBLE ACQUISITION OF APPLE

   The Company has a right of first refusal to purchase the properties and business of Apple. In addition, by the end of 1997, the Company will evaluate the acquisition of Apple and, if the board of directors of the Company determines it is in the best interests of the Company and its shareholders, offer to acquire Apple or its assets. While any decision to combine the Company and Apple can be made only by the respective boards of directors, and depending on the structure of the transaction, the respective shareholders, of the two companies, it is the current intent of Mr. Knight and the board of directors of the Company to seek to acquire Apple if the board of directors determines such an acquisition is in the best interests of the Company. See "Risk Factors -- Conflict of Interest in Continuation or Enforcement of Advisory Agreement and Property Management Agreements."

 ACQUISITION, DISPOSITION, ADVISORY AND PROPERTY MANAGEMENT SERVICES

   Summary. On or before the closing of the Offering, the Company will acquire from Mr. Knight all of the assets of ARG in exchange for $350,000 in cash and Common Shares valued at $1,650,000. The number of Common Shares issued will be based upon the Offering Price, net of underwriting discounts and commissions, and equals 168,971. The sole material asset of ARG is its Property
Acquisition/Disposition Agreement with Apple and the Company will succeed by assignment to the rights, powers, benefits, duties and obligations of ARG under the Property Acquisition/Disposition Agreement. See "Risk Factors -- Acquisition of Assets of Apple Realty Group, Inc. Not at Arm's-Length."

   ARA and ARMG provide advisory and property management services, respectively, to Apple under an Advisory Agreement and a series of Property Management Agreements. Pursuant to subcontract agreements, each of ARA and ARMG has delegated its duties and obligations and assigned its rights, powers and benefits under the agreements with Apple to the Company, and the Company has agreed to perform all such services for Apple in exchange for all fees and expense reimbursements payable under the agreements between Apple and ARA and ARMG.

   Acquisition and Disposition Services. Under the Property Acquisition/Disposition Agreement, the Company will be entitled to a real estate commission equal to 2% of the gross purchase prices of Apple's properties (net of acquisition debt), payable by Apple in connection with each property acquisition on or after March 1, 1997. The Company will also be entitled to a real estate commission equal to 2% of the gross sales prices of Apple's properties, payable by Apple in connection with each property sale if, but only if, any such property is sold and the sales price exceeds the sum of (1) Apple's cost basis in the property plus (2) 10% of such cost basis. The Company will not be entitled to any disposition fee in connection with a sale of a property by Apple to the Company or any affiliate of Mr. Knight but the

Company will, in such case, be entitled to payment by Apple of its costs incurred upon such disposition. The Property Acquisition/Disposition Agreement has an initial term of five years ending October 31, 2001, and will renew automatically for successive terms of five years unless either party to the agreement elects not to renew.

   Advisory Services. Pursuant to the subcontract between ARA and the Company pertaining to the Advisory Agreement between ARA and Apple, the Company will seek to obtain, investigate, evaluate and recommend property investment opportunities for Apple, serve as property investment advisor and consultant in connection with investment policy decisions made by the directors of Apple, and subject to the direction of the directors of Apple, supervise the day-to-day operations of Apple. The current Advisory Agreement has a one-year term ending October 31, 1997, and is renewable annually by the directors of Apple. See "Risk Factors -- Conflict of Interest in Continuation or Enforcement of Advisory Agreement and Property Management Agreements." The Advisory Agreement provides that it may be terminated at any time by a majority of the independent directors of Apple upon 60 days written notice, and upon shorter or no notice for cause, as defined in the agreement.

   Pursuant to the subcontract pertaining to the Advisory Agreement, the Company will be entitled to an annual asset management fee (the "Asset Management Fee"). The Asset Management Fee is payable quarterly in arrears. The amount of the Asset Management Fee is a percentage of the gross offering proceeds that have been received from time to time by Apple from the sale of its common shares ("Total Contributions"). The applicable percentage used to calculate the Asset Management Fee is based on the ratio of Apple's funds from operations to Total Contributions (such ratio, the "Return Ratio") for the preceding calendar quarter. The per annum Asset Management Fee is equal to the following with respect to each calendar quarter: 0.1% of Total Contributions if the Return Ratio for the preceding calendar quarter is 6% or less; 0.15% of Total Contributions if the Return Ratio for the preceding calendar quarter is more than 6%, but not more than 8%; and 0.25% of Total Contributions if the Return Ratio for the preceding calendar quarter is above 8%. At February 28, 1997, Apple's Total Contributions were approximately $39.6 million. Apple began operations in January 1997, and therefore has not completed a full quarter of operations. The amount of the Asset Management Fee during any subsequent term of the Advisory Agreement may vary from the amount payable in the previous term.

   In accordance with certain state regulatory requirements applicable to Apple, Apple's Bylaws generally prohibit Apple's operating, general and administrative expenses, excluding depreciation and similar non-cash items and expenses of raising capital, interest, taxes and costs related to asset acquisition, operation and disposition ("Operating Expenses") from exceeding in any year the greater of (a) 2% of the monthly average of the aggregate book value of Apple's assets invested in real estate, before deducting depreciation or (b) 25% of Apple's revenues for any period, less expenses other than depreciation or similar non-cash items for such year. Unless the independent directors of Apple conclude that a higher level of expenses is justified based upon unusual and nonrecurring factors which they deem sufficient, the advisor must reimburse Apple for the amount of any such excess. Under the subcontract related to the Advisory Agreement, such reimbursement will be an obligation of the Company.

   Apple's Bylaws further prohibit its total organization and offering expenses (including selling commissions) from exceeding 15% of the Total Contributions, and its total organization and offering expenses, exclusive of selling commissions, from exceeding 3% of Total Contributions. Furthermore, the total of all acquisition fees and acquisition expenses paid by Apple in connection with the purchase of a property by Apple must be reasonable and must in no event exceed an amount equal to 6% of the contract price for the property, unless a majority of Apple's directors (including a majority of the independent directors) not otherwise interested in the transaction approves the transaction as being commercially competitive, fair and reasonable to Apple. Any organizational and offering expenses or acquisition fees and acquisition expenses incurred by Apple in excess of the permitted limits are payable by the Company immediately upon the demand of Apple.

   Property Management Services. It is expected that Apple will enter into a Property Management Agreement with ARMG with respect to each of Apple's residential properties at the time Apple acquires each such property. As of February 28, 1997, Apple and ARMG had entered into Property Management

Agreements for four properties totaling 1,140 apartment units. The duties, obligations, rights, powers and benefits under existing and future Property Management Agreements have been delegated and assigned to the Company pursuant to a subcontract agreement.

   For its services, the Company will receive a monthly Property Management Fee equal to 5% of the monthly gross revenues of the Apple properties. The Company will also be responsible for the accounting and financial reporting responsibilities for each of the properties. The Company will be reimbursed for expenses, including salaries and related overhead expenses, associated with such accounting and financial reporting responsibilities. It is expected that each Property Management Agreement will have an initial term of two years and thereafter will be renewed automatically for successive two-year terms until terminated as provided therein or until the property is sold.

COMPANY OWNERSHIP OF PREFERRED SHARES

   The Company also owns 100% of the nonvoting preferred shares of ARA and ARMG. As holder of such preferred shares, the Company owns 95% of the economic benefits of such companies. Mr. Knight owns all of the common shares of such companies and is entitled to 5% of the economic benefits of these companies. Because all of the revenues of ARA and ARMG are expected to be paid to the Company under the subcontract agreements described above, it is not expected that ARA or ARMG will pay any dividends to its shareholders. However, because the Company, as a REIT, is limited in the amount of fee income it can receive (see "Federal Income Tax Considerations -- Requirements for Qualification as a REIT"), it has the right, by notice to ARA or ARMG, to terminate its subcontract relationship with either or both of such companies at any time. To the extent such subcontract relationship is terminated, fees payable by Apple will be paid to ARA or ARMG, as the case may be, and net amounts remaining from such payments, after the payment of expenses of ARA or ARMG, including tax liabilities of such corporations, will be available for distribution to the shareholders of ARA or ARMG. As noted, the Company would be entitled to 95% of any such distributions.

   The Company's anticipated ownership of the common shares in Apple and agreements to provide acquisition, advisory and property management services to Apple are intended to enable the Company to benefit from Mr. Knight's efforts with respect to Apple and realize benefits from investment in another market area.

OTHER RELATIONSHIPS

   Leslie A. Grandis, a director of the Company, is also a partner in McGuire, Woods, Battle & Boothe, L.L.P., which serves as counsel to the Company. See "Certain Legal Matters." Martin Zuckerbrod and Harry S. Taubenfeld, directors of the Company, have in the past and will in the future provide real estate legal services to the Company.

                        FEDERAL INCOME TAX CONSIDERATIONS

   The following summary of all material United States federal income tax considerations applicable to the Company and its shareholders is based upon current law which is subject to change, that may be retroactively applied and alter significantly the tax considerations described herein. The following discussion is not exhaustive of all possible tax considerations and does not give a detailed discussion of any state, local or foreign tax considerations. Nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.

   EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO SUCH PURCHASER OF THE PURCHASE, OWNERSHIP, AND SALE OF SHARES OF THE COMPANY, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP AND SALE, AND WITH RESPECT TO POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

FEDERAL INCOME TAXATION OF THE COMPANY

   The Company has elected to be treated for federal income tax purposes as a REIT and intends to conduct its operations in a manner that will permit it to continue so to qualify. While the Board of Directors intends to cause the Company to operate in a manner that will enable it to comply with the REIT requirements, there can be no certainty that such intention will be realized. Moreover, relevant law may change so as to make compliance with one or more of the REIT requirements difficult or impracticable. Failure to meet any of the REIT requirements with respect to a particular taxable year could result in termination of the Company's election to be a REIT, effective for the year of such failure and at least the four succeeding taxable years.

   The Company has not requested, and does not intend to request, a ruling from the Service that it will qualify as a REIT. However, the Company will receive at the closing of the Offering an opinion of its counsel, McGuire, Woods, Battle & Boothe, L.L.P., that, based upon various assumptions and certain representations made by the Company as to factual matters, the Company has qualified, since its formation in 1993, currently qualifies, and will continue to qualify as a REIT if it conducts its operations in the manner assumed therein. However, investors should be aware that opinions of counsel are not binding upon the Service. Furthermore, both the validity of the opinion and the continued qualification of the Company as a REIT will depend on its continuing to meet various requirements concerning, among other things, the ownership of its Common Shares, the nature of its assets, the sources of its income and the amount of its distributions to shareholders. McGuire, Woods, Battle & Boothe, L.L.P. will not review the actual annual operating results of the Company. Accordingly, no assurance can be given that the actual results of the Company's operation for any taxable year will satisfy the REIT requirements.

   As long as the Company qualifies as a REIT for federal income tax purposes, it generally will not be subject to federal income tax on any income or gain that is distributed currently to shareholders. However, any undistributed income or gain will be taxed to the Company at regular corporate rates. In addition, the Company may be subject to additional taxes, including but not limited to (i) a 100% tax on certain income from any "prohibited transactions" (i.e., sales or other dispositions of property (other than foreclosure property and certain real estate assets held not less than four years) that is stock in trade, inventory, or held primarily for sale to customers in the ordinary course of business),
(ii) a 100% tax on the greater of the amount, if any, by which it fails the 75% income test or the 95% income test described below, multiplied by a fraction intended to reflect the REIT's profitability, (iii) a tax at the highest corporate rate on any net income relating to "dealer" activities with respect to foreclosure property, (iv) a 4% excise tax on a portion of any undistributed income, (v) an alternative minimum tax on any undistributed items of tax preference, and (vi) a tax at the highest corporate rate (as provided in Treasury Regulations that have not yet been promulgated) on the "built-in-gain" (i.e., the excess of the fair market value at the time of acquisition by the Company over the adjusted basis at such time) associated with a Property acquired by the Company from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a transaction in which the basis of the Property in the Company's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and the Company recognizes gain on the disposition of such Property during the 10-year period beginning on the date on which such Property was acquired by the Company. The results described above with respect to the recognition of "built-in-gain" assume that the Company would make an election pursuant to IRS Notice 88-19 if it were to make any such acquisition.

REQUIREMENTS FOR QUALIFICATION AS A REIT

   In order to qualify as a REIT, the Company must satisfy a variety of tests relating to its organization, Common Share ownership, assets, income and distributions. Those tests are summarized below.

   Organizational Requirements. A REIT is defined in the Code as: (1) a corporation, trust or association; (2) which is managed by one or more directors or trustees; (3) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest; (4) which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (5) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (6) the beneficial ownership of which is held by 100 or more persons; and (7) not more than 50% in value of the outstanding stock of which is owned during the last half of each taxable year, directly or indirectly, by or for five or fewer individuals (as defined in the Code to include certain entities). In addition, the organization must meet certain income and asset tests described below. Conditions (1) to (5), inclusive, must be met during the entire taxable year and condition (6) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

   In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. The Company's taxable year is the calendar year.

   As a Virginia corporation, the Company satisfies the first and fourth requirements. The Company also is managed by a board of directors. The Company has transferable shares and does not intend to operate as a financial institution or insurance company. Additionally, the Company has more than 100 shareholders. To assure continued compliance with the 50% diversity of ownership requirement, the Company's Bylaws prohibit any individual investor from owning, directly or indirectly, more than 9.8% (by value) of the outstanding Common Shares and provide restrictions regarding the transfer of Common Shares. Treasury Regulations require the Company to maintain records of the actual ownership of its Common Shares. In accordance with those regulations, each year the Company must demand from certain record shareholders written statements which disclose information concerning the actual ownership of the Common Shares. Any record shareholder who does not provide the Company with required information concerning actual ownership of the Common Shares is required to include certain specified information relating thereto in his income tax return.

   Income Tests. To maintain qualification as a REIT for any taxable year, three gross income requirements must be met annually: the "75% income test," the "95% income test," and the "30% income test." The 75% income test requires that the Company derive, directly or indirectly, at least 75% of its gross income (excluding gross income from prohibited transactions) from certain real estate related sources, which include, but are not limited to: (i) certain types of "rents from real property," (ii) "interest" on obligations secured by mortgages on real property or interests in real property, (iii) income or gain from real property acquired through foreclosure or similar proceedings, (iv) gains from the sale or other disposition of certain real property or interests in real property that is not "dealer property" (i.e., property that is stock in trade, inventory, or held primarily for sale to customers in the ordinary course of business), (v) commitment fees with respect to mortgage loans, (vi) income from stock or debt instruments that were acquired as a temporary investment of new capital, if such income is received or accrued during the first year after the Company receives the new capital ("qualified temporary investment income"),
(vii)  dividends  or other  distributions  on shares of other  qualified  REITs,
(viii) abatements and refunds of taxes on real property, and (ix) gains from the sale or disposition of real estate assets which is not a prohibited transaction solely by reason of Section 857(b)(6) of the Code. The 95% income test requires that at least an additional 20% of the Company's gross income for the taxable year consist either of income that qualifies under the 75% income test or certain types of passive income, which include, but are not limited to: (i) dividends from companies other than REITs, (ii) interest on obligations that are not secured by interests in real property, and (iii) gains from the sale or other disposition of stock, securities, or real property, if such assets are not dealer property. The 30% income test, unlike the other income tests, prescribes a ceiling for certain types of income. The Company may not derive more than 30% of its gross income from the sale or other disposition of (i) stock or securities held for less than one year, (ii) property in a transaction which is a prohibited transaction, and (iii) real property (including interests in real property and interests in real property mortgages) held for less than four years other than property compulsorily or involuntarily converted within the meaning of Section 1033 of the Code or foreclosure property.

   The Company expects that substantially all its gross income from its Properties will be considered "rents from real property." Rents received by the Company will qualify as "rents from real property" for purposes of satisfying the income tests described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person although rents generally will not be excluded merely because they are based on a fixed percentage or percentages of receipts or sales. None of the rents from Properties held by the Company are based on income or profits of a kind that would disqualify such rents from being treated as rents from real property. Second, rents received from a tenant will not qualify as rents from real property if the REIT, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). The Company currently does not receive rent from a Related Party Tenant and does not anticipate receiving any rents from Related Party Tenants in the future. Third, if rent attributable to personal property that is leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. The Company currently does not receive and does not anticipate receiving any rent attributable to personal property leased in connection with a lease of real property that is or would be greater than 15% of the total rent received under the lease. Finally, for rents to qualify as rents from real property, the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor who is adequately compensated and from whom the REIT derives no income. However, a REIT may perform directly certain services customary in the geographic markets in which it operates the property and customary to the type and class of such property, provided that such services are not services which are considered rendered to an occupant of the property. The Company does not and does not expect in the future to perform any services for its tenants other than services customary in the geographic market and to the type and class of its properties.

   The Company will provide certain advisory and property management services to Apple pursuant to subcontracts between the Company and ARA and ARMG. In addition, the Company will provide property acquisition and disposition services to Apple under a direct agreement between the Company and Apple in exchange for certain brokerage fees. Fees received by the Company for any such services will be nonqualifying income for purposes of the 75% and 95% gross income tests. Any dividends received by the Company with respect to its stock in ARA and ARMG will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, each of the companies pays federal, state and local income taxes on its taxable income. Any such taxes reduce amounts available for distribution by such companies which in turn, reduces amounts available for distribution to the Company's shareholders.

   The term "interest" generally does not include any amount determined, in whole or in part, on the income or profits of any person, although an amount generally will not be excluded from the term interest solely by reason of being based on a fixed percentage or percentages of receipts or sales.

   Any gross income derived from a prohibited transaction is taken into account in applying the 30% income test necessary to qualify as a REIT (and the net income from that transaction is subject to a 100% tax). The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. The Company believes that none of its assets is held for sale to customers and that the sale of any Property will not be in the ordinary course of business of the Company. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. Neverthe-less, the Company will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that the Company can comply with the safe-harbor provisions of the Code or avoid owning Property that may be characterized as property held "primarily for sale to customers in the ordinary course of business."

   Asset Tests. At the close of each quarter of its taxable year, the Company also must satisfy several tests relating to the nature and diversification of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets, cash, cash items (including receivables arising in the ordinary course of the Company's operations) and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those includible in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the Company's total assets. Finally, of the investments included in the 25% asset class, the Company may not own more than 10% of any one issuer's outstanding voting securities. The properties in which the Company has invested and in which the Company proposes to invest generally will qualify largely or entirely as real estate assets under the 75% requirement described above.

   The Company owns 100% of the nonvoting shares and none of the voting securities of each of ARG, ARA and ARMG. As noted above, for the Company to qualify as a REIT the value of the shares of each such company held by the Company may not exceed 5% of the Company's total assets. The Company believes that the value of its shares of each such company held by the Company does not exceed 5% of the total value of the Company's assets. If the Service were to successfully challenge this determination, however, the Company likely would fail to qualify as a REIT.

   Annual Distribution Requirement. To qualify as a REIT, the Company is required to make distributions (other than capital gain dividends) to its shareholders in an amount at least equal to (A) the sum of (i) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and (ii) 95% of the after-tax net income, if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular distribution date after such declaration. "REIT taxable income" generally is computed in the same manner as taxable income of ordinary corporations, with several adjustments, which include, but are not limited to, the deduction allowed for dividends paid, but not for dividends received. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax thereon at regular capital gains or ordinary corporate tax rates. Finally, as discussed above, the Company may be subject to an excise tax if it fails to meet certain other distribution requirements.

   Failure to Qualify as a REIT. If the Company fails to qualify as a REIT for any taxable year, and certain relief provisions do not apply, it will be subject to federal income tax (including any applicable alternative minimum tax) at regular corporate rates and will not receive deductions for distributions paid to shareholders. As a result, the amount of after-tax earnings available for distribution to shareholders would decrease substantially. All distributions to shareholders would be taxable as ordinary income to the extent of current and accumulated earnings and profits and distributions received by corporate shareholders may be eligible for a dividends-received deduction. In addition, the Company would not be eligible to elect REIT status for the four subsequent taxable years, unless its failure to qualify was due to reasonable cause and not to willful neglect, and certain other requirements were satisfied. In order to renew its REIT qualification at the end of such a four-year period, the Company would be required to distribute all of its current and accumulated earnings and profits before the end of the period. Any such distributions would be taxable as ordinary income to shareholders. In addition, the Company would be subjected to taxation on any unrealized gain inherent in its assets at such time. If the Company were to lose REIT status, however, it expects that it would liquidate over the four-year period in the manner that the Board of Directors deems to be in the best interest of the shareholders, and such liquidation likely would be completed before the Company would be eligible to re-elect REIT status.

FEDERAL INCOME TAXATION OF U.S. SHAREHOLDERS

   While the Company qualifies for taxation as a REIT, distributions made to the Company's shareholders from current or accumulated earnings and profits (and not designated as capital gain dividends) will be includible by U.S. Shareholders as ordinary income for federal income tax purposes. A "U.S. Shareholder" means a holder of Common Shares that (for United States federal income tax purposes) is
(i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) an estate or trust, the income of which is subject to United States federal income taxation regardless of its source (except, with respect to the tax year of any trust that begins after December 31, 1996, a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have authority to control all substantial decisions of the trust). None of these distributions will be eligible for the dividends-received deduction for corporate shareholders. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his or her Shares in the Company. Corporate shareholders, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

   Distributions in excess of current and accumulated earnings and profits will not be taxable to a U.S. Shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Common Shares. U.S. Shareholders will be required to reduce the tax basis of their Shares by the amount of such distributions until such basis has been reduced to zero, after which such distributions will be taxable as capital gain (ordinary income in the case of a shareholder who holds its Shares as a dealer). The tax basis as so reduced will be used in computing the capital gain or loss, if any, realized upon sale of the Common Shares. Any loss upon a sale or exchange of Shares by a U.S. Shareholder who held such Common Shares for six months or less (after applying certain holding period rules) generally will be treated as a long-term capital loss to the extent that such shareholder previously received capital gain distributions with respect to such Shares. All or a portion of any loss realized upon a taxable disposition of Common Shares of the Company may be disallowed if other Common Shares of the Company are purchased (under a dividend reinvestment plan or otherwise) within 30 days before or after the disposition.

   Shareholders may not include in their individual federal income tax returns any net operating losses or capital losses of the Company. In addition, any distribution declared by the Company in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the distribution is actually paid by the Company no later than January 31 of the following year. The Company may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to the Company.

INVESTMENT BY TAX-EXEMPT ENTITIES

   Tax-exempt entities, including qualified employee pension and profit sharing trusts, Keogh Plan trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has ruled that distributions by a REIT to an exempt employee pension trust do not constitute UBTI. Based on such ruling and assuming the Company conducts its activities as a REIT as described in this Prospectus, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances the acquisition of its Common Shares, a portion of its income from the Company may constitute UBTI pursuant to the "debt-financed property" rules under Section 514 of the Code.

   Qualified pension trusts that hold more than 10% (by value) of the shares of a REIT may be required to treat a percentage of REIT distributions as UBTI. The requirement applies only if (i) the qualification of the REIT depends upon the application of a "look-through" exception to the restriction on the holding of REIT shares by five or fewer individuals, including qualified trusts, (ii) the REIT is "predominantly held" by qualified trusts, and (iii) at least 5% of the REIT's gross income is derived from an unrelated trade or business (determined as if the REIT were a qualified pension trust). A REIT would be predominantly held by qualified trusts if either (i) a single qualified trust held more than 25% by value of the interests in the REIT or (ii) one or more qualified trusts, each owning more than 10% by value, held in the aggregate more than 50% of the interests in the REIT. The percentage of any distribution paid (or treated as paid) to the qualified trust that will be treated as UBTI is determined by the amount of UBTI earned by the REIT (treating the REIT as if it were a qualified trust, and therefore subject to tax on UBTI) as a percentage of the total gross income of the REIT. For these purposes, a qualified trust is any trust defined under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The Company does not anticipate that it will be predominantly held by qualified trusts.

NON-U.S. SHAREHOLDERS

   The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex. This discussion does not attempt to provide more than a summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state, and local income tax laws with regard to an investment in the Common Shares, including any reporting requirements, as well as the tax treatment of such an investment under the laws in their country of residence.

   Distributions that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gain dividends will be treated as dividend distributions and as ordinary income to the extent of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Shares is treated as effectively connected with the Non-U.S. Shareholder's conduct of a United States trade or business, the Non-U.S. Shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. Shareholders are taxed with respect to such distributions (and may also be subject to the 30% branch profits tax in the case of a Shareholder that is a foreign corporation). The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any such distributions paid to a Non-U.S. Shareholder unless (i) a lower treaty rate applies and an appropriate Form 1001 has been filed with the Company or (ii) the Non-U.S. Shareholder files an Internal Revenue Service Form 4224 with the Company claiming that the distribution is effectively connected income. Proposed Treasury Regulations would modify the manner in which the Company complies with the withholding regulations. Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a Shareholder to the extent that they do not exceed the adjusted basis of the Shareholder's Common Shares but rather will reduce the adjusted basis of such Common Shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's Common Shares, the excess will give rise to tax liability if the Non-U.S. Shareholder otherwise would be subject to tax on any gain from the sale or disposition of his or her Common Shares in the Company, as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as dividends. However, amounts thus withheld are refundable if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company. The Small Business Job Protection Act of 1996 requires the Company to withhold 10% of any distribution in excess of the Company's current and accumulated earnings and profits. Consequently, to the extent that the Company does not withhold at a rate of 30% on the entire amount of any distribution, any portion of any distribution not subject to such withholding will be subject to withholding at a rate of 10%.

   For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980
("FIRPTA"). Under FIRPTA, these distributions are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a United States business. Thus, Non-U.S. Shareholders would be taxed at the normal capital gain rates applicable to U.S. Shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to

FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate Shareholder not entitled to treaty exemption. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gain dividend. This amount is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

   Gain recognized by a Non-U.S. Shareholder upon a sale of Common Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT" and, therefore, the sale of the Common Shares will not be subject to taxation under FIPPTA. However, no assurance can be given that the Company will be a "domestically controlled REIT." Gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in the Common Shares is effectively connected with the Non-U.S. Shareholder's United States trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain, or
(ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of Common Shares were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), except that the purchaser of such Common Shares may be required to withhold a portion of the proceeds against such tax liability. In addition, distributions that are treated as gain from the disposition of Common Shares and are subject to tax under FIRPTA may also be subject to a 30% branch profits tax when made to a foreign corporate Shareholder that is not entitled to treaty exemptions.

   THE FOREGOING DISCUSSION DOES NOT PURPORT TO DESCRIBE ANY FOREIGN TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY. NON-U.S. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO ALL TAX ASPECTS OF AN INVESTMENT IN THE COMPANY.

BACKUP WITHHOLDING

   The Company will report to its U.S. Shareholders and the Service the amount of distributions paid during each calendar year and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) has provided a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide the Company with a correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any Shareholders who fail to certify their nonforeign status to the Company. The Service issued proposed regulations in April 1996 regarding the backup withholding rules as applied to Non-U.S. Shareholders. The proposed regulations would alter the current system of backup withholding compliance. See "- Non-U.S. Shareholders."

STATE AND LOCAL TAXES

   Even if the Company qualifies on a continuing basis as a REIT for federal income tax purposes, the Company and its shareholders may be subject to certain state and local taxes. This Prospectus does not purport to describe any state or local tax consequences of an investment in the Company. State and local tax treatment of the Company and the shareholders may differ substantially from the federal income tax treatment described in this summary. CONSEQUENTLY, EACH PROSPECTIVE SHAREHOLDER SHOULD CONSULT WITH HIS OR ITS OWN TAX ADVISOR WITH REGARD TO THE STATE AND LOCAL TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

                              ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary responsibilities and other requirements regarding the assets of an employee benefit plan ("Plan Assets"). For example, ERISA requires that all Plan Assets shall be held in trust, that the plan shall avoid certain prohibited transactions involving Plan Assets, and that investment management responsibilities with respect to Plan Assets may be delegated only in certain permitted manners. Although the matter is not entirely free from doubt, under the relevant Department of Labor Regulations, the assets of the Company are not expected to constitute Plan Assets because, subject to certain factual determinations, the Shares should be treated as "publicly offered securities," i.e., securities that are widely held, freely transferable, and registered under certain federal securities laws. In addition, the Company's assets would not constitute Plan Assets to the extent that at least 75% of the Common Shares are held, at all times, by investors other than "benefit plan investors." The term "benefit plan investors" generally includes qualified employee pension or profit sharing trusts and Keogh Plan trusts ("Employee Trusts"), individual retirement accounts ("IRAs"), and certain other entities.

   The assets of the Company are expected to be exempt from the Plan Asset rules for the reasons set forth above. However, this determination is based, in part, on facts that cannot be ascertained at the present time. Consequently, there can be no assurance that the Company's assets will not be treated as Plan Assets at any given time. Nevertheless, the Company will use its best efforts to qualify its assets for exemption from the Plan Asset rules.

   In considering the purchase of Shares and the number of Shares to be purchased, a fiduciary with respect to an Employee Trust or other entity subject to ERISA should consider, in addition to the foregoing, whether the investment will satisfy: (i) the prudence requirement of Section 404(a)(1)(B) of ERISA, considering the nature of an investment in, and the compensation structure of, the Company; (ii) the diversification requirement of Section 404(a)(1)(C) of ERISA; and (iii) the requirements that the fiduciary provide benefits for the Plan participants and beneficiaries and value Plan Assets annually.

   In considering the purchase of Shares, a fiduciary with respect to an Employee Trust should consider the trust requirement of ERISA. In addition, a custodian or trustee of an IRA should consider the Code's prohibition against the commingling of IRA assets with other Property. Section 403(a) of ERISA generally provides that the assets of employee benefit plans must be held in trust. Section 408(a)(5) of the Code provides that an IRA must prohibit the commingling of IRA assets with other Property. The Department of the Treasury and the Service have not issued any rulings or regulations that provide guidance on the identification of the assets of an IRA for purposes of Section 408(a)(5) of the Code.

   Shares may not be purchased with Plan Assets by an Employee Trust or IRA with respect to which the Board of Directors or any of their affiliates (i) regularly gives investment advice, (ii) provides management services on a discretionary basis, (iii) has an agreement, either written or unwritten, under which information, recommendations, and advice used as a primary basis for investment decisions is provided, (iv) has an agreement or understanding, either written or unwritten, under which individualized investment advice is given, or (v) is otherwise a fiduciary within the meaning of Section 3(21) of ERISA.

                                  UNDERWRITING

   Subject to the terms and conditions of the Underwriting Agreement, the Underwriters named below (the "Underwriters") have severally agreed to purchase from the Company the following respective numbers of Shares at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus:

                                                             NUMBER OF
                           UNDERWRITER                        SHARES
                          ------------                      ------------
       Alex. Brown & Sons Incorporated ..................    750,000
       Branch, Cabell & Co...............................    750,000
       Friedman, Billings, Ramsey & Co., Inc.............    750,000
       Interstate/Johnson Lane Corporation ..............    750,000
       Dean Witter Reynolds Inc..........................     90,000
       Donaldson, Lufkin & Jenrette Securities
          Corporation....................................     90,000
       A.G. Edwards & Sons, Inc..........................     90,000
       Goldman, Sachs & Co...............................     90,000
       Lehman Brothers Inc...............................     90,000
       Merrill Lynch, Pierce, Fenner & Smith
          Incorporated...................................     90,000
       Morgan Stanley & Co. Incorporated.................     90,000
       PaineWebber Incorporated..........................     90,000
       Prudential Securities Incorporated................     90,000
       Smith Barney Inc..................................     90,000
       EVEREN Securities, Inc............................     60,000
       Jefferies & Company...............................     60,000
       Edgar M. Norris & Co. Inc.........................     60,000
       Ormes Capital Markets, Inc........................     60,000
       Pennsylvania Merchant Group Ltd...................     60,000
       Raymond James & Associates, Inc...................     60,000
       Sands Brothers & Co., Ltd.........................     60,000
       Scott & Stringfellow, Inc.........................     60,000
       The Seidler Companies Incorporated................     60,000
       Tucker Anthony Incorporated.......................     60,000
                                                           ---------
         Total...........................................  4,500,000
                                                           =========


   The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will purchase all Shares offered hereby if any such Shares are purchased.

   The Company has been advised by the Underwriters that the Underwriters will offer the Shares to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $0.63 per Share. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $0.10 per Share to certain other dealers. After the Offering, the offering price and the other selling terms may be changed by the Representatives of the Underwriters.

   The Company has granted to the Underwriters an option, exercisable not later than 30 days after the date of this Prospectus, to purchase up to 675,000 additional Shares at the public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus. To the extent that the Underwriters exercise such option, each of the Underwriters will have a firm commitment to purchase approximately the same percentage thereof that the number of Shares to be purchased by it shown in the above table bears to 675,000, and the Company will be obligated, pursuant to the option, to sell such Shares to the Underwriters. The Underwriters may exercise such option only to cover over-allotments made in connection with the sale of Shares offered hereby. If purchased, the Underwriters will offer such additional Shares on the same terms as those on which the 675,000 Shares are being offered.

   The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

   The Company and each of its executive officers and directors have agreed not to offer, sell, contract to sell or otherwise issue or dispose of any Common Shares or options to purchase Common Shares (except for issuances by the Company pursuant to the Company's Stock Incentive Plans and Dividend Reinvestment and Share Purchase Plan and any issuances of Common Shares in connection with an acquisition of any properties) for a period of 12 months after the date of this Prospectus without the prior written consent of Alex. Brown & Sons Incorporated, which consent will not be unreasonably withheld.

   The Underwriters have advised the Company that they do not intend to confirm sales to any account over which they exercise discretionary authority.

   Prior to the Offering, there has been no public trading market for the Common Shares. Consequently, the initial public offering price has been determined by negotiation between the Company and the Underwriters. Among the factors considered in such negotiations were prevailing market conditions, the results of operations of the Company in recent periods, the previous best-efforts public offering prices of the Common Shares, dividend yields and price-earnings ratios of publicly traded REITs that the Company and the Underwriters believe to be comparable to the Company, estimates of business potential and earnings prospects of the Company, the current state of the real estate market in the Company's primary markets, and the economy as a whole.


   All of the Company's Common Shares have been approved for listing on the NYSE, subject to official notice of issuance, under the symbol "TCR."

   Alex. Brown & Sons Incorporated will be paid an aggregate amount equal to 1.00% of the gross Offering proceeds for certain structuring and advisory services in connection with the transactions described herein.

   Until the distribution of the Common Shares is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase Common Shares. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Common Shares. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Shares.

   If the Underwriters create a short position in the Common Shares in connection with the Offering (i.e., if they sell more Common Shares than are set forth on the cover page of this Prospectus), the Underwriters may reduce that short position by purchasing Common Shares in the open market. The Underwriters also may elect to reduce any short position by exercising all or part of the over-allotment option described herein.

   The Underwriters also may impose a penalty bid on certain selling group members. This means that if the Underwriters purchase Common Shares in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Shares, they may reclaim the amount of the selling concession from the selling group members who sold those shares as part of the Offering.

   In general, purchase of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in the Offering.

   Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Shares. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                             REPORTS TO SHAREHOLDERS

   Financial information contained in all reports to shareholders will be prepared in accordance with generally accepted accounting principles. The annual report, which will contain financial statements audited by a nationally recognized accounting firm, will be furnished within 120 days following the close of each fiscal year.

                                     EXPERTS

   The financial statements of Cornerstone Realty Income Trust, Inc. at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

   The financial statements of Cornerstone Realty Income Trust, Inc. at December 31, 1996 and 1995 and for each of the three years ended December 31, 1996, incorporated by reference (including the schedule appearing therein) in Cornerstone Realty Income Trust, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included and incorporated by reference therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

   Certain Statements of Income and Direct Operating Expenses of properties, incorporated by reference herein, have been incorporated herein in reliance on the report of L.P. Martin & Company, P.C., independent certified public accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                              CERTAIN LEGAL MATTERS

   The legality of the Shares offered hereby and certain federal income tax matters as set forth under "Risk Factors -- Federal Income Tax Risks" and "Federal Income Tax Considerations" will be passed upon for the Company by McGuire, Woods, Battle & Boothe, L.L.P., Richmond, Virginia. McGuire, Woods, Battle & Boothe, L.L.P. also acts as counsel to Mr. Knight and certain of his affiliates. Leslie A. Grandis, a partner in McGuire, Woods, Battle & Boothe, L.L.P., is a director of the Company. As of the date of this Prospectus, Mr. Grandis owns 654 Common Shares and holds options to purchase 11,762 Common Shares. See "Management." Certain legal matters will be passed upon for the Underwriters by Hunton & Williams, Richmond, Virginia.

                              AVAILABLE INFORMATION

   The Company, with principal executive offices at 306 East Main Street, Richmond, Virginia 23219, telephone number (804) 643-1761, is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: Seven World Trade Center, Suite 1300, New York, New York, 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company files reports, proxy statements and other information with the Commission electronically. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Web site is: http://www.sec.gov.

   The Company has filed with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement, including the schedules and exhibits filed as a part thereof, which may be obtained from the Commission upon payment of the fees prescribed by the Commission.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The Company's Annual Report on Form 10-K for the year ended December 31, 1996, the Company's Current Report on Form 8-K dated October 31, 1996 (including Amendment No. 1 thereto on Form 8-K/A), and the Company's Registration Statements on Form 8-A under the Exchange Act, each of which has been filed by the Company with the Commission, are incorporated herein by reference.

   All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   Information relating to the Company contained in this Prospectus summarizes, is based upon, or refers to, information and financial statements contained in one or more of the documents incorporated by reference herein; accordingly, such information contained herein is qualified in its entirety by reference to such documents and should be read in conjunction therewith.

   THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY DOCUMENT INCORPORATED BY REFERENCE IN THIS PROSPECTUS, OTHER THAN EXHIBITS TO ANY SUCH DOCUMENT UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION IN THIS PROSPECTUS. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO CORNERSTONE REALTY INCOME TRUST, INC., 306 EAST MAIN STREET, RICHMOND, VIRGINIA 23219, ATTENTION: INVESTOR RELATIONS (TELEPHONE NUMBER (804) 643-1761).

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                PAGE
                                                                                               ------
Report of Independent Auditors.................................................................  F-1

Balance Sheets as of December 31, 1995 and December 31, 1996...................................  F-3

Statements of Operations for Years Ended December 31, 1994, December 31, 1995 and
 December 31, 1996.............................................................................  F-4

Statements of Shareholders' Equity for Years Ended December 31, 1994, December 31, 1995 and
 December 31, 1996.............................................................................  F-5

Statements of Cash Flows for Years Ended December 31, 1994, December 31, 1995 and
 December 31, 1996.............................................................................  F-6

Notes to Financial Statements..................................................................  F-7

Unaudited Pro Forma Balance Sheet as of December 31, 1996......................................  F-15

Unaudited Pro Forma Statement of Operations for Year Ended December 31, 1996 ..................  F-16

Notes to Unaudited Pro Forma Statement of Operations for Year Ended December 31, 1996 .........  F-19


                      CORNERSTONE REALTY INCOME TRUST, INC.
                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Shareholders
Cornerstone Realty Income Trust, Inc.

   We have audited the accompanying balance sheets of Cornerstone Realty Income Trust, Inc. as of December 31, 1996 and 1995, and the related statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cornerstone Realty Income Trust, Inc. at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

   As discussed in Note 1 to the financial statements, in 1996 the company changed its method of accounting for impairment of long-lived assets and long-lived assets held for disposition.


Richmond, Virginia                                             Ernst & Young LLP
January 24, 1997

                      CORNERSTONE REALTY INCOME TRUST, INC.
                                 BALANCE SHEETS

                                                                        AS OF DECEMBER 31,
                                                                      ----------------------
                                                                       1995           1996
                                                                       ----           ----
ASSETS

Investment in rental property

 Land...........................................................  $ 19,852,544   $ 46,980,280
 Building.......................................................    96,862,036    250,705,667
 Property improvements..........................................    10,627,687     26,640,085
 Furniture and fixtures.........................................     2,354,180      5,389,821
                                                                  -------------- --------------
                                                                   129,696,447    329,715,853
 Less accumulated depreciation..................................    (4,254,974)   (12,323,037)
                                                                  -------------- --------------
                                                                   125,441,473    317,392,816
Cash and cash equivalents.......................................     7,073,147      3,182,651
Prepaid expenses................................................       167,152        557,544
Other assets....................................................       499,260      1,737,563
                                                                  -------------- --------------
                                                                     7,739,559      5,477,758
                                                                  -------------- --------------
Total Assets....................................................  $133,181,032   $322,870,574
                                                                  ============== ==============
LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities

 Notes payable..................................................  $  8,300,000   $ 55,403,000
 Accrued payable-related party..................................            --      7,297,093
 Accounts payable...............................................       555,691      2,087,673
 Accrued expenses...............................................     1,257,231      1,366,853
 Rents received in advance......................................       129,648        491,928
 Tenant security deposits.......................................       784,042      1,654,322
                                                                  -------------- --------------
                                                                    11,026,612     68,300,869
Shareholders' Equity

Common stock, no par value, authorized 50,000,000 shares;
 issued and outstanding 12,754,331 shares (in 1995) and
 28,141,509 shares (in 1996) ...................................   123,771,504    276,269,539
Deferred compensation...........................................       (77,000)       (55,000)
Distributions greater than net income...........................    (1,540,084)   (21,644,834)
                                                                  -------------- --------------
                                                                   122,154,420    254,569,705
                                                                  -------------- --------------
Total Liabilities and Shareholders' Equity......................  $133,181,032   $322,870,574
                                                                  ============== ==============


See accompanying notes to financial statements.

                      CORNERSTONE REALTY INCOME TRUST, INC.
                            STATEMENTS OF OPERATIONS

                                                         YEARS ENDED DECEMBER 31,
                                                ------------------------------------------
                                                     1994          1995          1996
                                                ------------- ------------- --------------
REVENUE
 Rental income................................  $8,177,576    $16,300,821   $40,352,955
EXPENSES
 Utilities....................................     973,598      1,773,648     3,870,541
 Repairs and maintenance......................     971,376      2,042,819     4,203,180
 Taxes and insurance..........................     644,239      1,201,812     3,275,422
 Property management fees.....................     455,650        896,521     1,243,215
 Property management .........................      94,455        181,166       741,257
 Advertising..................................     189,111        378,089     1,126,295
 General and administrative...................     717,049        609,969     1,495,528
 Amortization and other depreciation..........      30,628         30,564        47,133
 Depreciation of real estate..................   1,210,818      2,788,818     8,068,063
 Other operating expenses.....................     566,228      1,020,242     2,638,183
 Other........................................      48,607         81,910       151,537
 Management contract termination..............          --             --    16,526,012
                                                ------------- ------------- --------------
Total expenses................................   5,901,759     11,005,558    43,386,366
                                                ------------- ------------- --------------
Income (loss) before interest income
 (expense)....................................   2,275,817      5,295,263    (3,033,411)
Interest income...............................     110,486        226,555       287,344
Interest expense..............................             --    (292,103)   (1,423,782)
                                                ------------- ------------- --------------
Net income (loss).............................  $2,386,303    $ 5,229,715   $(4,169,849)
                                                ============= ============= ==============
Net income (loss) per share...................  $     0.60    $      0.64   $     (0.21)
                                                ============= ============= ==============
Cash distributions per share..................  $      .89    $       .96   $       .99
                                                ============= ============= ==============
Weighted average number of shares
 outstanding..................................   4,000,558      8,176,803    20,210,432
                                                ============= ============= ==============


See accompanying notes to financial statements.


                                               CORNERSTONE REALTY INCOME TRUST, INC.
                                                STATEMENTS OF SHAREHOLDERS' EQUITY



                                                            COMMON STOCK                        DISTRIBUTIONS
                                                                                                  (GREATER)             TOTAL
                                                         NUMBER                      DEFERRED     LESS THAN          SHAREHOLDERS'
                                                        OF SHARES      AMOUNT      COMPENSATION   NET INCOME            EQUITY
                                                        ---------      ------      ------------   ----------            ------
Balance at December 31, 1993.........................   2,995,210   $ 27,953,693   $         --   $    137,219    $ 28,090,912
Net proceeds from the sale of shares.................   2,294,773     22,223,000             --             --      22,223,000
Net income...........................................          --             --             --      2,386,303       2,386,303
Shares issued to Cornerstone Realty Advisors, Inc. ..      40,000        440,000             --             --         440,000
Cash distributions declared and paid to shareholders
 ($.8855 per share)..................................          --             --             --     (2,977,136)     (2,977,136)
Shares issued through reinvestment of distributions .     128,665      1,273,784             --             --       1,273,784
                                                       ------------ -------------- -------------- --------------- ---------------

Balance at December 31, 1994.........................   5,458,648     51,890,477             --       (453,614)     51,436,863
Net proceeds from the sale of shares.................   6,930,567     68,255,383             --             --      68,255,383
Net income...........................................          --             --             --      5,229,715       5,229,715
Cash distributions declared and paid to shareholders
 ($.9575 per share)..................................          --             --             --     (6,316,185)     (6,316,185)
Restricted stock grant...............................      10,000        110,000       (110,000)            --              --

Amortization of deferred compensation................          --             --         33,000             --          33,000
Shares issued through reinvestment of distributions .     355,116      3,515,644             --             --       3,515,644
                                                       ------------ -------------- -------------- --------------- ---------------

Balance at December 31, 1995.........................  12,754,331    123,771,504        (77,000)    (1,540,084)    122,154,420
Net proceeds from the sale of shares.................  13,816,973    136,183,048             --             --     136,183,048
Net loss.............................................          --             --             --     (4,169,849)     (4,169,849)
Cash distributions declared and paid to shareholders
 ($.9930 per share)..................................          --             --             --    (15,934,901)    (15,934,901)
Shares issued in connection with management contract
termination .........................................     700,000      7,700,000             --             --       7,700,000
Amortization of deferred compensation................          --             --         22,000             --          22,000
Shares issued through reinvestment of distributions .     870,205      8,614,987             --             --       8,614,987
                                                       ------------ -------------- -------------- --------------- ---------------

Balance at December 31, 1996.........................  28,141,509   $276,269,539      $ (55,000)  $(21,644,834)   $254,569,705
                                                       ============ ============== ============== =============== ===============


See accompanying notes to financial statements.

                                    CORNERSTONE REALTY INCOME TRUST, INC.
                                          STATEMENTS OF CASH FLOWS

                                                                    YEARS ENDED DECEMBER 31,
                                                         ----------------------------------------------
                                                               1994           1995            1996
                                                         --------------- -------------- ---------------
From operating activities
 Net income (loss).....................................  $  2,386,303    $  5,229,715   $  (4,169,849)
 Adjustments to reconcile net income (loss) to net cash
  provided by operating activities
 Depreciation and amortization.........................     1,241,446       2,819,382       8,115,196
 Amortization of deferred compensation.................            --          33,000          22,000
 Advisor fee...........................................       440,000              --              --
 Management contract termination.......................            --              --      14,997,093
 Changes in operating assets and liabilities:
  Prepaid expenses.....................................       (39,377)        (63,594)       (390,392)
  Other assets.........................................       (23,206)       (305,072)     (1,285,436)
  Accounts payable.....................................        42,025         342,293       1,531,982
  Accrued expenses.....................................      (387,720)      1,026,414         109,622
  Rents received in advance............................       (55,156)         63,511         362,280
  Tenant security deposits.............................       113,771         473,307         870,280
                                                         --------------- -------------- ---------------
 Net cash provided by operating activities.............     3,718,086       9,618,956      20,162,776
From investing activities
 Acquisitions of rental property, net of debt assumed..   (22,494,000)    (68,482,525)   (175,471,367)
 Capital improvements..................................    (6,063,568)     (7,106,564)    (19,048,039)
                                                         --------------- -------------- ---------------
 Net cash used in investing activities.................   (28,557,568)    (75,589,089)   (194,519,406)
From financing activities
 Proceeds from short-term borrowings...................     5,000,000      38,300,000     135,653,144
 Repayments of short-term borrowings...................            --     (35,000,000)    (94,050,144)
 Net proceeds from issuance of shares..................    23,496,784      71,771,027     144,798,035
 Cash distributions paid to shareholders...............    (2,977,136)     (6,316,185)    (15,934,901)
                                                         --------------- -------------- ---------------
 Net cash provided by financing activities.............    25,519,648      68,754,842     170,466,134
 Increase (decrease) in cash and cash equivalents......       680,166       2,784,709      (3,890,496)
Cash and cash equivalents, beginning of year ..........     3,608,272       4,288,438       7,073,147
                                                         --------------- -------------- ---------------
Cash and cash equivalents, end of year.................  $  4,288,438    $  7,073,147   $   3,182,651
                                                         =============== ============== ===============


See accompanying notes to financial statements.

                      CORNERSTONE REALTY INCOME TRUST, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1. GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 BUSINESS

   Cornerstone   Realty  Income  Trust,   Inc.  (the   "Company"),   a  Virginia
corporation, is an owner-operator of residential apartment communities in the mid-Atlantic and southeastern regions of the United States.

 CASH AND CASH EQUIVALENTS

   Cash equivalents include highly liquid investments with original maturities of three months or less. The fair market value of cash and cash equivalents approximate their carrying value.

 INVESTMENT IN RENTAL PROPERTY

   The Company adopted FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" in the first quarter of 1996. The Company records impairment losses on rental property used in the operations if indicators of impairment are present and the undiscounted cash flows estimated to be generated by the respective properties are less than their carrying amount. Impairment losses are measured as the difference between the asset's fair value and its carrying value. There was no effect on the Company's financial statements in 1996 as a result of the adoption.

   The investment in rental property is recorded at the lower of depreciated cost or fair value and includes real estate brokerage commissions paid to Cornerstone Realty Group, Inc., a related party, for purchases prior to October 1, 1996 (See Note 6).

   Repairs and maintenance costs are expensed as incurred while significant improvements, renovations and replacements are capitalized. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which are 27.5 years for buildings and major improvements and a range from five to seven years for furniture and fixtures.

 INCOME RECOGNITION

   Rental, interest and other income are recorded on an accrual basis. The Company's properties are leased under operating leases that, typically, have terms that do not exceed one year.

 USE OF ESTIMATES

   The preparation of financial statements in accordance with generally accepted accounting principles requires management to make certain estimates and assumptions that affect amounts reported in the financial statements and accompanying footnotes. Actual results may differ from those estimates.

 STOCK INCENTIVE PLANS

   The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options. As discussed in Note 5, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("FASB 123"), requires use of option valuation models that were developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

 ADVERTISING COSTS

   Costs incurred for the production and distribution of advertising are expensed as incurred.

                      CORNERSTONE REALTY INCOME TRUST, INC.
                   Notes to Financial Statements - (Continued)

 INCOME PER SHARE

   Net income per share is computed based upon the weighted average number of shares outstanding during the year. Potentially dilutive securities are not included since their inclusion would not materially dilute net income per share.

 FEDERAL INCOME TAXES

   The Company is operated as, and has elected to be taxed as, a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Generally, a REIT which complies with the provisions of the Code and distributes at least 95% of its taxable income to its shareholders does not pay federal income taxes on its distributed income. Accordingly, no provision has been made for federal income taxes.

   For income tax purposes, distributions paid to shareholders consist of ordinary income and return of capital or a combination thereof. Distributions per share were 88.55, 95.75, and 99.30 cents in the years ended December 31, 1994, 1995 and 1996, respectively. In 1994, of the total distribution, 79% was taxable as ordinary income and 21% was a non-taxable return of capital. In 1995, of the total distribution, 83% was taxable as ordinary income and 17% was a non-taxable return of capital. In 1996, 86% was taxable as ordinary income and 14% was a non-taxable return of capital.

 RECLASSIFICATIONS

   Certain previously reported amounts have been reclassified to conform with the current financial statement presentation.

NOTE 2. INVESTMENT IN RENTAL PROPERTY

   The following is a summary of rental property owned at December 31, 1996.

                              INITIAL
                            ACQUISITION        CARRYING      ACCUMULATED        DATE
      DESCRIPTION               COST            COST(1)     DEPRECIATION      ACQUIRED
----------------------  ------------------- -------------- -------------- ----------------
The Hollows                $ 4,200,000      $ 5,438,995      $577,553       June 1993
Polo Club                    4,300,000        6,664,656       982,336       June 1993
Mayflower Seaside            7,634,144        9,346,121       817,276       October 1993
County Green                 3,800,000        5,132,182       542,906       December 1993
Stone Ridge                  3,325,000        5,460,698       637,308       December 1993
Wimbledon Chase              3,300,000        5,268,408       531,217       February 1994
Harbour Club                 5,250,000        5,860,766       468,719       May 1994
Chase Mooring                3,594,000        4,973,568       401,020       August 1994
The Trestles                10,350,000       11,234,689       720,874       December 1994
Wind Lake                    8,760,000        9,588,220       542,372       April 1995
Magnolia Run                 5,500,000        6,555,252       360,380       June 1995
Breckinridge                 5,600,000        6,465,850       283,408       June 1995
Bay Watch Pointe             3,372,525        4,728,003       215,196       July 1995
Hanover Landing              5,725,000        7,008,174       297,335       August 1995
Mill Creek                   8,550,000        9,136,406       372,584       September 1995
Glen Eagles                  7,300,000        7,829,058       332,935       October 1995
Sailboat Bay                 9,100,000       12,612,632       410,372       November 1995
Tradewinds                  10,200,000       10,744,903       425,641       November 1995
Osprey Landing               4,375,000        6,002,617       221,985       November 1995
The Meadows                  6,200,000        6,921,730       245,086       January 1996


                      CORNERSTONE REALTY INCOME TRUST, INC.
                   Notes to Financial Statements - (Continued)

                              INITIAL
                            ACQUISITION        CARRYING      ACCUMULATED        DATE
      DESCRIPTION               COST            COST(1)     DEPRECIATION      ACQUIRED
----------------------  ------------------- -------------- -------------- ----------------
West Eagle Greens ....  $  4,020,000        $  5,326,476   $   139,525       March 1996
Ashley Park...........    12,205,000          12,745,351       362,659       March 1996
Arbor Trace...........     5,000,000           5,641,816       134,044       March 1996
Bridgetown Bay........     5,025,000           5,482,705       132,870       April 1996
Trophy Chase..........     3,710,000           5,058,276       107,038       April 1996
Beacon Hill...........    13,579,203          14,140,526       268,969       May 1996
Meadow Creek..........    11,100,000          11,710,655       255,529       May 1996
Summerwalk............     5,660,000           6,448,175       114,247       May 1996
The Landing...........     8,345,000           9,145,124       191,297       May 1996
Trolley Square East  .     6,000,000           6,452,907       147,530       June 1996
Savannah West.........     9,843,620          10,958,218       183,735       July 1996
Paces Glen............     7,425,000           7,711,013        99,625       July 1996
Signature Place.......     5,462,948           5,908,018        81,704       August 1996
Hampton Glen..........    11,599,931          11,983,485       159,883       August 1996
Heatherwood...........    10,205,457          10,321,457        94,473       September 1996
Highland Hills(2) ....    12,100,000          12,697,339       146,089       September 1996
Parkside at Woodlake .    14,663,886          14,692,805       152,478       September 1996
Greenbrier............    11,099,525          11,216,833        92,571       October 1996
Deerfield.............    10,675,000          10,755,978        62,656       November 1996
Trolley Square
West(2)...............     4,242,575           4,345,768         9,612       December 1996
                        ------------------- -------------- --------------
                        $292,397,814        $329,715,853   $12,323,037
                        =================== ============== ==============

----------
(1)  Includes  real  estate   commissions,   closing  costs,   and  improvements
     capitalized since the date of acquisition.

(2) The results of operations of the Trolley Square West and Highland Hills Apartments (for which audited financial statements were not available at the time of purchase) and the Westchase and Arbors at Windsor Lake Apartments (which were purchased in January, 1997, as described below) are not reflected in the pro forma information in Note 8.

   The following is a reconciliation of the carrying amount of real estate owned:

                                        1994           1995           1996
                                    ------------   ------------   ------------
     Balance at January 1 .....     $ 25,549,790   $ 54,107,358   $129,696,447
     Real estate
     purchased ................       22,494,000     68,482,525    180,971,367
     Improvements .............        6,063,568      7,106,564     19,048,039
                                    ------------   ------------   ------------
     Balance at December 31 ...     $ 54,107,358   $129,696,447   $329,715,853
                                    ============   ============   ============


   The following is a reconciliation of accumulated depreciation:

                                       1994             1995            1996
                                   ------------     ------------     -----------
    Balance at January 1 ........  $   255,338      $ 1,466,156      $ 4,254,974
    Depreciation expense ........    1,210,818        2,788,818        8,068,063
                                   -----------      -----------      -----------
    Balance at December 31 ......  $ 1,466,156      $ 4,254,974      $12,323,037
                                   ===========      ===========      ===========


   On January 13,  1997,  effective  January 1, 1997,  the Company  acquired The
Arbors at Windsor Lake, a 228-unit apartment community located in Columbia, South Carolina for $10,875,000. On January 15, 1997, the Company acquired Westchase, a 352-unit apartment community located in Charleston, South Carolina for $11,000,000. The operations of these two properties are not reflected in the financial statements of the Company for the year ended

                      CORNERSTONE REALTY INCOME TRUST, INC.
                   Notes to Financial Statements - (Continued)

NOTE 3. NOTES PAYABLE

   In March 1996, the Company renewed its agreement with a commercial bank and increased its unsecured revolving line of credit to $50 million. The line of credit expires in March 1997, but is renewable annually by mutual agreement between the company and bank. On January 1, 1997, the Company increased the line of credit to $85 million. This agreement allows the Company to finance a portion of the purchase price of property acquisitions. Borrowings under the current agreement are evidenced by an unsecured promissory note and bear interest at one-month LIBOR plus 160 basis points. At December 31, 1996, borrowings under the agreement were $49,903,000. The weighted average interest rate incurred under the line of credit was 7.8% in 1995 and 7.2% in 1996.

   On June 25, 1996, in connection with the acquisition of rental property, an unsecured note was executed by the Company in the amount of $5,500,000. The note bears an effective interest rate of 6.65% per annum. Annual interest payments are due on January 1, 1997, 1998, and 1999 and the principal balance is due in June 1999 if not prepaid. The note is prepayable at any time, without penalty.

   In October 1995, the Company purchased Glen Eagles Apartments for $7,300,000 with $5,000,000 in proceeds from the offering. At the request of the seller, an unsecured non-interest bearing note was executed for the remaining amount of $2,300,000. The balance of the note was paid in full in January 1996 through the sale of additional shares.

   The fair market value of the borrowings approximate the recorded amounts. No interest was capitalized in 1994, 1995 or 1996. Interest paid was $0, $227,478 and $1,075,360, for 1994, 1995, and 1996, respectively.

NOTE 4. COMMON STOCK

   The Company raised capital through a series of continuous offerings of shares during 1994, 1995 and 1996 (the "Continuous Offerings"). The Company received gross proceeds of $26,657,818, $80,142,516 and $161,558,958, from the sale of
2,423,438 (at $11.00 per share),  7,285,683 (at $11.00 per share) and 14,687,178
(at $11.00 per share) shares, including shares sold through the reinvestment of distributions, for the years ended December 31, 1994 1995 and 1996, respectively. The managing sales agent for the Continuous Offerings received selling commissions and a marketing expense allowance equal to 7.5% and 2.5%, respectively, of the gross proceeds of shares sold. During 1994, 1995 and 1996, such managing sales agent earned $2,663,032 $8,014,252 and $16,159,634, respectively. The net proceeds of the Continuous Offerings, after deducting selling commissions and other offering expenses, were $23,496,786 in 1994, $71,771,027 in 1995 and $144,798,035 in 1996 .

   The Company provides a plan which allows shareholders to reinvest distributions in the purchase of additional shares of the Company. Of the total proceeds raised from common shares during the years ended December 31, 1994, 1995 and 1996, $1,415,328 , $3,904,325 and $9,572,255 respectively, were provided through the reinvestment of distributions.

NOTE 5. STOCK INCENTIVE PLANS

   Under the Company's 1992 Incentive Option Plan, as amended, a maximum of 1,237,470 options could be granted, at the discretion of the Company's board of directors to certain officers and key employees of the Company. Also, under the Company's Directors Plan, as amended, a maximum of 533,547 options could be granted to the directors of the Company.

   In 1996, the Company granted 41,289 options to purchase shares under the Directors Plan and 37,000 options under the Incentive Plan.

                      CORNERSTONE REALTY INCOME TRUST, INC.
                   Notes to Financial Statements - (Continued)

   Both of the plans generally provide, among other things, that options be granted at exercise prices not lower than the market value of the shares on the date of grant. Under the Incentive Plan, options become exercisable at the date of grant. Generally the optionee has up to 10 years from the date on which the options first become exercisable during which to exercise the options. Activity in the Company's share option plans during the three years ended December 31, 1996 is summarized in the following table:

                                              1994                       1995                       1996
                                   -------------------------- -------------------------- --------------------------
                                             WEIGHTED-AVERAGE           WEIGHTED-AVERAGE           WEIGHTED-AVERAGE
                                    OPTIONS   EXERCISE PRICE   OPTIONS   EXERCISE PRICE   OPTIONS   EXERCISE PRICE
                                   --------- ---------------- --------- ---------------- --------- ----------------
Outstanding, beginning of year ..    5,243        $10.28        250,954      $10.98       292,962       $10.99
Granted..........................  245,711         11.00         42,008       11.00        78,289        11.00
Exercised........................       --            --             --          --            --           --
Forfeited........................       --            --             --          --            --           --
                                   --------- ---------------- --------- ---------------- --------- ----------------
Outstanding, end of year.........  250,954        $10.98       292,962       $10.99       371,251       $10.99
                                   ========= ================ ========= ================ ========= ================
Exercisable at end of year ......  250,954        $10.98       292,962       $10.99       371,251       $10.99
                                   ========= ================ ========= ================ ========= ================
Weighted average fair value of
 options granted during the year.                    N/A                     $  .60                     $  .69


   Pro forma information regarding net income and earnings per share is required by FASB 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method described in that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 1995 and 1996, respectively: risk-free interest rates of 6.4% and 6.9%; a dividend yield of 7.0% for 1995 and 1996; volatility factors of the expected market price of the Company's common shares of .122 for 1995 and 1996; and a weighted average expected life of the option of 10 years.

   The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

   For purposes of FASB 123 pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. As the options are immediately exercisable, the full impact of the pro forma is disclosed below.

                                                      1995          1996
                                                ------------- --------------
  Pro forma FASB 123 net income (loss) .......   $5,204,510    $(4,223,868)
  As reported net income (loss)...............    5,229,715     (4,169,849)
  Pro forma FASB 123 earnings per share
   (loss).....................................          .64           (.21)
  As reported earnings per share..............          .64           (.21)


NOTE 6. RELATED-PARTY TRANSACTIONS

   Prior to October 1, 1996, the Company operated as an "externally advised" and "externally managed" REIT. Cornerstone Advisors, Inc. (the "Advisor") served as the advisor, Cornerstone Management Group, Inc. (the "Management Company") served as the property manager, and acquisition services were provided by Cornerstone Realty Group, Inc. Glade M. Knight, Chairman and Chief Executive Officer of the Company, held all of the stock of the Advisor, the Management Company and Cornerstone Realty Group, Inc. (collectively, the "External
Companies"). By agreement, Mr. Knight held part of the stock of the External Companies for the account and interest of Stanley J. Olander, Jr., Chief Financial Officer of the company, and Debra A. Jones, Chief Operating Officer of the Company.

                      CORNERSTONE REALTY INCOME TRUST, INC.
                   Notes to Financial Statements - (Continued)

   As of October 1, 1996, the Company entered into a series of related-party transactions with the External Companies, the effect of which was to convert the company into a "self-administered" and "self-managed" REIT. The transactions were unanimously approved by the independent members of the board of directors.

   To effect the transaction, the Company agreed to issue 1,400,000 shares to the Management Company in exchange for the assignment of all of its rights and interest in, to and under its management agreements with the Company. On October 1, 1996, the Company issued 700,000 shares. The balance of the shares will be issued on September 30, 1997, and are disclosed on the December 31, 1996 balance sheet as "accrued payable-related party" in the amount of $7,162,791 plus accrued, imputed interest of $134,302. The combined $14,997,093 is treated as a non-cash item on the statement of cash flows. No distributions are payable with respect to the shares to be issued in 1997 until they are issued. The consideration for the transaction $15,400,000 based upon the agreed-upon fair market value of $11 per share of the Company shares before reductions for imputed interest on shares to be issued in 1997. In addition, on October 1, 1996 the Company paid to Cornerstone Realty Group, Inc. and the Advisor. $1,325,000 in exchange for the assignment by them of all of their rights and interests in, to and under, their property acquisition agreement and advisory agreement with the Company. Immediately following the assignment by each of the External Companies of its rights and interest in, to and under its respective agreements with the Company, the Company terminated each such agreement. The consideration for all of the above transactions, plus related transaction costs, was accounted for as a termination of the management administration contracts.

   Also on October 1, 1996, the Company paid to Cornerstone Realty Group, Inc. $100,000 and paid to Glade Knight $350,000 for the personal property and building, respectively, located at 306 E. Main Street, Richmond, Virginia, which serves as the principal executive office of the Company. The Company also paid approximately $138,000 to certain lenders, representing the balance owed by Cornerstone Realty Group, Inc. on certain automobile loans, in exchange for the conveyance by Cornerstone Realty Group, Inc. to the Company of such automobiles.

   Prior to the October 1, 1996 transaction, as properties were acquired, the Company entered into agreements to manage the Properties with the Management Company. The Management Company earned a management fee equal to 5% of rental income and was entitled to be reimbursed for certain expenses. The staffs of the individual properties owned by the Company were employees of the Management Company through December 31, 1995, and the Company reimbursed the Management Company for actual salary expenses. Effective January 1, 1996, these employees were directly employed by the Company.

   Prior to October 1, 1996, the Company contracted with Cornerstone Realty Group, Inc. to acquire and dispose of the real estate assets held by the Company for a fee of 2% of the purchase or sale price of the property.

   Prior to the October 1, 1996 transaction, the Advisor was the advisor to the Company and provided its day-to-day management. The Advisor earned a quarterly fee not to exceed .25% of the Company's assets, based on the company's financial performance as defined in the agreement with the Advisor.

   During 1994, the Company terminated its former advisory arrangement with Cornerstone Realty Advisors, Inc. (the "Old Advisor"). Under the former arrangement, the fee for management services was 1% of the Company's assets, as defined in the agreement. In August 1994, the Company purchased the assets of the Old Advisor in exchange for 40,000 of the Company's shares, with a market value of $440,000, which were distributed to the beneficial owners of the Old Advisor, all of whom were either directors and/or officers of affiliates of the Company. The $440,000 market value of the shares issued was expensed in 1994.

                      CORNERSTONE REALTY INCOME TRUST, INC.
                   Notes to Financial Statements - (Continued)

   The following table is a summary of payments made by the Company during the years ended December 31, 1994, 1995 and 1996 per the terms of the various contracts with the External Companies:

                                         1994         1995         1996
                                    ------------- ------------ ------------
Cornerstone Management Group, Inc.  $1,445,816    $2,686,204   $1,243,215
Cornerstone Realty Group, Inc. ...     349,980     1,302,550    1,957,624
Cornerstone Advisors, Inc.........          --       219,930      295,759
Cornerstone Realty Advisors, Inc..     440,000            --           --


   Apple Residential Income Trust was organized by Mr. Knight late in 1996 for the purpose of acquiring apartment communities in Texas. It commenced operations in January 1997. The Company owns all of the preferred stock in the companies that provide advisory and property management services to Apple, and expects to receive economic benefits from the investment. In addition, the Company has a right to purchase up to 9.8% of the common shares of Apple outstanding from time to time and has a right of first refusal to acquire the assets and business of Apple.

NOTE 7. QUARTERLY FINANCIAL DATA (UNAUDITED)

   The following is a summary of quarterly results of operations for the years ended December 31, 1995 and 1996:

                                             FIRST       SECOND        THIRD           FOURTH
                                            QUARTER      QUARTER      QUARTER         QUARTER
                                         ------------ ------------ ------------- -----------------
1995
 Rental income.........................  $2,745,012   $3,410,692   $ 4,383,403       $  5,761,714
 Income before interest
  income/(expense).....................     915,752    1,027,628     1,473,164          1,878,719
 Net income ...........................     902,832    1,034,183     1,527,978          1,764,722
 Net income per share .................         .16          .15           .17                .16
 Distributions per share...............         .23          .24         .2425               .245

1996
 Rental income.........................  $6,552,688   $8,666,887   $11,495,302       $ 13,638,078
 Income (loss) before interest
  income/(expense).....................   2,142,429    2,931,010     3,471,329       (11,578,179)
 Net income (loss).....................   2,171,887    2,749,676     3,306,208       (12,397,620)(a)
 Net income (loss) per share...........         .16          .16           .14              (.67)
 Distributions per share...............       .2475         .248         .2485              .249

----------
(a) Includes $16,526,012 of management contract termination expense resulting from the Company's conversion to "self-administered" and "self-managed" status. See Note 6.

                      CORNERSTONE REALTY INCOME TRUST, INC.
                   Notes to Financial Statements - (Continued)

NOTE 8. PRO FORMA INFORMATION (UNAUDITED)

   The following unaudited pro forma information for the years ended December 31, 1995 and 1996 is presented as if (a) the Company had qualified as a REIT, distributed all of its taxable income and, therefore, incurred no federal income tax expense during the period; and (b) the Company had used proceeds from the Continuous Offerings to acquire the properties, for properties acquired before the completion of the the Continuous Offerings. Properties acquired after the completion of the Continuous Offerings were assumed to be acquired using the Company's line of credit. The pro forma information does not purport to represent what the Company's results of operations would have been if such transactions, in fact, had occurred on January 1, 1995, nor does it purport to represent the results of operations for future periods.


                                            UNAUDITED PRO FORMA TOTALS
                                           ---------------------------
                                                1995          1996
                                           ------------- -------------
          Rental income.................   $47,259,007   $51,430,900
          Net income (loss).............    13,043,237    (2,975,417)
          Net income (loss) per share...           .55          (.12)


   The pro forma information reflects adjustments for the actual rental income and rental expenses of all of the 1995 and 19 of the 1996 property acquisitions for the respective periods in 1995 and 1996 prior to acquisition by the Company. Net income has been adjusted as follows: (1) property management and advisory expenses have been adjusted based on the Company's contractual arrangements in effect until the contracts were terminated; (2) interest expense has been reflected based on market rates at the time of acquisition available to the Company for applicable properties; and (3) depreciation has been adjusted based on the Company's basis in the properties.

                      CORNERSTONE REALTY INCOME TRUST, INC.
                        UNAUDITED PRO FORMA BALANCE SHEET
                                DECEMBER 31, 1996

BASIS OF PRESENTATION

   The Unaudited Pro Forma Balance Sheet gives effect to the Offering having occurred on December 31, 1996. In the opinion of management, all adjustments necessary to reflect the effects of the Offering have been made.

   The Unaudited Pro Forma Balance Sheet is presented for comparative purposes only and is not necessarily indicative of what the actual financial position of the Company would have been at December 31, 1996, nor does it purport to represent the future financial position of the Company. This Unaudited Pro Forma Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of the Company included in this Prospectus.

                                                               PRO FORMA          TOTAL
                                              HISTORICAL      ADJUSTMENTS       PRO FORMA
                                            -------------- ----------------- ---------------
ASSETS
Investment in rental property
 Land.....................................  $ 46,980,280                     $ 46,980,280
 Building.................................   250,705,667                      250,705,667
 Property improvements....................    26,640,085                       26,640,085
 Furniture................................     5,389,821                        5,389,821
                                            --------------                   ---------------
                                             329,715,853                      329,715,853
 Less accumulated depreciation............   (12,323,037)                     (12,323,037)
                                            --------------                   ---------------
                                             317,392,816                      317,392,816
Cash and cash equivalents.................     3,182,651                        3,182,651
Prepaid expenses..........................       557,544                          557,544
Other assets..............................     1,737,563                        1,737,563
                                            --------------                   ---------------
                                               5,477,758                        5,477,758
                                            --------------                   ---------------
Total assets..............................  $322,870,574                     $322,870,574
                                            ==============                   ===============
LIABILITIES AND SHAREHOLDERS'
 EQUITY
Liabilities
 Notes payable............................  $ 55,403,000   $(43,143,750)(A)  $ 12,259,250
 Accrued payable-related party............     7,297,093                        7,297,093
 Accounts payable.........................     2,087,673                        2,087,673
 Accrued expenses.........................     1,366,853                        1,366,853
 Rents received in advance................       491,928                          491,928
 Tenant security deposits.................     1,654,322                        1,654,322
                                            -------------- ----------------- ---------------
                                              68,300,869    (43,143,750)       25,157,119
Shareholders'equity
 Common stock.............................   276,269,539     43,143,750 (B)   319,413,289
 Deferred compensation....................       (55,000)                         (55,000)
 Distributions in excess of net income....   (21,644,834)                     (21,644,834)
                                            -------------- ----------------- ---------------
                                             254,569,705     43,143,750       297,713,455
                                            -------------- ----------------- ---------------
 Total liabilities and shareholders'
  equity..................................  $322,870,574   $         --      $322,870,574
                                            ============== ================= ===============

----------
(A) Reflects use of net proceeds from the sale of 4,500,000 Shares to repay notes payable.


(B) Reflects net proceeds from sale of 4,500,000 Shares from this Offering at an assumed price of $10.50 per Share less related underwriting discounts and Offering costs estimated at $4,106,250.

                      CORNERSTONE REALTY INCOME TRUST, INC.
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

BASIS OF PRESENTATION

   The Unaudited Pro Forma Statement of Operations for the year ended December 31, 1996 is presented as if 19 of the 21 Property acquisitions during 1996 and the Offering had occurred on January 1, 1996. The results of operations of the Westchase and Arbors at Windsor Lake Apartments (which were purchased in January, 1997) and the Trolley Square West and Highland Hills Apartments (for which audited financial statements were not available at the time of purchase) are not reflected in the pro forma statements of operations. The Unaudited Pro Forma Statement of Operations assumes the Company qualifying as a REIT, distributing at least 95% of its taxable income, and, therefore, incurred no federal income tax liability for the period presented. In the opinion of management, all adjustments necessary to reflect the effects of these transactions have been made.

   The Unaudited Pro Forma Statement of Operations is presented for comparative purposes only and is not necessarily indicative of what the actual results of the Company would have been for the year ended December 31, 1996 if the acquisitions and Offering had occurred at the beginning of the period presented, nor does it purport to be indicative of the results of operations in future periods. The Unaudited Pro Forma Statement of Operations should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of the Company included in this Prospectus.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996

                                                        WEST EAGLE
                                          THE MEADOWS     GREENS    ASHLEY PARK  ARBOR TRACE  BRIDGETOWN BAY  TROPHY CHASE
                                           PRO FORMA    PRO FORMA    PRO FORMA    PRO FORMA     PRO FORMA      PRO FORMA
                             HISTORICAL   ADJUSTMENTS  ADJUSTMENTS  ADJUSTMENTS  ADJUSTMENTS   ADJUSTMENTS    ADJUSTMENTS
                            -----------  ------------ ------------ -----------  ------------   -----------    -----------
Date of Acquisition                         1/31/96      3/1/96      3/1/96        3/1/96         4/1/96         4/1/96
                                            -------      ------      ------        ------         ------         ------
Revenues from rental
 properties...............  $40,352,955     $90,006      $127,302    $284,403      $138,795       $186,114       $217,183
Rental expenses:
  Utilities ..............    3,870,541       7,903         7,327      16,769        14,849          9,440         21,899
  Repairs and
   maintenance............    4,203,180      14,553        22,819      39,027        19,702         25,542         39,180
  Taxes and insurance.....    3,275,422       5,273         9,776      27,496        10,819         14,262         13,830
  Property management
   fee....................    1,243,215          --           --           --           --              --             --
  Property management.....      741,257          --           --           --           --              --             --
  Advertising ............    1,126,295       1,484        3,066        3,213        3,215           5,455          5,819
  General and
   administrative ........    1,495,528          --           --           --           --              --             --
  Amortization and other
   depreciation...........       47,133          --           --           --           --              --             --
  Depreciation of rental
   property...............    8,068,063          --           --           --           --              --             --
  Other operating
   expenses...............    2,638,183       4,452        9,198       18,542        9,645          16,367         17,458
  Other ..................      151,537          --           --           --           --              --             --
  Management contract
   termination expense ...   16,526,012          --           --           --           --              --             --
                            ------------ ----------- ------------ ------------ -----------  --------------   ------------
                             43,386,366      33,665       52,186      105,047       58,230          71,066         98,186
                            ------------ ----------- ------------ ------------ -----------  --------------   ------------
Income (loss) before
 interest income
 (expense)................   (3,033,411)     56,341       75,116      179,356       80,565         115,048        118,997
Interest income ..........      287,344          --           --           --           --              --             --
Interest expense..........   (1,423,782)         --           --           --           --              --             --
                            ------------ ----------- ------------ ------------ -----------  --------------   ------------
Net income (loss) ........  $(4,169,849)    $56,341     $ 75,116     $179,356     $ 80,565        $115,048       $118,997
                            ============ =========== ============ ============ ===========  ==============   ============
Net income (loss) per
 share....................  $     (0.21)
                            ============
Weighted average number
 of shares outstanding....   20,210,432
                            ============

                              BEACON HILL   SUMMERWALK   THE LANDING   MEADOW CREEK
                               PRO FORMA     PRO FORMA    PRO FORMA      PRO FORMA
                              ADJUSTMENTS   ADJUSTMENTS  ADJUSTMENTS    ADJUSTMENTS
                            ------------  ------------  ------------   ------------
Date of Acquisition            5/1/96        5/1/96         5/1/96       5/31/96
                               ------        ------         ------       -------
Revenues from rental
 properties...............     $684,622      $297,115       $418,247     $671,043
Rental expenses:
  Utilities ..............       48,373        23,038         30,473       32,330
  Repairs and
   maintenance............       68,173        59,973         68,918       90,083
  Taxes and insurance.....       58,443        15,663         38,620       50,931
  Property management
   fee....................           --            --             --           --
  Property management.....           --            --             --           --
  Advertising ............       12,974         7,559         10,041       12,198
  General and
   administrative ........           --            --             --           --
  Amortization and other
   depreciation...........           --            --             --           --
  Depreciation of rental
   property...............           --            --             --           --
  Other operating
   expenses...............       38,922        22,676         30,122       36,593
  Other ..................           --            --             --           --
  Management contract
   termination expense ...           --            --             --           --
                           ------------  ------------   ------------ ------------
                               226,885        128,909        178,174      222,135
                           ------------  ------------   ------------ ------------
Income (loss) before
 interest income
 (expense)................     457,737        168,206        240,073      448,908
Interest income ..........          --             --             --           --
Interest expense..........          --             --             --           --
                          ------------   ------------   ------------ ------------
Net income (loss) ........    $457,737       $168,206       $240,073     $448,908
                          ============   ============   ============ ============

                             See accompanying notes

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996 (CONTINUED)

                          TROLLEY                                                                             PARKSIDE
                        SQUARE EAST  SAVANNAH WEST  PACES GLEN   SIGNATURE PLACE  HAMPTON GLEN  HEATHERWOOD  AT WOODLAKE
                         PRO FORMA    PRO FORMA     PRO FORMA       PRO FORMA      PRO FORMA     PRO FORMA    PRO FORMA
                        ADJUSTMENTS  ADJUSTMENTS   ADJUSTMENTS     ADJUSTMENTS    ADJUSTMENTS   ADJUSTMENTS  ADJUSTMENTS
                        -----------  -----------   -----------     -----------    -----------   -----------  -----------
Date of Acquisition       6/26/96      7/1/96        7/19/96          8/1/96         8/1/96        9/1/96      9/30/96
                          -------      ------        -------          ------         ------        ------      -------

Revenues from rental
properties...............  $345,237   $1,038,285       $628,639     $509,713       $970,246    $1,077,164     $653,152
Rental expenses:
  Utilities .............    62,247      102,411         39,060       25,951         56,883        45,391       34,669
  Repairs and
   maintenance...........    97,819      221,613         92,090      122,995        130,430       155,415       94,280
  Taxes and insurance....    41,086       49,192         46,834       47,162         62,436        81,204       66,873
  Property management
   fee...................        --           --             --           --             --            --           --
  Property management....        --           --             --           --             --            --           --
  Advertising ...........    10,293       23,992         14,827        9,500         24,998        21,877       64,687
  General and
   administrative........        --           --             --           --             --            --           --
  Amortization and other
   depreciation..........        --           --             --           --             --            --           --
  Depreciation of rental
   property..............        --           --             --           --             --            --           --
  Other operating
   expenses..............    30,878       71,976         44,481       28,499         74,993        65,629      194,059
  Other .................

  Management contract
   termination expense...        --           --             --           --             --            --           --
                          ------------ ------------- ------------ --------------- ------------ ----------- ------------
                            242,323      469,184        237,292      234,107        349,740       369,516      454,568
Income (loss) before
 interest income
 (expense)...............   102,914      569,101        391,347      275,606        620,506       707,648      198,584
Interest income .........        --           --             --           --             --            --           --
Interest expense.........        --           --             --           --             --            --           --
                          ------------ ------------- ------------ --------------- ------------ ----------- ------------
Net income (loss)........  $102,914     $569,101       $391,347     $275,606       $620,506     $ 707,648     $198,584
                          ============ ============= ============ =============== ============ =========== ============



                               GREENBRIER    DEERFIELD
                                PRO FORMA    PRO FORMA
                               ADJUSTMENTS  ADJUSTMENTS      1996
                               -----------  -----------    PRO FORMA       TOTAL
Date of Acquisition              10/1/96     11/20/96     ADJUSTMENTS    PRO FORMA
                                 -------     --------     -----------    ---------

Revenues from rental
properties...............     $1,250,682  $1,489,997     $      --     $51,430,900
Rental expenses:
  Utilities .............         70,957      62,040            --       4,582,551
  Repairs and
   maintenance...........        205,550     190,567            --       5,961,909
  Taxes and insurance....         98,321     155,082            --       4,168,725
  Property management
   fee...................             --          --       580,575 (A)   1,823,790
  Property management....             --          --            --         741,257
  Advertising ...........         24,988      25,476            --       1,411,957
  General and
   administrative........             --          --       175,767 (B)   1,671,295
  Amortization and other
   depreciation..........             --          --            --          47,133
  Depreciation of rental
   property..............             --          --     2,410,042 (C)  10,478,105
  Other operating
   expenses..............         74,964      76,430            --       3,504,067
  Other .................
                                                                --         151,537
  Management contract
   termination expense...             --          --            --      16,526,012
                              ----------- ----------- --------------  ------------
                                 474,780     509,595     3,166,384      51,068,338
Income (loss) before
 interest income
 (expense)...............        775,902     980,402    (3,166,384)        362,562
Interest income .........             --          --            --         287,344
Interest expense.........             --          --       522,943 (D)    (900,839)
                              ----------- ----------- --------------   ------------
Net income (loss)........     $  775,902  $  980,402   $(2,275,973)    $  (250,933)
                              =========== =========== ==============   ============
Net income (loss) per
 share...................                                               $     (0.01)
                                                                       ============
Weighted average number
 of shares outstanding...                                                28,708,800
                                                                       ============


                             SEE ACCOMPANYING NOTES

                      CORNERSTONE REALTY INCOME TRUST, INC.
              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

   The Unaudited Pro Forma Statement of Operations includes the effects of 19 of the Company's 21 Property acquisitions during 1996 and reflects actual rental income and rental expenses of these Properties for the respective periods in 1996 prior to acquisition by the Company.

   Properties acquired in 1996 during the period in which the Company was selling its shares were assumed to be purchased with proceeds of that offering. Properties acquired after that offering, which were purchased using the Unsecured Line of Credit, were assumed to be purchased with the proceeds of the Offering.

   Shares issued to purchase Properties during the earlier offering period are based on a net proceed amount of $9.69 per share and represent the net proceeds received by the Company. Weighted average number of shares outstanding has been adjusted to reflect the number of shares used to purchase the Properties during the periods not owned by the Company.


   Shares issued to purchase the Properties with the proceeds of the Offering are based on assumed net proceeds of $9.5875 per share (expected Offering price per Share of $10.50 less $.9125 of expected offering related costs). Shares outstanding have been adjusted for a full year to reflect issuance of shares in the Offering and related pay down of debt under the Company's line of credit (see D below).

(A) Represents the property management fee of 5% of rental income and the processing costs equal to $2.50 per apartment unit per month charged by the external management company for period of time not owned by the Company until the time the management contract was terminated (see Note 6 to the financial statements).

(B) Represents the advisory of fee of .25% of accumulated capital contributions for the period of time not owned by the Company until the time the advisor contract was terminated (see Note 6 to the financial statements).

(C) Represents the depreciation expense of the 19 Properties acquired based on the purchase price of the Properties for the period of time not owned by the Company. The weighted average life of the Property depreciated was 27.5 years.

(D) Represents the reduction of interest expense associated with the pay-down of debt from the proceeds of the Offering. A weighted average interest rate of 7.2% was used to make this adjustment and represents the 1996 weighted interest rate under the Unsecured Line of Credit.


   NO PERSON  HAS BEEN  AUTHORIZED  IN  CONNECTION
WITH  THE   OFFERING   MADE  HEREBY  TO  GIVE  ANY
INFORMATION  OR TO MAKE  ANY  REPRESENTATIONS  NOT
CONTAINED  IN THIS  PROSPECTUS  AND,  IF  GIVEN OR
MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT                         4,500,000 SHARES
BE RELIED  UPON AS HAVING BEEN  AUTHORIZED  BY THE
COMPANY OR ANY  UNDERWRITER.  THIS PROSPECTUS DOES
NOT  CONSTITUTE AN OFFER TO SELL OR A SOLICITATION
OF ANY OFFER TO BUY ANY OF THE SECURITIES  OFFERED
HEREBY   TO  ANY   PERSON  OR  BY  ANYONE  IN  ANY
JURISDICTION  IN WHICH IT IS UNLAWFUL TO MAKE SUCH
OFFER OR  SOLICITATION.  NEITHER  THE  DELIVERY OF
THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL,
UNDER ANY  CIRCUMSTANCES,  CREATE ANY  IMPLICATION
THAT THE INFORMATION  CONTAINED  HEREIN IS CORRECT
AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.                             CORNERSTONE REALTY
                                                                          INCOME TRUST, INC.
                      ------
                                                                            COMMON SHARES

                 TABLE OF CONTENTS

                                                                             ------------
                                                PAGE                          PROSPECTUS
                                              -------                        ------------

Prospectus Summary...........................    3

Risk Factors ................................   10

The Company..................................   19

Properties...................................   24

Use of Proceeds..............................   31
                                                                          ALEX. BROWN & SONS
Distribution Policy .........................   31                           INCORPORATED

Capitalization ..............................   33                       BRANCH, CABELL & CO.

Selected Pro Forma and Historical                               FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
 Information.................................   34
                                                                        INTERSTATE/JOHNSON LANE
Management's Discussion and Analysis of                                       CORPORATION
 Financial Condition and Results of
 Operations ..................................  35

Management ..................................   40

Certain Transactions ........................   44

Federal Income Tax Considerations ...........   48

ERISA Considerations ........................   55

Underwriting ................................   56

Reports to Shareholders .....................   57

Experts .....................................   58

Certain Legal Matters .......................   58

Available Information .......................   58
Incorporation of Certain Information by
Reference ...................................   59

Index to Financial Statements................  F-1

                                                                          April 18, 1997